UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14 OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

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HF SINCLAIR CORPORATION
(Name of Registrant as Specified In Its Charter)

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2024

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

Wednesday, May 22, 2024, 8:30 a.m. Central Daylight Time

http://www.virtualshareholdermeeting.com/DINO2024

Dear Fellow Stockholders,

On behalf of our Board of Directors (the “Board”), I am pleased to invite you to the HF Sinclair Corporation (“HF Sinclair” or the “Company”) 2024 Annual Stockholders’ Meeting (the “Annual Meeting”), which will be held on Wednesday, May 22, 2024 at 8:30 a.m., Central Daylight Time. The Annual Meeting will be held in a virtual meeting format only, via webcast at http://www.virtualshareholdermeeting.com/DINO2024.

Cash Return to Stockholders

2023 was a year of strong results driven by solid performance across our Refining, Marketing, Renewables, Lubricants & Specialties and Midstream segments and is reflective of the tireless efforts of our dedicated employees. We made great progress towards the three priorities I laid out when I assumed the CEO role in May 2023: to drive operational excellence, to optimize and integrate our portfolio of new businesses, and to generate strong cash flows to advance our cash return strategy. Our performance allowed us to return approximately $1.3 billion to stockholders through dividends and share repurchases during 2023. I encourage you to read the 2023 Annual Report that accompanies this Proxy Statement to learn more about what we did as a company to create compelling value for our stockholders in 2023.

Corporate Changes

In 2023, we completed our acquisition of all of the common units of Holly Energy Partners, L.P. (“HEP”) not already owned by HF Sinclair and its subsidiaries, which simplified our corporate structure and reduced costs as a combined company (the “HEP Merger Transaction”). This strategic acquisition supports the integration and optimization of our assets. Following the closing of the HEP Merger Transaction, our HEP segment was renamed the Midstream segment.

Board Changes

In February 2024, we announced the appointment of Jeanne M. Johns to our Board. Ms. Johns brings to the Board executive management and board experience, as well as significant corporate and international business experience across a broad range of industries. Her extensive experience in refining and the oil and gas industry brings insight and relevant technical expertise. With Ms. Johns’ appointment, 55% of our director nominees at the Annual Meeting represent diversity of gender and/or race/ethnicity.

Executive Compensation

Since 2012, we have included environmental, health and safety performance measures as part of our annual incentive cash compensation program. For the 2023 annual incentive plan, the Compensation Committee of the Board expanded the environmental, health and safety performance measures to include a metric tied to our achievement of the greenhouse gas (“GHG”) emissions reduction target that we announced in 2022, which we believe appropriately ties incentives to execute on our strategic business priorities related to environmental sustainability.

2024 Proxy Statement (i)

Environmental, Social and Governance

In addition to making progress towards achieving our GHG goal, we took great strides towards making our business more sustainable for the future in 2023, which marked the first full year of operations at all three of our renewable diesel facilities. Being an engaged member of our communities also continued to be important to HF Sinclair. Throughout the year, we fostered transparent and collaborative discussions and through our philanthropic endeavors, contributed to many charitable organizations through volunteer efforts and financial donations. These efforts are supported by our commitment to good governance practices which align our ethics and behaviors.

Inclusion and Diversity

Our leadership is committed to attracting, retaining and developing a highly engaged, high-performing, diverse workforce and cultivating an inclusive workplace where all employees feel valued and have a sense of belonging. Throughout 2023, we held Inclusion and Diversity workshops for frontline, senior and executive leadership roles. To help foster a culture of inclusion, we have five voluntary employee resource groups (“ERGs”) open to all employees: Women in Energy, Veterans in Energy, Family Caregivers in Energy, Toastmasters in Energy and Cultural Awareness in Energy.

Safety

We are grounded by our “Goal Zero” vision, which reflects our belief that safe production can be achieved each and every day. In an effort to achieve Goal Zero, our employee and contractor safety education and training programs are conducted on an ongoing basis. We set specific goals for workplace safety and measure attainment of those goals. Over the past five years ended December 31, 2023, our Occupational Safety and Health Administration’s total recordable incident rate has declined by 52%.

Your Vote Matters

We remain committed to the long-term interests of our stockholders. We hope your shares will be represented at the Annual Meeting, and I encourage you to vote early. This proxy statement provides important information regarding our Board and our governance and compensation practices to inform your vote.

On behalf of our Board and our employees, thank you for your trust and investment in HF Sinclair.

Timothy Go

Chief Executive Officer and President

2024 Proxy Statement (ii)

April 4, 2024

NOTICE OF 2024 ANNUAL MEETING

AND PROXY STATEMENT

Dear Stockholder:

You are invited to attend the Annual Meeting of stockholders of HF Sinclair Corporation (the “Company” or “HF Sinclair”). The 2024 Annual Stockholders’ Meeting (the “Annual Meeting”) will be held in a virtual meeting format only, via live audio webcast as shown below.

When:	8:30 a.m. Central Daylight Time Wednesday, May 22, 2024

Items of Business

•  Election of 11 directors to hold office until the 2025 annual meeting of stockholders

•  Approval, on an advisory basis, of the compensation of the Company’s named executive officers

•  Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year

•  Amendment to HollyFrontier Corporation’s Certificate of Incorporation to remove the pass-through voting provision

•  Consideration of a stockholder proposal regarding special shareholder meeting improvement, if properly presented at the Annual Meeting

Where:	Online at www.virtualshareholdermeeting.com /DINO2024

Who Can Vote Stockholders of record at the close of business on March 25, 2024 are entitled to receive notice of, and vote at, the Annual Meeting.

Information about the meeting is presented in the following proxy statement. The proxy statement and the form of proxy are being first made available to stockholders on or about April 4, 2024. Please read the enclosed information and our 2023 Annual Report carefully before voting your proxy.

The Annual Meeting will be held in a virtual meeting format only, via webcast at www.virtualshareholdermeeting.com/DINO2024. You will not be able to attend the Annual Meeting physically in person. You will be able to attend and listen to the Annual Meeting online, submit questions and vote your shares electronically during the virtual Annual Meeting. As always, we encourage you to vote your shares prior to the virtual Annual Meeting. In order to attend and vote or submit questions at the Annual Meeting, please follow the instructions in the section titled “General Information—Additional Information About the Virtual Annual Meeting” on page 97.

2024 Proxy Statement (iii)

To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your proxy card, voting instruction form or notice of internet availability. The virtual Annual Meeting will begin promptly at 8:30 a.m., Central Daylight Time, on May 22, 2024. We encourage you to access the virtual Annual Meeting prior to the start time. Online access and check-in will begin at 8:15 a.m., Central Daylight Time. Participants should allow plenty of time to log in and to make sure that they can hear streaming audio prior to the start of the virtual Annual Meeting.

Your vote is important to us. Whether or not you plan to attend the virtual Annual Meeting, please sign, date and return the proxy card (if you have requested a paper copy of the proxy materials) or vote using the internet or telephone voting procedures described on the Notice of Internet Availability.

Thank you for your continued support of the Company. We look forward to your participation at our virtual Annual Meeting.

Franklin Myers	Timothy Go
Chairperson of the Board	Chief Executive Officer and President

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2024. We have elected to take advantage of the U.S. Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to their stockholders on the internet. These rules allow us to provide information our stockholders need while lowering the costs of delivery and reducing the environmental impact of our annual meeting. The Company’s Notice of Annual Meeting, proxy statement and 2023 Annual Report to stockholders are available on the internet at www.proxyvote.com.

2024 Proxy Statement (iv)

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not include all of the information you should consider, and we encourage you to read the entire proxy statement and our 2023 Annual Report carefully before voting. The proxy statement and the form of proxy are being first made available to stockholders on or about April 4, 2024.

Annual Meeting of Stockholders

Date:	Wednesday May 22, 2024

Who Can Vote:

Stockholders of record at the close of business on March 25, 2024 (the “Record Date”) are entitled to receive notice of, and vote at, the virtual Annual Meeting.

How to Vote:

If you are a stockholder of record, you may vote electronically during the Annual Meeting or by proxy using any of the following methods:

Time:	8:30 a.m. Central Daylight Time
Place:	Online at www.virtualshareholdermeeting.com /DINO2024

		By Internet Visit www.proxyvote.com	By Telephone Call toll-free 1-800-690-6903 within the U.S. or Canada	By Mail Complete, sign and date the proxy card and return the proxy card in the prepaid envelope
Record Date:	March 25, 2024

2024 Proxy Statement 1

Agenda and Voting Recommendations

Proposal		Voting Standard	Effect of Broker Non-Votes and Abstentions	Board’s Recommendation	Page

1	Elect 11 directors to hold office until the Company’s 2025 annual meeting of stockholders	Affirmative vote of a majority of the votes cast on the matter	Abstentions and broker non-votes are not considered votes cast and will have no effect	FOR all nominees	9

2	Approve, on an advisory basis, the compensation of the Company’s named executive officers	Affirmative vote of a majority of the votes cast on the matter	Abstentions and broker non-votes are not considered votes cast and will have no effect	FOR	32

3	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year	Affirmative vote of a majority of the votes cast on the matter	Abstentions are not considered votes cast and will have no effect	FOR	88

4	Approve amendment of the HollyFrontier Corporation Certificate of Incorporation to Remove the Pass-Through Voting Provision	Affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon	Abstentions and broker non-votes will have the same effect as a vote against the proposal	FOR	91

5	Consider stockholder proposal regarding special shareholder meeting improvement, if properly presented at the Annual Meeting	Affirmative vote of a majority of the votes cast on the matter	Abstentions and broker non-votes are not considered votes cast and will have no effect	AGAINST	93

2 HF Sinclair Corporation

Board Nominees

For the 2024 Annual Meeting of Stockholders (“Annual Meeting”), our Board recommends the eleven Board nominees listed below. Our Board takes into account many factors when assessing the qualifications for each Board nominee. Please see the section titled “Corporate Governance—Director Nominations—Qualifications” on page 20 for a discussion of factors considered, as well as the “Director Nominee Skills, Experience and Diversity Matrix” on page 10. All references to a director’s service on the Board or its committees, or employment with the Company, prior to March 14, 2022 shall mean service on HollyFrontier Corporation’s (“HollyFrontier”) Board of Directors or committees, or employment with HollyFrontier, as applicable. At the market open on March 15, 2022, the Company replaced HollyFrontier as the public company trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “DINO”.

Director Nominee Facts

9 out of 11 director nominees are independent	6 out of 11 director nominees are gender and/or ethnically/racially diverse	7.07 years* average tenure of independent director nominees	63.6* average age of director nominees

*	As of March 15, 2024.

				Committee Memberships(2)
Name(1)	Age	Director Since	Independent	Audit	Compensation	Nominating, Governance and Social Responsibility	Environmental, Health, Safety, and Public Policy	Finance	Executive
Franklin Myers Senior Advisor of Quantum Energy Partners and Chairperson of the Board of HF Sinclair Corporation	71	2011	✓		✓	✓			Chairperson
Timothy Go Chief Executive Officer and President of HF Sinclair Corporation	57	2023							✓
Anne-Marie N. Ainsworth Former President and Chief Executive Officer of the general partner of Oiltanking Partners, L.P. and of Oiltanking Holding Americas, Inc.	67	2017	✓				Chairperson	✓
Anna C. Catalano Former Group Vice President, Marketing, for BP plc	64	2017	✓		✓	✓
Leldon E. Echols Former Executive Vice President and Chief Financial Officer of Centex Corporation	68	2009	✓	Financial Expert	Chairperson				✓
Manuel J. Fernandez Former Managing Partner of KPMG’s Dallas office	62	2020	✓	Chairperson, Financial Expert	✓
Rhoman J. Hardy Former Senior Vice President, Shell Chemicals and Products, U.S. Gulf Coast for Shell USA, Inc.	55	2022	✓				✓	✓
Jeanne M. Johns Former Chief Executive Officer and a Managing Director of Incitec Pivot Ltd.	61	2024	✓

2024 Proxy Statement 3

				Committee Memberships(2)
Name(1)	Age	Director Since	Independent	Audit	Compensation	Nominating, Governance and Social Responsibility	Environmental, Health, Safety, and Public Policy	Finance	Executive
R. Craig Knocke Director of Turtle Creek Trust Company, Chief Investment Manager and Portfolio Manager of Turtle Creek Management, LLC, Principal and a non-controlling manager and member of TCTC Holdings, LLC	54	2019	✓			✓		✓
Robert J. Kostelnik Principal at Glenrock Recovery Partners, LLC	72	2011	✓			Chairperson	✓
Ross B. Matthews Chief Operating Officer of REH Company (formerly known as The Sinclair Companies)	69	2022						✓
		2023 Meetings		8	6	4	4	4	3

(1)

James H. Lee, who serves as a member of the Audit Committee and is the Chairperson of the Finance Committee of the Board, will not stand for re-election at the Annual Meeting. See “Election of Directors.”

Norman J. Szydlowski, who serves as a member of the Nominating, Governance and Social Responsibility Committee and the Environmental, Health, Safety and Public Policy Committee of the Board, has resigned as a member of the Board pursuant to Section 2(b) of the Stockholders Agreement (as defined below), such resignation is effective as of the Annual Meeting. See “Election of Directors.”

(2)

Board committee composition as of March 15, 2024. The Board expects to refresh its committee memberships in connection with the Annual Meeting to address the committee vacancies resulting from the above noted departures of Mr. Lee and Mr. Szydlowski, respectively.

4 HF Sinclair Corporation

Governance Highlights

✓	All of our directors stand for election annually

✓	Majority voting and director resignation policy in uncontested elections

✓	Proxy access (3% for three years, up to the greater of two individuals or 20% of the Board)

✓	Stockholder right to call a special meeting (25% ownership threshold)

✓	Independent Chairperson, separate from CEO

✓	Independent committee chairs

✓	Regular executive sessions of independent directors at Board and committee meetings

✓	Annual Board and committee self-evaluations

✓	Active Board refreshment, with seven new independent directors joining since 2017, including three women directors and three racially/ethnically diverse directors

✓	Mandatory retirement age of 75 for our directors
✓	No restrictions on directors’ access to management or employees

✓	Board involvement in CEO succession planning and risk management

✓	All of our directors attended at least 75% of the meetings of the Board and committees on which they served during 2023

✓	None of our directors sit on the board of more than three other public companies in addition to our Board

✓	Company policy prohibits hedging and pledging of Company stock

✓	Directors are subject to stock ownership requirements equal to five times the annual Board cash retainer paid to them

✓	No poison pill

✓	No supermajority voting provisions

Commitment to ESG & Sustainability

The Board and senior management recognize that the long-term success of the Company is tied to creating a positive impact on the careers of our people, by supporting the communities in which we operate, with the products we produce for our customers, and by reducing our impact on the environment through our processes.

•

Sustainability Report. In 2023, we published our 2022 Sustainability Report, which contains new and updated disclosures on a variety of Environmental, Social and Governance (“ESG”) topics, including, among others, climate, our product innovation, our greenhouse gas (“GHG”) emissions target, energy efficiency, water conservation and recycling projects, safety and our risk management oversight, corporate governance framework, global ethics and compliance program, employee development programs, inclusion and diversity efforts, community and stakeholder engagement, and environmental and safety performance metrics.

•

GHG Emissions Reduction Target. In 2021, we launched an internal initiative led by senior management to evaluate the establishment of a company-wide GHG emissions intensity reduction goal. We have implemented a variety of initiatives, overseen by the Environmental, Health, Safety, and Public Policy Committee, designed to reduce our GHG emissions, and our 2021 Sustainability Report announced that we have achieved a 35% reduction in criteria pollutants since 2011. In our 2021 Sustainability Report, we also set forth our goal of decreasing our Scope 1 and Scope 2 GHG emissions intensity by 25% by 2030 versus 2020 levels. We plan to achieve this target through a combination of reductions in our Scope 1 and Scope 2 GHG emission intensity and offsets available under certain regulatory programs from producing and blending lower-carbon renewable fuels.

•

ESG Component of Annual Bonus. Since 2012, we have historically included environmental, health and safety performance measures as part of our annual incentive cash compensation program. In 2022, when setting the annual incentive plan for the 2023 performance period, the Compensation Committee of the Board (the “Compensation Committee”) expanded the environmental, health and safety performance measures to include a metric tied to our achievement of the GHG emissions reduction target discussed above, which we believe appropriately ties incentives to execute against our strategic business priorities related to

2024 Proxy Statement 5

environmental sustainability. This metric is equally weighted with the existing environmental, health and safety metrics. The expanded environmental, health and safety performance measures, now referred to as the ESG performance measures, applied to the 2023 performance period and are equally weighted with the other operational performance measures. See “2023 Executive Compensation Decisions—Annual Incentive Cash Compensation” on page 42 for additional details on the ESG performance measures.

•

Renewables Segment. In 2022, we established Renewables as a standalone business segment, as our Cheyenne, Wyoming renewable diesel unit and Artesia, New Mexico renewable diesel and pre-treatment units all commenced operations that same year. We also added a third renewable diesel unit in Sinclair, Wyoming to our asset base in March 2022 through the Company’s acquisition of Sinclair Oil Corporation (now known as Sinclair Oil LLC) and Sinclair Transportation Company (the “Sinclair Transactions”) from The Sinclair Companies (now known as REH Company). Our organic investments in renewables, combined with our recent acquisition, are expected to have the capacity to produce 380 million gallons of renewable diesel per year. Renewable diesel produces 50% to 80% less GHG emissions than petroleum diesel does. Our investment in pre-treatment is expected to provide flexibility among feedstocks such as distillers corn oil, tallow and degummed soybean oil, allowing us to minimize single feedstock risk and generate value through the use of lower carbon intensity feed.

•

Renewables Segment Component of Annual Bonus. In connection with the establishment of Renewables as a distinct business segment as discussed above, the Renewables segment was added to the EBITDA component of our annual incentive cash compensation program financial performance measures starting in the 2022 performance period.

•

Board Diversity & Refreshment. 55% of our director nominees represent diversity of gender and/or race/ethnicity. Since 2017, we have added seven new independent directors, of which five, or 71%, are diverse in terms of gender or race/ethnicity. Our Board regularly evaluates the skills, backgrounds, needs of our business and strategy, as well as the contributions and time commitments of our existing Board members in its efforts to refresh the Board so that it has a well-balanced Board that appropriately considers and oversees the Company’s enterprise risks and opportunities as our business evolves. When the Nominating, Governance and Social Responsibility Committee conducts a formal search to recruit director candidates from outside the Company as potential nominees to join the Board, the Nominating, Governance and Social Responsibility Committee Charter requires that the committee endeavor to include, and instruct any third-party search firm engaged to assist in seeking candidates for the Board to include, a diverse range of highly qualified candidates, including candidates of diverse background, knowledge, experience and viewpoints, as well as demographic traits such as race, gender expression and identity, age, sexual orientation and ethnicity in any initial pool of candidates from which director nominees may be chosen. The scope of information solicited by our annual director questionnaires includes the diversity attributes of our directors, which we incorporated in the enhanced Director Nominee Skills, Experience and Diversity Matrix set forth below.

•

Inclusion & Diversity. Throughout 2023, we held Inclusion and Diversity workshops for frontline, senior and executive leadership roles. To help foster a culture of inclusion, we have five voluntary employee resource groups (“ERGs”) open to all employees: Women in Energy, Veterans in Energy, Family Caregivers in Energy, Toastmasters in Energy and Cultural Awareness in Energy. Each of the ERGs focuses on supporting our employees and developing talent at HF Sinclair by fostering relationships through education, networking and leadership development opportunities.

•

Community and Stakeholder Engagement. Our relationships with our stakeholders are essential to our success and our ability to operate. We strive to be a good neighbor by engaging in dialogue with communities in which we operate so we understand what’s important to stakeholders and respond to feedback.

•

Business Conduct & Ethics. Our Global Ethics and Compliance program, led by our Chief Compliance Officer, establishes and reinforces our ethical standards through our Code of Business Conduct and Ethics, among our other policies, including the Global Anti-Corruption and Third Party Due Diligence policies, the Global Privacy Policy and the Human Rights and Modern Slavery Policy. In 2023, 99.8% of active employees were trained and certified against our Code. We also provide a confidential means for stakeholders to report suspected violations of law or company policies through our Speak and Be Heard reporting line.

6 HF Sinclair Corporation

2023 Business Highlights

The following is a summary of key results in 2023:

•	Full year 2023 net income attributable to HF Sinclair stockholders of approximately $1.6 billion, or $8.29 per diluted share, and adjusted net income of $1.8 billion, or $9.51 per diluted share

•	Operating cash flow of approximately $2.3 billion

•	Ended the year with a strong balance sheet, including approximately $1.35 billion in cash and cash equivalents and approximately $2.7 billion in long-term debt

•	Returned approximately $1.3 billion to stockholders through dividends and share repurchases

•	Simplified corporate structure through the buy-in of Holly Energy Partners, L.P. (“HEP”), which closed on December 1, 2023 (the “HEP Merger Transaction”)

Named Executive Officers

For 2023, our named executive officers (our “NEOs”) were as follows:

Name	Position as of December 31, 2023
Timothy Go (1)	Chief Executive Officer and President
Atanas H. Atanasov	Executive Vice President and Chief Financial Officer
Vaishali S. Bhatia (2)	Executive Vice President, General Counsel and Secretary
Valerie Pompa (3)	Executive Vice President, Operations
Steven C. Ledbetter (4)	Executive Vice President, Commercial
Michael C. Jennings (5)	Former Chief Executive Officer; Former Executive Vice President, Corporate

(1)	Mr. Go was promoted to Chief Executive Officer and President, effective May 9, 2023.

(2)	Ms. Bhatia resigned as Executive Vice President, General Counsel and Secretary, effective March 15, 2024.

(3)	Ms. Pompa was appointed Executive Vice President, Operations, effective March 31, 2023.

(4)	Mr. Ledbetter was appointed Executive Vice President, Commercial, effective March 31, 2023.

(5)

Mr. Jennings retired as Chief Executive Officer, effective May 8, 2023, and was appointed and served as Executive Vice President, Corporate, from May 9, 2023 until his retirement from the Company on November 9, 2023. See “Compensation Discussion and Analysis—2023 Executive Compensation Decisions—Succession Arrangements with Mr. Jennings and Mr. Go” below for additional information regarding his retirement. Although he was no longer employed at the end of the 2023 year, he is still deemed to be a named executive officer pursuant to SEC rules.

2024 Proxy Statement 7

Executive Compensation Program

✓	A significant portion of the total compensation paid to our executive officers is performance-based, at-risk pay

✓

For 2023, 89% of our current CEO’s target compensation and approximately 76% of our other average NEO target compensation was variable and paid based upon attainment of pre-established financial and operational performance objectives and, in certain circumstances, the performance of our common stock relative to our industry peers (1)

✓

For 2023, 75% of our current CEO’s target compensation and approximately 57% of our other average NEO target compensation was equity-based awards, of which 50% vest based on the Company’s stock and financial performance relative to that of our industry peers over a three-year performance period (1)

✓

In 2023, 85% of our current CEO’s and our other NEOs’ annual bonus was based on the Company’s financial and operational performance as measured against pre-established goals and, in certain circumstances, relative to our industry peers

✓	The annual bonus paid to our executive officers may be capped at 50% of the individual’s target bonus if the Company does not achieve positive operating income on a consolidated basis

✓	None of our executive officers have employment agreements

✓	“Double-trigger” change in control provisions

✓	Limited perquisites for our executive officers

✓	Company policy prohibits hedging and pledging of Company stock

✓	Executive officers are subject to significant stock ownership requirements

✓	No tax reimbursement provisions in the change in control agreements with our executive officers

✓

Clawback policies allow for recoupment of annual and long-term incentive compensation upon the occurrence of an accounting restatement resulting from material noncompliance with any financial reporting requirement or upon certain acts of misconduct

✓	Annual advisory vote on executive officer compensation

(1)

Target compensation is comprised of our three main compensation elements: base salary, annual incentive cash bonuses and equity incentive awards. Percentages will not tie to the Summary Compensation Table since the majority of equity incentive awards for 2023 were granted in November 2022. CEO target compensation is based on the approximate 2023 target compensation of our current CEO, Timothy Go, who was promoted to the position on May 9, 2023. Other average NEO target compensation does not include the compensation of Michael C. Jennings, who retired from the CEO role on May 8, 2023 and served as Executive Vice President, Corporate from May 9, 2023 to November 9, 2023 and was compensated pursuant to the terms of his Letter Agreement and Successor Transition Agreement.

At our 2023 annual meeting of stockholders, over 96% of the votes cast by our stockholders were voted in support of our named executive officer pay program.

8 HF Sinclair Corporation

Election of Directors

(Proposal 1)

Currently, the Board consists of thirteen directors. Each of the Company’s directors stands for election each year at the annual meeting. In accordance with the Company’s director retirement policy, which provides that the Nominating, Governance and Social Responsibility Committee will not recommend to the Board the nomination of any director or nominee who has attained or will attain the age of 75 prior to the annual meeting of stockholders, James H. Lee will not stand for re-election at the Annual Meeting. Additionally, under the Stockholders Agreement (as defined below), the REH Parties (as defined below) are entitled to nominate (i) two persons to the Board for so long as the REH Parties beneficially own common stock constituting not less than 15% of all outstanding HF Sinclair common stock and (ii) one person to the Board for so long as the REH Parties beneficially own less than 15% but more than or equal to 5% of all outstanding HF Sinclair common stock. Accordingly, since the REH Parties beneficially owned less than 15% but more than 5% of all outstanding HF Sinclair common stock as of the 2024 Sinclair Designee Calculation Date (as defined in the Stockholders Agreement), on February 14, 2024, the Board accepted Norman Szydlowski’s offer to resign, effective as of the Annual Meeting. Following the Annual Meeting, the size of the Board will be reduced from thirteen to eleven directors.

Each director nominee identified below currently serves on the Board and all were elected at the 2023 annual meeting of stockholders, except for Jeanne M. Johns, who was nominated and appointed to the Board, effective February 13, 2024. Ms. Johns was recommended to the Nominating, Governance and Social Responsibility Committee by non-management members of the Company’s Board. Upon the recommendation of our Nominating, Governance and Social Responsibility Committee, our Board has nominated the eleven individuals identified below to serve as directors. The director nominees, if elected, will serve until the 2025 annual meeting of stockholders, or until their earlier resignation or removal. Each director nominee has indicated a willingness to serve if elected.

For each of the eleven director nominees standing for election, the following pages set forth certain biographical information, including a description of their principal occupation, business experience, and the primary qualifications that the Nominating, Governance and Social Responsibility Committee considered in recommending them as director nominees, as well as the Board committees on which each director nominee will serve as of the Annual Meeting.

Required Vote and Recommendation

In uncontested elections, the election of directors requires the approval of a majority of the votes cast for each director.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED BELOW.

2024 Proxy Statement 9

Director Nominee Facts

9 out of 11 director nominees are independent	6 out of 11 director nominees are gender and/or ethnically/racially diverse	7.07 years* average tenure of independent director nominees	63.6* average age of director nominees

*	As of March 15, 2024

Director Nominee Skills, Experience and Diversity Matrix

The Board believes that the director nominees are highly qualified and bring a collective balance of relevant knowledge, skills and viewpoints, together with an effective mix of leadership, professional experiences and diversity, to the boardroom. The Board views and defines diversity in its broadest sense, which includes background, knowledge, experience, viewpoints, geography and other demographics. The Director Nominee Skills, Experience and Diversity Matrix set forth below illustrates the experience, skills and qualifications the Board has identified as important for determining whether each director should serve on the Board in light of the Company’s business and strategic direction, and it highlights each director’s skills, knowledge and experience that uniquely qualify such director to serve on the Board. The lack of a checkmark for a particular item does not mean that the director does not possess that qualification or skill. Rather, a checkmark indicates that the item is a particularly prominent qualification, skill or expertise that the director brings to the Board. All the director nominees satisfy the criteria set forth in our Corporate Governance Guidelines and possess the characteristics that are essential for the proper and effective functioning of the Board.

The Board believes that all director nominees exhibit:

✓ High Integrity ✓ Leadership Experience ✓ Commitment to Ethics	✓ Commitment to the Long-Term Interests of our Stockholders ✓ Strong Business Judgement ✓ Commitment to Safety and Diversity in the Workplace

DIRECTOR NOMINEE SKILLS, EXPERIENCE AND DIVERSITY MATRIX

Skill(s), Experience and Demographics

EXECUTIVE/CEO LEADERSHIP Experience serving in a significant leadership position, such as a CEO, CFO or other senior leadership position	✓	✓	✓		✓	✓	✓		✓	✓	✓

PUBLIC COMPANY BOARD SERVICE/GOVERNANCE Experience serving on public company boards and/or advising on public company corporate governance issues, polices and best practices	✓	✓	✓	✓		✓	✓	✓	✓		✓

FINANCIAL EXPERTISE Significant experience in positions requiring financial knowledge and analysis, such as corporate finance, financial accounting and reporting, or treasury functions	✓	✓	✓	✓			✓	✓			✓

M&A & CAPITAL MARKETS Experience evaluating and executing potential acquisitions and strategic investment opportunities and/or experience evaluating capital structure and overseeing various types of capital markets transactions

	✓		✓	✓	✓	✓	✓	✓		✓	✓

INDUSTRY BACKGROUND & OPERATIONS MANAGEMENT Significant experience in and/or knowledge of the oil and gas industry and/or significant experience overseeing or managing the operations of an organization of a similar size, structure or business as the Company

	✓	✓		✓	✓	✓	✓		✓	✓	✓

MARKETING/SALES Experience with the marketing or branding of products and/or in executing commercial and/or marketing strategies and initiatives	✓	✓		✓	✓		✓			✓

10 HF Sinclair Corporation

DIRECTOR NOMINEE SKILLS, EXPERIENCE AND DIVERSITY MATRIX

INTERNATIONAL Experience as a senior executive working for an international company or working or living in countries outside the U.S.	✓	✓	✓	✓	✓	✓	✓			✓	✓

RISK MANAGEMENT Experience in enterprise risk management or in the oversight of key financial, operational, strategic or compliance risk	✓			✓	✓		✓	✓	✓		✓

HUMAN CAPITAL MANAGEMENT Experience in executive compensation design and the management of human capital, including talent acquisition, development, retention, succession planning, diversity, equity and inclusion and/or corporate culture

		✓	✓	✓	✓	✓	✓		✓	✓	✓

HEALTH/SAFETY/ENVIRONMENT Experience in the management of health, safety and environmental matters in the oil and gas industry	✓				✓	✓	✓		✓		✓

SUSTAINABILITY / ESG Educational or career experience in the areas of corporate or social responsibility, environmental impact and/ or sustainability strategies, including with respect to climate change

					✓	✓	✓

LEGAL & REGULATORY Experience in highly regulated businesses, government relations or public policy, and/or familiarity with management of legal and regulatory issues facing the oil and gas industry						✓					✓

GENDER

FEMALE	✓	✓					✓

MALE			✓	✓	✓	✓		✓	✓	✓	✓

AGE	67	64	68	62	57	55	61	54	72	69	71

RACE/ETHNICITY

AFRICAN-AMERICAN						✓

ASIAN		✓			✓

HISPANIC OR LATINX				✓

WHITE	✓		✓				✓	✓	✓	✓	✓

Our director nominees have a wide range of additional skills and experience not mentioned above, which they will bring to their role as directors. The skills and experience of our director nominees are further described in their biographies on the following pages.

2024 Proxy Statement 11

Franklin Myers
Director Since: 2011 Age: 71 Committees: • Executive Committee, Chairperson • Compensation Committee • Nominating, Governance and Social Responsibility Committee

Principal Occupation:

Senior Advisor of Quantum Energy Partners and Chairperson of the Board of the Company

Business Experience:

Mr. Myers has served as the Chairperson of the Board of the Company since February 2019. He has served as a senior advisor of Quantum Energy Partners, a private equity firm, since February 2013. Mr. Myers served as an operating advisor to Paine & Partners, LLC, a private equity firm, from 2009 through 2012 and as Senior Advisor to Cameron International Corporation, a publicly traded provider of flow equipment products, from 2008 until 2009. He served Cameron in various other capacities, including as Senior Vice President and Chief Financial Officer from 2003 through 2008, President of Cameron’s compression business from 1998 through 2001 and Senior Vice President and General Counsel from 1995 through 1999. In addition, Mr. Myers served as Senior Vice President and General Counsel of Baker Hughes Incorporated from 1988 through 1995 and as an associate and then a partner at Fulbright & Jaworski (now Norton Rose Fulbright) from 1978 through 1988.

Additional Directorships:

Mr. Myers currently serves as a director of Comfort Systems USA, Inc. Mr. Myers served as a director of Frontier Oil Corporation from 2009 until the merger of Frontier Oil Corporation and Holly Corporation in July 2011, as a director of ION Geophysical Corporation from 2001 to June 2019, and as a director of NCS Multistage Holdings, Inc. from February 2017 to June 2020.

Qualifications:

Mr. Myers’ experience in senior finance and legal positions at publicly traded energy companies provides him with significant insight into operations, management and finance. In addition, Mr. Myers brings to the Board a broad range of experiences and skills as a result of his service as a director of other public and private companies.

Timothy Go
Director Since: 2023 Age: 57 Committee: • Executive Committee

Principal Occupation:

Chief Executive Officer and President of the Company

Business Experience:

Mr. Go has served as Chief Executive Officer and President since May 2023. He previously served as President and Chief Operating Officer from November 2021 to May 2023 and as Executive Vice President, Chief Operating Officer from June 2020 to November 2021. Prior to joining the Company, he served as Chief Executive Officer of the general partner of Calumet Specialty Products Partners, L.P., an independent producer of specialty hydrocarbon products, from January 2016 to April 2020 and retired from Calumet in June 2020. Prior to joining Calumet, Mr. Go served in various leadership roles at Koch Industries, Inc. and Flint Hills Resources, LP, a wholly-owned subsidiary of Koch Industries, Inc. from August 2008 to September 2015, including having most recently served as Vice President, Operations of Flint Hills Resources, LP from July 2012 to September 2015. Prior to joining Koch Industries, Mr. Go held various roles of increasing responsibility in downstream operations during his 18 years at ExxonMobil Corporation.

Additional Directorships:

Mr. Go currently serves as a director of Celanese Corporation.

Qualifications:

Mr. Go brings to the Board extensive industry experience and familiarity with the day-to-day operations of the Company. He provides a significant resource for the Board and facilitates communication between management and the Board.

12 HF Sinclair Corporation

Anne-Marie N. Ainsworth
Director Since: 2017 Age: 67 Committees: • Environmental, Health, Safety, and Public Policy Committee, Chairperson • Finance Committee

Principal Occupation:

Former President and Chief Executive Officer of the general partner of Oiltanking Partners, L.P. and of Oiltanking Holding Americas, Inc.

Business Experience:

Ms. Ainsworth served as President and Chief Executive Officer of the general partner of Oiltanking Partners, L.P. and of Oiltanking Holding Americas, Inc., companies engaged in the terminaling, storage and transportation by pipeline of crude oil, refined petroleum products and liquefied petroleum gas, from 2012 until her retirement in 2014, Senior Vice President, Manufacturing of Sunoco Inc. from 2009 to 2012, and General Manager of the Motiva Enterprises, LLC Norco, Louisiana Refinery from 2006 to 2009. Prior to joining Motiva, Ms. Ainsworth served in various capacities at Royal Dutch Shell. Ms. Ainsworth is a graduate of the Institute of Corporate Directors Education Program (Rotman School of Management, University of Toronto and Haskayne School of Business, University of Calgary) and holds the ICD.D. designation.

Additional Directorships:

Ms. Ainsworth currently serves as a director of Pembina Pipeline Corporation, Archrock, Inc. and Kirby Corporation.

Qualifications:

Ms. Ainsworth brings to the Board extensive experience in the oil and gas industry and strong business, operational and financial acumen from her leadership roles at other public companies.

Anna C. Catalano
Director Since: 2017 Age: 64 Committees: • Compensation Committee • Nominating, Governance and Social Responsibility Committee

Principal Occupation:

Former Group Vice President, Marketing, for BP plc

Business Experience:

Ms. Catalano served in various capacities for BP plc, and its predecessor Amoco Corporation, from 1979 until her retirement in 2003, including serving as Group Vice President, Marketing, for BP plc from 2000 to 2003 and as SVP, Sales Operations from 1996 to 1999. During her executive career, Ms. Catalano had extensive experience in downstream retail marketing, and as SVP, Sales Operations was responsible for Amoco’s portfolio of retail facilities across the U.S., including direct and distributor channels and product terminal operations.

Additional Directorships:

Ms. Catalano currently serves as a director of Ecovyst Inc. and Frontdoor, Inc. She served as a director of Kraton Corporation from 2011 until March 2022 and Willis Towers Watson plc (having previously served as a director of Willis Group from 2006 until the merger of Willis Group and Towers Watson & Co. in 2016) until June 2022.

Qualifications:

Ms. Catalano brings to the Board significant corporate and international business and marketing experience.

2024 Proxy Statement 13

Leldon E. Echols
Director Since: 2009 Age: 68 Committees: • Compensation Committee, Chairperson • Audit Committee • Executive Committee

Principal Occupation:

Former Executive Vice President and Chief Financial Officer of Centex Corporation

Business Experience:

Mr. Echols served as Executive Vice President and Chief Financial Officer of Centex Corporation from 2000 until his retirement in 2006. Before joining Centex, Mr. Echols held various positions, including managing partner, at Arthur Andersen LLP from 1978 until 2000.

Additional Directorships:

Mr. Echols currently serves as a director of Trinity Industries, Inc. and EnLink Midstream Manager, LLC, the managing member of EnLink Midstream, LLC. Prior to the closing of the January 2019 simplification transaction between EnLink Midstream Partners, LP (formerly known as Crosstex Energy, L.P.), Mr. Echols served on the board of EnLink Midstream GP, LLC, the general partner of EnLink Midstream Partners, LP.

Qualifications:

Mr. Echols brings to the Board executive management and board experience with other public companies. Mr. Echols has extensive financial and management experience as well as financial reporting expertise and a level of financial sophistication that qualifies him as an audit committee financial expert.

Manuel J. Fernandez
Director Since: 2020 Age: 62 Committees: • Audit Committee, Chairperson • Compensation Committee

Principal Occupation:

Former Managing Partner of the Dallas office and Market Leader for the Southwest Region of KPMG

Business Experience:

Mr. Fernandez joined KPMG LLP in 1984 and served in a number of leadership positions until his retirement in September 2020, including most recently as Managing Partner of the Dallas office and market leader for KPMG’s Southwest region across audit, tax and consulting services from October 2009 to September 2020. During his career at KPMG, he also served as National Managing Partner for Talent Acquisition, member of the National Inclusion and Diversity Board, and as Co-Chair of the National Hispanic/Latino employee resource group.

Additional Directorships:

Mr. Fernandez currently serves as a director of Jacobs Solutions Inc.

Qualifications:

Mr. Fernandez brings to the Board extensive financial and management experience as well as financial reporting expertise and a level of financial sophistication that qualifies him as an audit committee financial expert.

14 HF Sinclair Corporation

Rhoman J. Hardy
Director Since: 2022 Age: 55 Committees: • Environmental, Health, Safety, and Public Policy Committee • Finance Committee

Principal Occupation:

Former Senior Vice President, Shell Chemicals and Products, U.S. Gulf Coast, Shell USA, Inc.

Business Experience:

Mr. Hardy founded HardLine Consulting LLC in July 2022, providing expertise in strategy and leadership to companies focused on energy, technical services and infrastructure. Prior to then, he served in various leadership positions with Shell USA, Inc., having most recently served as Senior Vice President, Shell Chemicals and Products, for the U.S. Gulf Coast from December 2018 until his retirement in May 2022 and General Manager, Shell Geismar Chemical Site from June 2015 to December 2018. Mr. Hardy first joined Shell in 1988.

Additional Directorships:

Mr. Hardy currently serves as a director of Comfort Systems USA, Inc.

Qualifications:

Mr. Hardy brings to the Board significant insight in the development of energy infrastructure and extensive technical and operational expertise, as well as executive and general management experience.

Jeanne M. Johns
Director Since: 2024 Age: 61

Principal Occupation:

Former Chief Executive Officer and Managing Director of Incitec Pivot Ltd.

Business Experience:

Ms. Johns served as Chief Executive Officer and as a Managing Director of Incitec Pivot Ltd., an Australian listed multinational manufacturer and distributor of fertilizers, civil explosives and chemicals, from November 2017 until June 2023. Prior to joining Incitec, Ms. Johns held several executive leadership roles in the U.S., UK/Europe and Asia/China during her 30 years with BP plc, including serving as Head of Safety & Operational Risk, Downstream from 2011 until 2015, Head of BP Group Operating Management System Excellence from 2013 until 2015, President, Asian Olefins and Derivatives from 2008 until 2010, President, BP North America Natural Gas Liquids from 2004 until 2007, Technical Vice President of Health, Safety & Environmental, Manufacturing Excellence, Engineering and Projects, Global Petrochemicals from 2002 until 2003, and Refinery Manager and Business Unit Leader, Toledo Refinery from 1999 until 2001.

Additional Directorships:

Ms. Johns previously served on the board of directors of Incitec Pivot Ltd. from November 2017 until June 2023 in conjunction with her Chief Executive Officer position.

Qualifications:

Ms. Johns brings to the Board executive management and board experience, as well as significant corporate and international business experience across a broad range of industries. Her extensive experience in refining and the oil and gas industry brings insight and relevant technical expertise.

2024 Proxy Statement 15

R. Craig Knocke
Director Since: 2019 Age: 54 Committees: • Finance Committee • Nominating, Governance and Social Responsibility Committee

Principal Occupation:

Director of Turtle Creek Trust Company, Chief Investment Manager and Portfolio Manager of Turtle Creek Management, LLC, Principal and a non-controlling manager and member of TCTC Holdings, LLC

Business Experience:

Mr. Knocke is a co-founder and has served as director of Turtle Creek Trust Company, a private trust and investment management firm, since 2009. He currently serves as the Chief Investment Officer and has served as a Portfolio Manager at Turtle Creek Management, LLC, a registered investment advisory firm based in Dallas, Texas, since 2007. Since 2009, Mr. Knocke has served as a Principal and a non-controlling manager and member of TCTC Holdings, LLC (“TCTC”), a bank holding company that is a banking, securities, and investment management firm. He previously held positions as Vice President and Portfolio Manager at Brown Brothers Harriman & Co., and served in various positions at Salomon Brothers and Texas Instruments.

Qualifications:

Mr. Knocke brings to the Board executive and general management experience as well as significant financial expertise.

Robert J. Kostelnik
Director Since: 2011 Age: 72 Committees: • Nominating, Governance and Social Responsibility Committee, Chairperson • Environmental, Health, Safety, and Public Policy Committee

Principal Occupation:

Principal at Glenrock Recovery Partners, LLC

Business Experience:

Mr. Kostelnik has served as a principal of Glenrock Recovery Partners since January 2012. Glenrock Recovery Partners assists energy, pipeline and terminal companies with maximizing the value of non-fungible liquid hydrocarbons and provides health, safety and environmental compliance and project management consulting services. He served as the President and Chief Executive Officer of Cinatra Clean Technologies, Inc. from 2008 to 2011. Cinatra provides tank cleaning systems to refining pipelines and terminals. Prior to his retirement in 2007, Mr. Kostelnik served in a number of senior positions during his 16 years with CITGO Petroleum Corporation, including as Vice President of Refining. During that time, he was responsible for, among other things, the creation and implementation of the Health, Safety & Environmental Management System as well as environmental compliance and improvement. CITGO is engaged in the refining and marketing of petro-chemical products.

Additional Directorships:

Mr. Kostelnik currently serves as a director of Methanex Corporation. He served as a director of Frontier Oil Corporation from 2010 until the merger of Frontier Oil Corporation and Holly Corporation in July 2011.

Qualifications:

Mr. Kostelnik brings to the Board significant experience and insight into the Company’s industry through his extensive experience in the refining industry.

16 HF Sinclair Corporation

Ross B. Matthews
Director Since: 2022 Age: 69 Committee: • Finance Committee

Principal Occupation:

Chief Operating Officer of REH Company (formerly known as The Sinclair Companies)

Business Experience:

Mr. Matthews currently serves as Chief Operating Officer of REH Company and served as the Chairman and Chief Executive Officer of Sinclair Oil (formerly known as Sinclair Oil Corporation), which was comprised of the refining, marketing and renewables business the Company acquired from The Sinclair Companies (now known as REH Company), from October 2009 until March 2022. Mr. Matthews joined Sinclair Oil in June 2000, initially serving as Vice President of Exploration and Production.

Additional Directorships:

Mr. Matthews served as a director of Sinclair Oil from January 2006 until March 2022.

Qualifications:

Mr. Matthews brings to the Board significant experience and insight into the development of energy infrastructure through his extensive experience in the oil and gas industry.

None of our director nominees reported any litigation for the period from 2014-2024 that is required to be reported in this proxy statement. There are no family relationships among any of our directors or executive officers.

2024 Proxy Statement 17

Corporate Governance

The Board and senior management believe that one of their primary responsibilities is to promote a corporate culture of accountability, responsibility and ethical conduct throughout the Company. The Company is committed to maintaining the highest standard of business conduct and corporate governance, which we believe is essential to operating our business efficiently, maintaining our integrity in the marketplace and serving our stockholders.

Consistent with these principles, the Company has adopted a Code of Business Conduct and Ethics and Corporate Governance Guidelines. These documents, together with our amended and restated certificate of incorporation (the “Certificate of Incorporation”), amended and restated by-laws (the “By-Laws”) and the Board committee charters, form the framework for our governance. Copies of the Code of Business Conduct and Ethics, Corporate Governance Guidelines, Certificate of Incorporation, By-Laws, Audit Committee Charter, Compensation Committee Charter, Environmental, Health, Safety, and Public Policy Committee Charter, Finance Committee Charter and Nominating, Governance and Social Responsibility Committee Charter are publicly available on our website at www.hfsinclair.com and may also be obtained free of charge upon written request to HF Sinclair Corporation, 2828 North Harwood, Suite 1300, Dallas, Texas 75201, Attention: Vice President, Investor Relations.

Board Leadership Structure

In accordance with our Corporate Governance Guidelines, our Board is responsible for selecting the Board leadership structure that is in the best interests of the Company. Our Board, at this time, has determined that a leadership structure consisting of separate Chief Executive Officer and Chairperson of the Board roles is appropriate for the Company. Currently, Mr. Myers serves as our independent Chairperson of the Board. Mr. Jennings served as our Chief Executive Officer through May 8, 2023, and Mr. Go has served as our Chief Executive Officer and President since May 9, 2023.

Given the complexity of the Company’s business model, the Board believes that at this time the separation of these positions enhances both the oversight of management by the Board and the Company’s overall leadership structure. As a result of his experience at publicly traded energy companies, Mr. Myers has industry-specific experience and expertise and as Chairperson of the Board can identify strategic priorities, lead the discussion and execution of key components of the Company’s business strategy and facilitate the flow of information between management and the Board.

The Company’s Corporate Governance Guidelines provide for the appointment of a lead director in the event the roles of Chairperson of the Board and Chief Executive Officer are combined. The lead director’s responsibilities are set forth in the Company’s Corporate Governance Guidelines and include coordinating with the independent directors in respect of each of the following:

•	presiding over executive sessions of the Board’s independent directors and at all meetings of the Board at which the Chairperson of the Board is not present;

•	communicating matters discussed at the executive session to the Chairperson of the Board and Chief Executive Officer, as appropriate;

•	serving as a liaison between the Chief Executive Officer, the Chairperson of the Board and the independent directors;

•

advising and consulting with the Chairperson of the Board, the Chief Executive Officer and the chairperson of each committee regarding Board and committee meetings, as necessary, desirable or appropriate;

•	calling meetings of the independent directors and encouraging or facilitating discussion among the directors to ensure the views of every director are heard and to achieve consensus;

•

maintaining regular contact with the Chairperson of the Board and Chief Executive Officer to provide access for any issue that may arise and assist in communication, if appropriate, and to ensure that there is a steady, relevant, meaningful and effective information flow from management to the Board;

18 HF Sinclair Corporation

•	approving in advance, in consultation with the Chairperson of the Board and Chief Executive Officer, agendas, schedules and related information for all meetings of the Board; and

•

advising and consulting with the Chairperson of the Board and Chief Executive Officer as to the quality, quantity and timeliness of the information submitted by the Company’s management to, and other communications with, the independent directors.

Since the positions of Chairperson of the Board and Chief Executive Officer are separate, the Board has not appointed a separate lead director. The Chairperson of the Board fulfills the above-noted responsibilities of the independent lead director to serve as a liaison between the Chief Executive Officer and the independent directors.

The Board has established a policy that its directors who are not our officers or employees (“non-management directors”) regularly meet in executive session, without members of management present. The Chairperson of the Board, or the lead director if the Chairperson of the Board is a member of management, presides at meetings of the non-management directors. In the event the Chairperson of the Board is a member of management and, if there is no lead director or the lead director is unable to attend, the non-management directors will designate an independent director to preside at the meeting. In the event the Company’s non-management directors include directors who are not independent under the NYSE listing requirements, then an executive session including only the independent directors will be held at least once per year. We believe that the foregoing structure, policies and practices, when combined with the Company’s other governance policies and procedures, provide appropriate opportunities for oversight, discussion and evaluation of decisions and direction from the Board, and are in the best interest of our stockholders.

Board and Committee Evaluations

The Board, acting through the Nominating, Governance and Social Responsibility Committee, conducts a self-evaluation at least annually to determine whether it is functioning effectively. The evaluation includes periodically considering the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools and background to perform its oversight function effectively.

The Nominating, Governance and Social Responsibility Committee has undertaken an effort to identify relevant skills, expertise, knowledge and diversity of opinion required of members of the Board to deliver long-term value to the stockholders of the Company. From that list, the Board developed a skills matrix as part of its efforts to represent each of the Company’s Directors’ identified skills, expertise, knowledge and diversity of opinion. See the “Director Nominee Skills, Experience and Diversity Matrix” on page 10. The Nominating, Governance and Social Responsibility Committee and the Board review the matrix on an annual basis to confirm that it appropriately supports the Company’s long-term strategy.

Each committee of the Board also conducts a self-evaluation at least annually and reports the results to the Board. The Nominating, Governance and Social Responsibility Committee may engage a third-party evaluator to assist with the evaluation process from time to time.

Board Oversight of Risk Management

The Board oversees management of risk and receives a report from management on at least a quarterly basis. The Board regularly reviews information regarding the Company’s credit, liquidity, business, operations and cybersecurity, including the key risks associated with each of the foregoing. As described below, consistent with SEC regulations and NYSE requirements, the Board committees are also engaged in overseeing risk associated with the Company.

•

The Audit Committee oversees management of exposure to financial reporting and control risks, including, among others, reviewing the results of internal audit assessments and tests related to cybersecurity.

•	The Compensation Committee oversees the management of risks relating to the Company’s human capital management, executive compensation plans and incentive structure.

•	The Environmental, Health, Safety, and Public Policy Committee oversees the management of risks associated with the environment, health, safety and public policy.

2024 Proxy Statement 19

•	The Finance Committee oversees the management of risks relating to the Company’s capital investment strategies.

•

The Nominating, Governance and Social Responsibility Committee oversees the Company’s governance, ethics and compliance programs and the management of risks relating to the Company’s policies and practices regarding human rights in its operations and supply chain, environmentally sustainable practices and strategy, and strategy and performance in assessing and responding to climate-related risks and opportunities.

While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the full Board is ultimately responsible for overseeing the Company’s risk exposures and management thereof, and the Board is regularly informed on these matters through committee and senior management presentations.

The Board also receives input from the Company’s Risk Management Oversight Committee on management’s views of the risks facing the Company. This committee is made up of management personnel and monitors the risk environment for the Company as a whole. This committee also supports the efforts of the Board and the Board committees to monitor and evaluate guidelines and policies governing the Company’s risk assessment and management.

Director Independence

Board of Directors. NYSE listing requirements and our Corporate Governance Guidelines require that at least a majority of the Board meet the NYSE criteria for independence. The Board has determined that each of Mses. Ainsworth, Catalano and Johns and Messrs. Echols, Fernandez, Hardy, Knocke, Kostelnik, Lee, Myers and Szydlowski is “independent” under the NYSE independence standards. Mr. Go is not independent because he is an employee of the Company. Mr. Matthews is not independent due to his continued service as Chief Operating Officer of REH Company following the closing of the Sinclair Transactions and the fact that members of his immediate family control REH Company, which received more than five percent of HF Sinclair’s common stock as purchase consideration at the closing of the Sinclair Transactions. Please see “Certain Relationships and Related Person Transactions” on page 85 for a more detailed description of the ongoing relationship between the Company and REH Company in which Mr. Matthews may have a material interest.

Audit Committee. The Board has determined each member of the Audit Committee is “independent” as defined by the NYSE listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Compensation Committee. The Board has determined each member of the Compensation Committee is “independent” as defined by the NYSE listing standards. For each member of the Compensation Committee, the Board considered all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including the sources of such director’s compensation, such as any consulting, advisory or other compensatory fees paid by the Company, and whether the director has an affiliate relationship with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

Nominating, Governance and Social Responsibility Committee. The Board has determined each member of the Nominating, Governance and Social Responsibility Committee is “independent” as defined by the NYSE listing standards.

Environmental, Health, Safety, and Public Policy Committee. The Board has determined each member of the Environmental, Health, Safety, and Public Policy Committee is “independent” as defined by the NYSE listing standards.

Finance Committee. The Board has determined each member of the Finance Committee, other than Mr. Matthews, is “independent” as defined by the NYSE listing standards.

Independence Determination. In making its independence determinations, the Board considered certain transactions, relationships and arrangements. In determining Mr. Knocke’s independence, the Board considered that Mr. Knocke is a non-controlling manager and member of TCTC, and Mr. Knocke is also a Principal of TCTC (which, as of the Record Date, may be deemed to beneficially own 6.37% of the Company’s common stock) and holds various other positions with TCTC’s subsidiaries. The Board determined that this relationship does not impair the independence of Mr. Knocke.

20 HF Sinclair Corporation

Director Nominations

Qualifications

The Nominating, Governance and Social Responsibility Committee may engage a search firm to assist with identifying qualified nominees for the Board. In considering nominees for election as director, the Nominating, Governance and Social Responsibility Committee considers a number of criteria approved by the Board and related to relevant skills, expertise, knowledge and diversity of opinion that may be desired, necessary or appropriate for inclusion on the Board. The Nominating, Governance and Social Responsibility Committee is also responsible for recommending the nomination of incumbent directors it deems appropriate for re-election to the Board and, if applicable, reappointment to any committees of the Board on which such director serves. Pursuant to our Corporate Governance Guidelines, the Nominating, Governance and Social Responsibility Committee will not recommend to the Board the nomination of any director or nominee who has attained or will attain the age of 75 prior to the annual meeting at which he or she would be elected or re-elected. The Board may approve an exception to this policy on a case-by-case basis.

Characteristics expected of all directors include integrity, exceptional talent and judgment, and the ability and willingness to commit adequate time to the Board. In evaluating the suitability of individual board members, the Nominating, Governance and Social Responsibility Committee takes into account many factors, including the candidate’s independence, the skills enumerated in the Director Nominee Skills, Experience and Diversity Matrix, knowledge of the communities in which the Company does business, the Company’s industry, or other industries relevant to the Company’s business or other organizations of comparable size and personal qualities, such as background and reputation. The Board also considers the diversity of background, knowledge, experience, viewpoints, geography and other demographics when evaluating candidates and is committed to, when conducting a formal search to recruit director candidates from outside the Company as potential nominees to join the Board, endeavoring to include, and instructing any third-party search firm engaged to assist in seeking candidates for the Board to include, highly qualified candidates, including candidates of diverse background, knowledge, experience and viewpoints, as well as demographic traits such as race, gender expression and identity, age, sexual orientation and ethnicity, in any initial pool from which director candidates are selected.

Our Corporate Governance Guidelines require an annual review by the Nominating, Governance and Social Responsibility Committee of each director’s commitments on other public company boards. Following its review in 2024, the Nominating, Governance and Social Responsibility Committee has determined that, in its view, no director currently has time commitments that would prevent such director from properly discharging his or her duties as a director.

Pursuant to that certain Stockholders Agreement by and among HF Sinclair, REH Company and the stockholders of REH Company entered into in connection with the closing of the Sinclair Transactions (the “Stockholders Agreement”), REH Company and the stockholders of REH Company (collectively, the “REH Parties”) were granted the right to nominate, and have nominated, (i) two persons (the “Designees”) to the Board at the closing of the Sinclair Transactions and for so long as the REH Parties beneficially own common stock constituting not less than 15% of all outstanding HF Sinclair common stock and (ii) one person to the Board for so long as the REH Parties beneficially own less than 15% but more than or equal to 5% of all outstanding HF Sinclair common stock. All Designees must possess the director characteristics and qualifications contained in the By-Laws and Corporate Governance Guidelines and expected of all other directors of the Board, as described in the immediately preceding paragraph above. In addition, at all times at least one Designee, if there is any, shall possess significant management experience in the refining industry, as determined by the Board in its reasonable discretion.

Stockholder Director Nominations to be Presented at the Annual Meeting

The Nominating, Governance and Social Responsibility Committee will consider recommendations of potential director candidates from stockholders based on the same criteria as a candidate identified by the Nominating, Governance and Social Responsibility Committee. Stockholders may submit such a recommendation by sending a letter to the Secretary of the Company at the Company’s principal executive offices. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.”

2024 Proxy Statement 21

To be considered, recommendations must be submitted in writing no less than 90 days and no more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders in compliance with the notice procedures and informational requirements set forth in Article III, Section 12 of the By-Laws. A stockholder’s notice must include the following:

•

the name of the stockholder recommending the director candidate and the class and number of shares of common stock which are directly or indirectly, held of record or beneficially owned by the stockholder, the dates on which the stockholder acquired such securities and documentary evidence of such record or beneficial ownership;

•	a written statement by the director candidate agreeing to being named in the Company’s proxy materials and to serve a full term as a member of the Board if nominated and elected;

•

a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three (3) years and any other material relationships, between and among the nominating stockholder and the director candidate and his or her respective affiliates and associates or others acting in concert therewith, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K, and pursuant to applicable law;

•

a representation as to whether or not the stockholder recommending the director candidate intends, or is a part of a group that intends, to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding capital stock of the Company required to elect the director candidate, (2) otherwise solicit proxies or votes from stockholders in support of such nomination; and (3) solicit proxies in support of a director candidate other than the Company’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, and if so, provide the notice and other information required in Rule 14a-19 promulgated under the Exchange Act;

•

all other information relating to the nominating stockholder or director candidate that would be required to be disclosed in a proxy statement relating to an election of directors, or that is otherwise required by Regulation 14A under the Exchange Act or Article III, Section 12 of the By-Laws; and

•	such other information relating to the proposed nomination as the Company may reasonably request to determine whether such proposed nomination is a proper matter for stockholder action.

Director Nominations to be Included in the Proxy Statement (Proxy Access)

The By-Laws provide for proxy access whereby a stockholder (or a group of up to 20 stockholders) who has held at least 3% of our stock for three years or more may nominate up to the greater of two individuals or 20% of the Board and have the nominee(s) included in our proxy materials, provided that the stockholder and nominee(s) satisfy the requirements set forth in the By-Laws. Any stockholder who intends to use these procedures to nominate a candidate for election to the Board for inclusion in our 2025 proxy statement must satisfy the requirements set forth in the By-Laws and must provide notice to our Secretary, which must be delivered to, mailed and received at, the principal executive offices of the Company by the Secretary of the Company, not less than 120 calendar days in advance of the first anniversary of the date the Company’s proxy statement was released to stockholders for the preceding year’s annual meeting, and in the case of the 2025 proxy statement, no later than December 5, 2024. The notice of proxy access must include information specified in Article II, Section 2(d) and Article III, Section 12 of the By-Laws, including information concerning the nominee and information about the stockholder’s ownership of and agreements related to our stock.

For more information, see “Additional Information.”

Communications with the Board

Any stockholder or other interested party may communicate with the non-management directors by e-mailing the Chairperson of the Board at board@hfsinclair.com or writing to: Chairperson of the Board, c/o Secretary, HF Sinclair Corporation, 2828 N. Harwood, Suite 1300, Dallas, Texas 75201. Communications to the Board generally may be sent certified mail to HF Sinclair Corporation, 2828 N. Harwood, Suite 1300, Dallas, Texas 75201, Attention: Secretary. The Secretary will forward all communications received by mail to the appropriate director or directors, other than those communications that are merely solicitations for products or services or relate to matters that are of a type that are clearly improper or irrelevant to the functioning of the Board or the business and affairs of the Company.

22 HF Sinclair Corporation

Code of Conduct

The Company has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees. The purpose of this Code is to, among other things, affirm the Company’s commitment to the highest standards of business conduct and ethics, integrity and compliance reporting in accordance with all applicable laws. The Code sets forth a common set of values and standards to which all of the Company’s directors, officers and employees must adhere. The Company will post information regarding any amendment to, or waiver from, its Code of Business Conduct and Ethics on its website under the Corporate Governance sub-heading, under the Investor Relations tab.

2024 Proxy Statement 23

The Board, Its Committees and Its Compensation

The Board

Under the Company’s Corporate Governance Guidelines, Board members are expected to devote the time reasonably necessary to discharge their responsibilities and to prepare for and, to the extent reasonably practicable, attend and participate in all meetings of the Board and Board committees on which they serve. The Board meets at least quarterly. During 2023, the Board held eight (8) meetings. Each then-current director attended at least 75% of the total number of meetings of the Board and committees on which he or she served during the period he or she was a director.

All directors are strongly encouraged to attend the Company’s annual meeting of stockholders. Eleven out of twelve of our then-current directors attended the 2023 annual meeting of stockholders. Mr. Jennings did not attend since he was not standing for re-election.

Board Committees

The Company currently has six standing committees:

•	Audit Committee;

•	Compensation Committee;

•	Nominating, Governance and Social Responsibility Committee;

•	Environmental, Health, Safety, and Public Policy Committee;

•	Finance Committee; and

•	Executive Committee.

Other than the Executive Committee, each of these committees operates under a written charter adopted by the Board. Upon the Nominating, Governance and Social Responsibility Committee’s recommendations, the Board elects committee members annually. The Executive Committee operates pursuant to the authority that is specifically delegated to it by the Board, and such delegated authority may be revoked at any time.

The table below sets forth the number of meetings held by each committee in 2023:

Board Committee	Number of Meetings in 2023
Audit Committee	8
Compensation Committee	6
Nominating, Governance and Social Responsibility Committee	4
Environmental, Health, Safety, and Public Policy Committee	4
Finance Committee	4
Executive Committee	3

All directors, whether members of a committee or not, are invited to make suggestions to a committee chair for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chair gives a report concerning his or her committee’s activities to the Board.

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and the audits of the Company’s financial statements. In addition, the Audit Committee oversees management of exposure to financial risks. The functions and responsibilities of the Audit Committee pursuant to its charter include:

•	appointing, compensating, retaining and overseeing the Company’s independent registered public accounting firm and conducting an annual review of the independence of that firm;

24 HF Sinclair Corporation

•	pre-approving all audit and permitted non-audit services to be performed by the Company’s independent registered public accounting firm;

•

at least annually, reviewing the independence and quality-control procedures of the independent registered public accounting firm and the experience and qualifications of the independent registered public accounting firm’s senior personnel that are providing audit services to the Company;

•	confirming with the independent registered public accounting firm its compliance with the partner rotation requirements established by the SEC;

•	reviewing and evaluating the performance of the lead partner of the independent registered public accounting firm;

•	reviewing the findings and recommendations of the independent registered public accounting firm;

•	reviewing the scope and the planning of the annual audit with management, the independent registered public accounting firm and the internal auditor;

•	reviewing the annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm;

•

reviewing with management and the independent registered public accounting firm any accounting restatement to determine if such restatement was the result of the Company’s material noncompliance with any financial reporting requirements under U.S. securities laws and would constitute an accounting restatement in accordance with Rule 10D-1 of the Exchange Act and the listing standards of the NYSE, and informing the Compensation Committee of whether an applicable accounting restatement did or did not occur;

•

overseeing the internal audit function, and at least annually, reviewing the responsibilities, budget and staffing of the Company’s internal audit function, approving the internal audit plan, reviewing the internal audit charter and considering whether any changes are needed in how the internal audit function is implemented;

•	reviewing and approving the appointment and removal of, and, on an annual basis, the performance and compensation of, the Vice President, Internal Audit;

•	reviewing and discussing with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management;

•	reviewing and discussing the Company’s internal controls over financial reporting with management and the independent registered public accounting firm;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or accounting matters;

•

establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding potential violations of applicable laws, rules and regulations or of the Company’s codes, policies and procedures;

•	establishing procedures for the confidential and anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters or questionable compliance matters;

•	reviewing and assessing the adequacy and effectiveness of the Company’s disclosure controls and procedures;

•

reviewing and, if appropriate, approving transactions involving conflicts of interest, including related person transactions, consistent with the Code of Business Conduct and Ethics and Related Party Transaction Policy (as defined below);

•	reviewing the Company’s Related Party Transaction Policy on an annual basis;

•	reviewing and approving the Audit Committee Report to be included in the annual proxy statement; and

•	reviewing the adequacy of the Audit Committee charter on an annual basis.

Our independent registered public accounting firm reports directly to the Audit Committee. Each member of the Audit Committee has the ability to read and understand fundamental financial statements, and Messrs. Echols and Fernandez each meet the requirements of an “audit committee financial expert” as defined by the rules of the SEC.

2024 Proxy Statement 25

Compensation Committee

The Compensation Committee establishes and administers the Company’s policies, programs and procedures for compensating executive officers and the Board and oversees the management of risks relating to the Company’s executive compensation plans and arrangements. The functions and responsibilities of the Compensation Committee pursuant to its charter include:

•

overseeing and reviewing the Company’s strategies, policies and practices related to human capital management, including with respect to the promotion of diversity, equity and inclusion, talent and performance management, pay equity and employee engagement;

•	making recommendations to the Board on how frequently the Company shall submit to stockholders an advisory vote on executive compensation and reviewing the results of the advisory vote;

•	evaluating the performance and approving the compensation of the Chief Executive Officer and, in consultation with the Chief Executive Officer, the Company’s other executive officers;

•	reviewing and approving the Company’s executive compensation programs and corporate goals and objectives relative to the compensation of the Company’s executive officers;

•

reviewing the Company’s compensation practices, policies and programs for executive officers and other employees to ensure that such practices, policies and programs do not encourage unnecessary or excessive risk taking and annually assessing whether any risks arising from such practices, policies and programs are reasonably likely to have a material adverse effect on the Company;

•	reviewing director compensation and making recommendations to the Board regarding the same;

•	administering and making recommendations to the Board with respect to the Company’s equity incentive plans;

•	reviewing succession planning for Company management and making recommendations to the Board regarding the same;

•	overseeing the preparation of the Compensation Discussion and Analysis to be included in the annual proxy statement;

•	preparing the Compensation Committee Report to be included in the annual proxy statement;

•	reviewing the adequacy of the Compensation Committee charter on an annual basis;

•	establishing the Company’s stock ownership policy and reviewing executive officer and director compliance with the policy on an annual basis; and

•

adopting, amending and administering the Company’s Clawback Policies (as defined below) that apply to executive officers, monitoring rules and regulations, including the rules and regulations of the SEC and the NYSE listing standards, relating to clawback policies in order to determine whether any changes to the Company’s Clawback Policies are necessary, and consulting with the Audit Committee, the Company’s chief financial officer or chief accounting officer, or any other member of management, as needed, in order to properly administer the Clawback Policies.

The Compensation Committee may form and delegate some or all of its authority to subcommittees as it deems appropriate. The Compensation Committee also has the authority to retain, compensate, direct, oversee and terminate outside counsel, compensation consultants and other advisors hired to assist the Compensation Committee.

The Compensation Committee continued to engage Meridian Compensation Partners, LLC (“Meridian”) in 2023 as the independent compensation consultant to the Compensation Committee to provide advice relating to executive compensation matters. In selecting Meridian as its independent compensation consultant, and in the first quarter of each year following engagement, the Compensation Committee assessed the independence of Meridian pursuant to SEC rules and considered, among other things, whether Meridian provides any other services to us, the fees paid by us to Meridian as a percentage of Meridian’s total revenues, the policies of Meridian that are designed to prevent any conflict of interest between Meridian, the Compensation Committee and us, any personal or business relationship between Meridian and a member of the Compensation Committee or one of our executive officers and whether

26 HF Sinclair Corporation

Meridian owned any shares of our common stock. In addition to the foregoing, the Compensation Committee annually receives an independence letter from Meridian, as well as other documentation addressing the firm’s independence. Meridian reports exclusively to the Compensation Committee and does not provide any additional services to us. The Compensation Committee has discussed these considerations and concluded that Meridian is independent and that we do not have any conflicts of interest with Meridian. The Compensation Committee is aware that Meridian also provided similar services to the compensation committee at Holly Logistic Services, L.L.C. (“HLS”) prior to the closing of the HEP Merger Transaction on December 1, 2023, but our Compensation Committee managed its relationship with Meridian independently of the relationship that Meridian had with the HLS compensation committee. The aggregate amount of fees HLS paid to Meridian for the services it engaged Meridian to perform during the 2023 fiscal year was approximately $32,044. The aggregate amount of fees the Company paid to Meridian for the services it engaged Meridian to perform during the 2023 fiscal year was approximately $355,606.

Nominating, Governance and Social Responsibility Committee

The Nominating, Governance and Social Responsibility Committee assists the Board in overseeing that the Company is governed in a manner consistent with the best interests of the Company and its stockholders. In addition, the Nominating, Governance and Social Responsibility Committee oversees the Company’s ethics and compliance programs, policies and practices regarding human rights in the Company’s operations and supply chain, policies, practices and procedures regarding environmentally sustainable practices, and strategy and performance in assessing and responding to climate-related risks and opportunities. The functions and responsibilities of the Nominating, Governance and Social Responsibility Committee pursuant to its charter include:

•	developing, reviewing and assessing the adequacy of the Company’s Corporate Governance Guidelines, Insider Trading Policy and Code of Business Conduct and Ethics;

•	identifying and recommending individuals qualified to be directors;

•	evaluating and determining whether directors are independent and whether the Audit Committee has an “audit committee financial expert” as defined by the rules of the SEC;

•

evaluating any substantial change in the nature of a director’s employment or other significant responsibilities and making a recommendation to the Board on continued Board membership, under the new circumstances, consistent with the Company’s Corporate Governance Guidelines;

•	developing and maintaining an onboarding program for new directors and a continuing education program for current directors;

•	recommending committee composition and chairpersons;

•	reviewing director commitments on other public company boards for compliance with the Company’s Corporate Governance Guidelines;

•	overseeing the evaluation of the Board and its committees;

•	reviewing and making recommendations to the Board on succession planning for the Board;

•	reviewing and approving, prior to acceptance, the Chief Executive Officer’s service on any other public company board;

•	reviewing and making recommendations to the Board regarding stockholder proposals;

•	monitoring the Company’s charitable contributions and political spending insofar as such activities exceed or can be expected to exceed 0.5% of the pre-tax income of the Company;

•	overseeing the Company’s ethics and compliance programs;

•	overseeing the Company’s policies and practices regarding human rights in its operations and supply chain;

•

overseeing the Company’s policies, practices and procedures with respect to environmentally sustainable practices and strategy and performance in assessing and responding to climate-related risks and opportunities; and

•	reviewing the adequacy of the Nominating, Governance and Social Responsibility Committee charter on an annual basis.

Environmental, Health, Safety, and Public Policy Committee

The Environmental, Health, Safety, and Public Policy Committee oversees the Company’s environmental, health, safety and public policy matters. In addition, the Environmental, Health, Safety, and Public Policy Committee

2024 Proxy Statement 27

oversees the management of risks associated with such matters. The functions and responsibilities of the Environmental, Health, Safety, and Public Policy Committee pursuant to its charter include:

•

reviewing reports and other information provided by management and consultants regarding material regulatory compliance and public policy matters arising out of issues related to process safety, worker safety, health, environmental, physical security, and/or legislative developments related to the refining industry;

•	reporting material issues or compliance concerns included in those reports to the Board; and

•	reviewing the adequacy of the Environmental, Health, Safety, and Public Policy Committee charter on an annual basis.

Finance Committee

The Finance Committee oversees the Company’s cash flow, uses of cash, capital investment strategies, including implementation and cost of capital. The functions and responsibilities of the Finance Committee include:

•	reviewing the Company’s cash flow forecasts, minimum cash requirements and liquidity targets;

•	reviewing the Company’s annual capital budget, capital strategy and significant capital expenditures and determining whether to recommend to the Board that such items be approved;

•	reviewing and making recommendations to the Board with respect to new capital projects;

•	periodically evaluating the performance of and returns on approved capital projects and other capital expenditures and reviewing significant cost variances; and

•	reviewing the adequacy of the Finance Committee charter on an annual basis.

Executive Committee

The Executive Committee has such authority as the Board shall delegate to the committee from time to time.

Director Compensation

The Compensation Committee annually evaluates the compensation program for our non-management directors. In making its recommendation to the Board for non-management director compensation, the Compensation Committee reviews the form and amount of compensation paid to directors by the Company’s compensation peer group and benchmark market data provided by the compensation consultant. The director compensation peer group is the same as the compensation peer group considered by the Compensation Committee in setting executive compensation for 2023 and consisted of 17 companies as described in detail below under “Compensation Discussion and Analysis—Market Review.” Based on recommendations from the Compensation Committee, the Board approved the components of non-management director compensation as set forth below.

Cash Retainers

Cash retainers are paid to the non-management directors on a quarterly basis during their respective time serving as a director or committee member. Members of the Board who also serve as our officers or employees do not receive additional compensation in their capacity as directors.

We also reimburse directors for all reasonable expenses incurred in attending Board meetings, Board committee meetings and director continuing education sessions upon submission of appropriate documentation. Meeting fees are not paid for attendance at Board meetings or Board committee meetings.

Equity Awards

Non-management directors receive an annual equity award grant in the form of restricted stock units having a fair market value of approximately the dollar amount of the equity award approved by the Board on the date of grant. These annual grants are made in the fourth quarter of the year preceding the year to which the award relates in order to align the timing of the equity award grants with the timing of the other compensation decisions made for non-management directors and with the timing of long-term equity incentive award grants for our executive officers.

Continued service on the Board through the stated vesting date for the restricted stock units, which is in most cases approximately one year following the date of grant, is required in order for the restricted stock units to become vested. The restricted stock units granted in November 2022 for the 2023 fiscal year vested on December 1, 2023. The restricted stock units granted in November 2023 for the 2024 fiscal year will vest on December 1, 2024 (or on the first

28 HF Sinclair Corporation

business day thereafter if such date falls on a weekend). Accelerated vesting of outstanding restricted stock units will occur upon a change in control (subject to the director serving as a member of the Board immediately prior to the change in control) or the director’s death, disability or retirement. Settlement of the restricted stock units in shares of our common stock occurs within 30 days of the event that caused the restricted stock units to vest. Directors do not have the rights of a stockholder with respect to the shares underlying the restricted stock units until the award vests and is settled in shares. However, directors are entitled to the payment of dividend equivalents on outstanding restricted stock units in the form of cash in an amount equal to the dividends that would have been paid with respect to the underlying shares. These dividend equivalents are not subject to forfeiture.

For 2023, annual compensation for non-management directors consisted of the following components:

	Compensation Effective January 1, 2023	Compensation Effective January 1, 2024(1)

Board Service:

Annual Restricted Stock Units Award (2)	$160,000	$160,000

Chairperson of the Board Retainer	200,000	200,000

Annual Cash Retainer	120,000	120,000

Board Committee Service:

Audit Committee Annual Cash Retainer

Chairperson	27,500	27,500

Member	17,500	17,500

Compensation Committee Annual Cash Retainer

Chairperson	20,000	20,000

Member	14,000	14,000

Nominating, Governance and Social Responsibility Committee Annual Cash Retainer

Chairperson	20,000	20,000

Member	14,000	14,000

Environmental, Health, Safety, and Public Policy Committee Annual Cash Retainer

Chairperson	20,000	20,000

Member	14,000	14,000

Finance Committee Annual Cash Retainer

Chairperson	20,000	20,000

Member	14,000	14,000

Other:

Stipend for Operations-Related Consultation at Request of Management (On-Site)	2,400/day	2,400/day

Stipend for Operations-Related Consultation at Request of Management (Overnight)	3,600/day	3,600/day

(1)	In November 2023, the Board set director compensation for the 2024 fiscal year. There were no changes to director compensation for the 2024 fiscal year from the 2023 fiscal year.

(2)

The annual award is comprised of a number of restricted stock units equal to the dollar amount of the award divided by the market closing price of a share of our common stock on the date of grant, with the number of restricted stock units rounded up in the case of fractional shares. The annual award is made in the fourth quarter of the year preceding the year to which the award relates.

2024 Proxy Statement 29

Nonqualified Deferred Compensation

For 2023, our non-management directors were eligible to participate in the HF Sinclair Corporation Executive Nonqualified Deferred Compensation Plan, which is not tax-qualified under Section 401 of the Internal Revenue Code (the “Code”) and allows participants to defer receipt of certain compensation (the “NQDC Plan”).

The NQDC Plan allows non-management directors the ability to defer up to 100% of their cash retainers for a calendar year. Participating directors have full discretion over how their contributions to the NQDC Plan are invested among the offered investment options, and earnings on amounts contributed to the NQDC Plan are calculated in the same manner and at the same rate as earnings on actual investments. We do not subsidize a participant’s earnings under the NQDC Plan. Messrs. Myers, Fernandez and Knocke participated in the NQDC Plan in 2023 and elected to defer all of their cash retainers for fiscal year 2023.

For additional information on the NQDC Plan, see “Compensation Discussion and Analysis—Components of our Executive Compensation Program During 2023—Retirement Benefits and Perquisites—Retirement Plans—Deferred Compensation Plan” and “Executive Compensation—Nonqualified Deferred Compensation.”

For 2023, our non-management directors were also eligible to participate in the HF Sinclair Corporation Directors Stock Compensation Deferral Plan (the “Director Stock Deferral Plan”). The Director Stock Deferral Plan is a nonqualified plan under Section 401 of the Code that allows participant directors to defer receipt of current compensation in order to provide retirement and other benefits on behalf of the participant directors. The Director Stock Deferral Plan allows non-management directors to defer up to 100% of their restricted stock unit award. During 2023, Messrs. Fernandez, Hardy, Knocke, Kostelnik and Matthews participated in the Director Stock Deferral Plan and elected to defer their 2023 restricted stock unit awards. Each of Messrs. Fernandez, Hardy, Knocke and Kostelnik and Ms. Johns, following her appointment in February 2024, also elected to defer their 2024 Director Awards (as defined below).

Participant directors are not eligible to receive a matching contribution with respect to their elective deferrals. While deferred, a participant director’s account will continue to track the value of our common stock. A participant director’s deferred compensation account will be distributed in a lump sum in the form of unrestricted common stock upon the earliest to occur of a separation from service, disability, or death.

Stock Ownership and Retention Policy for Non-Management Directors

Non-management directors are expected to acquire and hold during their service on the Board shares of our common stock equal in value to at least five times the annual Board cash retainer paid to our non-management directors (excluding any retainer paid for service on a Board committee or for service as a chair of a Board committee). Directors have five years from their initial election to the Board to meet the target stock ownership requirements.

Directors are required to continuously own sufficient shares to meet the stock ownership requirements once attained. Until the directors attain compliance with the stock ownership policy, the directors will be required to hold 50% of the shares of common stock received from any equity award. If a director attains compliance with the stock ownership policy and subsequently falls below the requirement because of a decrease in the price of our common stock, the director will be deemed in compliance provided that the director retains the shares then held.

As of December 31, 2023, all of our then-current non-management directors were in compliance with the stock ownership policy or were within the five-year grace period provided under the stock ownership policy.

Anti-Hedging and Anti-Pledging Policy

All of our directors are subject to our Insider Trading Policy which, among other things, prohibits directors from entering into short sales or hedging or pledging shares of our securities. The anti-hedging policy contained in our Insider Trading Policy specifically prohibits directors and their designees from purchasing financial instruments or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities (or derivatives thereof), including through, among other mechanisms, the purchase of financial instruments (such as prepaid variable forward contracts, equity swaps, collars, and exchange funds) or other transactions that are designed to hedge or offset any decrease in the market value of shares of our securities (or derivatives thereof). Additionally, all employees, including our named executive officers, are prohibited from holding our securities in a margin account or otherwise pledging securities as collateral for a loan.

30 HF Sinclair Corporation

Director Compensation Table

The table below sets forth the compensation earned by each of our non-management directors in 2023. Directors who are also our employees do not receive additional compensation for their service on our Board. In accordance with SEC executive compensation disclosure rules, Mr. Go’s compensation is reported in the “Summary Compensation Table” on page 61.

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	All Other Compensation(4)	Total
Anne-Marie N. Ainsworth	$168,000	$160,016	—	$328,016
Anna C. Catalano	$148,000	$160,016	—	$308,016
Leldon E. Echols	$196,300	$160,016	—	$356,316
Manuel J. Fernandez	$179,000	$160,016	$ 5,000	$344,016
Rhoman J. Hardy	$148,000	$160,016	—	$308,016
R. Craig Knocke	$166,800	$160,016	—	$326,816
Robert J. Kostelnik	$168,000	$160,016	$ 5,000	$333,016
James H. Lee	$171,500	$160,016	$ 4,000	$335,516
Ross B. Matthews	$134,000	$160,016	$ 5,000	$299,016
Franklin Myers	$366,800	$160,016	$10,000	$536,816
Norman J. Szydlowski	$148,000	$160,016	—	$308,016

(1)	Ms. Johns is not included in this table since she was appointed to the Board effective February 13, 2024.

(2)	Certain amounts reported as earned or paid in this column for Messrs. Myers, Fernandez and Knocke were deferred into our NQDC Plan.

For Messrs. Echols, Myers and Knocke, amounts in this column include cash compensation approved by the Board and Compensation Committee in May 2023 for their service on the Conflicts Committee of the Board in connection with the review, evaluation and negotiation of the HEP Merger Transaction. Mr. Echols received a one-time retainer payment of $20,000 for service as the chairperson of the Conflicts Committee while Messrs. Myers and Knocke received a one-time retainer payment of $14,000 for service on the Conflicts Committee, and Messrs. Echols, Myers and Knocke each received a total of $4,800 for the two Conflicts Committee meetings in excess of five meetings.

(3)

Amounts in this column represent the aggregate grant date fair value of 3,005 restricted stock units granted to each non-management director on November 8, 2023 for the 2024 fiscal year (the “2024 Director Awards”), determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation, excluding the effect of estimated forfeitures. See Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards.

Because the 2024 Director Awards were granted during 2023, they are reported in the “Stock Awards” column of the Director Compensation Table for 2023 rather than 2024 in accordance with SEC rules. The annual restricted stock unit awards for the 2023 fiscal year were granted on November 9, 2022 and were reported in the “Stock Awards” column of the Director Compensation Table for 2022 rather than 2023 in accordance with SEC rules. For additional information regarding the annual restricted stock unit awards and grant process for non-management directors, please see “—Equity Awards” above.

The 2024 Director Awards will vest on December 1, 2024 (or on the first business day thereafter if such date falls on a weekend), subject to continued service on the Board. As of December 31, 2023, the 2024 Director Awards were the only outstanding equity awards held by our non-management directors. As noted above, Messrs. Fernandez, Hardy, Knocke and Kostelnik each deferred their 2024 Director Award.

(4)

Amounts in this column represent the total dollar amounts of charitable contributions made by the Company in the director’s name to the charity of the director’s choice under the Company’s policy of matching contributions made by the director to the HF Sinclair Political Action Committee.

2024 Proxy Statement 31

Advisory Vote on the Compensation of Our Named Executive Officers

(Proposal 2)

Section 14A(a)(1) of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material contained in this proxy statement.

In accordance with the preference expressed by our stockholders at our annual meeting in 2023, the Board determined that we would provide this opportunity annually until the next non-binding stockholder advisory vote on the frequency of future advisory votes on executive compensation which will occur at the 2029 Annual Meeting of Stockholders. As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are primarily designed to (i) attract, motivate and retain our named executive officers, who are critical to our success, (ii) provide incentives for our named executive officers to achieve and exceed our operational, financial and strategic goals and (iii) align the interests of our named executive officers with those of our stockholders. Under these programs, compensation for our named executive officers is tied to performance, including our financial results and stockholder returns. Please read the information under “Compensation Discussion and Analysis,” and review the compensation tables and narratives that follow, for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2023.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensatory philosophy, policies and practices described in this proxy statement. Because your vote is advisory, it will not be binding on the Compensation Committee, the Board or the Company. However, the Board and the Compensation Committee will review the voting results and take those results into consideration when making future decisions regarding executive compensation.

Required Vote and Recommendation

The advisory vote on the compensation of named executive officers requires the approval of a majority of the votes cast on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC, INCLUDING AS DISCLOSED IN THE “COMPENSATION DISCUSSION AND ANALYSIS” SECTION, THE ACCOMPANYING COMPENSATION TABLES AND ANY RELATED MATERIAL CONTAINED IN THIS PROXY STATEMENT.

32 HF Sinclair Corporation

Executive Officers

The following sets forth information regarding the executive officers of the Company as of April 4, 2024:

Name	Age	Position
Timothy Go	57	Chief Executive Officer and President
Atanas H. Atanasov	50	Executive Vice President and Chief Financial Officer
Valerie Pompa	55	Executive Vice President, Operations
Steven C. Ledbetter	48	Executive Vice President, Commercial

Information regarding Mr. Go is included above under “Election of Directors.”

Atanas H. Atanasov has served as Executive Vice President and Chief Financial Officer of the Company since September 2022. Prior to joining the Company, Mr. Atanasov served as Chief Financial Officer of Lummus Technology LLC, a global chemical technologies company for the petrochemical and energy industries, from April 2022 to September 2022. Prior to joining Lummus, he served as the Executive Vice President, Chief Financial Officer and Treasurer of Kraton Corporation, a NYSE listed specialty chemical company, from May 2019 until its merger with DL Holdings in March 2022. Prior to joining Kraton, Mr. Atanasov served as the Chief Financial Officer of Empire Petroleum Partners, LLC, a wholesale distributor of motor fuels, from February 2016 to May 2019. Prior to joining Empire, he served as Executive Vice President, Chief Financial Officer and Treasurer of NGL Energy Partners LP, a NYSE listed MLP, from May 2013 to February 2016, as Senior Vice President, Finance and Treasurer from September 2012 to May 2013 and as Vice President and Treasurer from November 2011 to September 2012. Prior to joining NGL, Mr. Atanasov held various finance roles of increasing responsibility with GE Capital from January 2003 to November 2011. He is a registered Certified Public Accountant.

Valerie Pompa has served as Executive Vice President, Operations of the Company since March 2023. Prior to then, she served as Senior Vice President, Refining Operations of HF Sinclair Refining & Marketing LLC, a subsidiary of the Company, from October 2020 to April 2023. Prior to joining HF Sinclair Refining & Marketing LLC, Ms. Pompa provided customized leadership and business consulting services to clients in many industries, including energy, as the owner and CEO of VAP Business Solutions Limited from April 2018 to October 2020. Ms. Pompa also served as Chief Operating Officer of ATS Industrial, from April 2018 to October 2020. Prior to then, she held several leadership roles in the areas of process engineering, production planning and optimization, reliability, production management and innovation during her 17 years with Flint Hills Resources, LP, including having served as Vice President and Manufacturing Manager of the Corpus Christi Refinery from October 2012 to March 2017 and Vice President, Innovation and Technology from February 2017 to March 2018.

Steven C. Ledbetter has served as Executive Vice President, Commercial of the Company since March 2023. Prior to the joining the Company, Mr. Ledbetter served as Director, President and Chief Executive Officer of Shell Midstream Partners GP LLC, the general partner of Shell Midstream Partners, L.P., from March 2021 to March 2023, where he was responsible for the vision, strategy and execution of the Shell Midstream business. Prior to then, he served as Vice President, Commercial of Shell Midstream from April 2018 to March 2021, where he was responsible for business development, joint ventures, oil movements and portfolio activity. Prior to then, Mr. Ledbetter served as the President and Chief Executive Officer of Jiffy Lube International from October 2013 to February 2018, a wholly owned subsidiary of Shell, where he was responsible for the vision, strategy, growth and profitability of the Jiffy Lube brand and network. He first joined Shell in 1999 and held various roles of increasing responsibility in the areas of finance, commercial deal structuring, operations management, strategy and business transformation during his 24 years at Shell.

2024 Proxy Statement 33

Compensation Discussion and Analysis

Executive Summary

This compensation discussion and analysis provides information about our compensation objectives and policies, as determined by the Compensation Committee. In addition, the compensation discussion and analysis is intended to place in perspective the information contained in the executive compensation tables that follow this discussion.

Overview

We hold our executive officers accountable for our performance and for maintaining a culture of safety, integrity, teamwork, ownership and inclusion. For 2023, our named executive officers were:

Name	Position as of December 31, 2023
Timothy Go (1)	Chief Executive Officer and President
Atanas H. Atanasov	Executive Vice President and Chief Financial Officer
Vaishali S. Bhatia (2)	Executive Vice President, General Counsel and Secretary
Valerie Pompa (3)	Executive Vice President, Operations
Steven C. Ledbetter (4)	Executive Vice President, Commercial
Michael C. Jennings (5)	Former Chief Executive Officer; Former Executive Vice President, Corporate

(1)	Mr. Go was promoted to Chief Executive Officer and President, effective May 9, 2023.

(2)	Ms. Bhatia resigned as Executive Vice President, General Counsel and Secretary, effective March 15, 2024.

(3)	Ms. Pompa was appointed Executive Vice President, Operations effective March 31, 2023.

(4)	Mr. Ledbetter was appointed Executive Vice President, Commercial effective March 31, 2023.

(5)

Mr. Jennings retired from the Chief Executive Officer position, effective May 8, 2023, and served as Executive Vice President, Corporate from May 9, 2023 until his retirement from the Company on November 9, 2023.

The compensation of our named executive officers is presented in the tables and related information provided under “Executive Compensation” below.

2023 Business Highlights

•	Full year 2023 net income attributable to HF Sinclair stockholders of approximately $1.6 billion, or $8.29 per diluted share, and adjusted net income of $1.8 billion, or $9.51 per diluted share

•	Operating cash flow of approximately $2.3 billion

•	Ended the year with a strong balance sheet, including approximately $1.35 billion in cash and cash equivalents and approximately $2.7 billion in long-term debt

•	Returned approximately $1.3 billion to stockholders through dividends and share repurchases

•	Simplified corporate structure through the HEP Merger Transaction, which closed on December 1, 2023

These results were taken into account in awarding 2023 annual incentive bonuses to our named executive officers. We believe the total compensation received by our named executive officers for 2023 was reflective of Company and individual performance for the year.

Say-on-Pay Vote

Our stockholders have the opportunity to cast an advisory vote on executive compensation annually. At our last three annual meetings of stockholders in 2023, 2022 and 2021, over 96%, over 95% and over 94% respectively, of the votes cast by our stockholders were voted in support of our executive pay program. The Compensation Committee believes these results affirm our stockholders’ support of our approach to executive compensation, and the Compensation Committee did not make any material changes to our executive compensation program in 2023 based on the results of the 2023 advisory vote. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

34 HF Sinclair Corporation

Stockholder-Friendly Features of Our Executive Compensation Program

The following are highlights of our compensation programs, which continue to contain stockholder-friendly features:

What We Do

✓ We pay for performance. For 2023, approximately 89% of our current CEO’s target compensation and approximately 76% of our other average NEO target compensation was variable and paid based upon attainment of pre-established financial and operational performance objectives and, in certain circumstances, the performance of our common stock relative to our industry peers.(1)

   For 2023, approximately 75% of our current CEO’s target compensation and approximately 57% of our other average NEO target compensation was equity-based awards, of which 50% vest based on the Company’s stock and financial performance relative to that of our industry peers over a three-year performance period. (1)

   In 2023, 85% of our current CEO’s and our other NEOs’ annual bonus was based on the Company’s financial and operational performance as measured against pre-established goals and, in certain circumstances, relative to our industry peers. Annual bonuses paid to our executive officers may be capped at 50% of the individual’s target bonus if the Company does not achieve positive operating income on a consolidated basis.

✓ We seek independent advice. We engage independent consultants to review executive compensation and provide advice to the Compensation Committee.

✓ We provide limited perquisites. We provide limited perquisites and other personal benefits to our executive officers.

✓ We provide for “double trigger” provisions in agreements with our executives. Our equity award agreements and change in control severance agreements with our executives contain “double trigger” provisions.

✓ We have stock ownership requirements. We maintain a stock ownership policy for officers and directors. Our Chief Executive Officer is required to own 6x his base salary in Company stock.

✓ We have stock retention requirements. We require our officers and directors to hold 50% of the shares they receive from equity awards until they are in compliance with the stock ownership policy.

✓ We maintain a Dodd-Frank and NYSE compliant clawback policy and discretionary clawback policy. Our Dodd-Frank Policy (as defined below) requires the return of annual and long-term incentive compensation upon the occurrence of an accounting statement resulting from material noncompliance with any financial reporting requirement and our discretionary Misconduct Policy (as defined below) may require the return of annual and long-term incentive compensation upon the occurrence of certain acts of misconduct.

✓ We seek stockholder input. We provide our stockholders with the opportunity to provide an advisory vote on our executive compensation program on an annual basis.

(1)   Target compensation is comprised of our three main compensation elements: base salary, annual incentive cash bonuses and equity incentive awards. Percentages will not tie to the Summary Compensation Table since the majority of equity awards for 2023 were granted in November 2022. CEO target compensation is based on the approximate 2023 target compensation of our current CEO, Timothy Go, who was promoted to the position on May 9, 2023. Other average NEO target compensation does not include the compensation of Michael C. Jennings, who retired from the CEO role on May 8, 2023 and served as Executive Vice President, Corporate from May 9, 2023 to November 9, 2023 and was compensated pursuant to the terms of his Letter Agreement and Successor Transition Agreement.

What We Don’t Do

Ñ  We do not have employment agreements with any of our executive officers. None of our executive officers are party to an employment agreement with the Company.

Ñ  We do not allow hedging or pledging. Our policies prohibit the hedging and pledging of Company stock by directors and officers.

Ñ  We do not provide tax reimbursements or gross-up provisions. Our change in control severance agreements with our executive officers do not include tax reimbursement or gross-up provisions.

Ñ  We do not maintain executive benefit plans. Our executives participate in the same benefit plans available generally to our salaried employees, such as medical, dental, vision, long-term and short-term disability and life insurance. We do not maintain separate “executive” plans for any of these benefits.

2024 Proxy Statement 35

Philosophy and Objectives of Executive Compensation Program

Pay-for-Performance Philosophy

Our compensation programs are designed to remunerate named executive officers in accordance with a pay-for-performance philosophy. As such, the compensation programs are intended to provide incentives to our named executive officers, as well as other employees, to maximize operational performance and stockholder value, which in turn affects the overall compensation earned by our management.

Generally, each named executive officer’s total direct compensation is heavily influenced by Company and individual performance measures. The majority of our named executive officers’ compensation is performance-based, at-risk pay in the form of both short-term and long-term incentives.

Objectives

In designing the compensation program for named executive officers, the Compensation Committee sought to achieve the following key objectives:

•  Attract and Retain Talented and Productive Executives. The compensation program should provide each named executive officer with a total compensation opportunity that is competitive within the market. This objective is intended to ensure that we are able to attract and retain executive officers while maintaining an appropriate cost structure.

•  Motivate Executives. The compensation program should provide incentives for our named executive officers to achieve and exceed our operational, financial and strategic goals.

•  Align with Stockholders. The compensation program should align named executive officers’ interests with those of our stockholders, promoting actions that will have a positive long-term impact on total stockholder return.

•  Transparent Compensation. The elements of the compensation program should be easily understood by both our executive officers and our stockholders.

36 HF Sinclair Corporation

Components of Our Executive Compensation Program During 2023

The primary components of the compensation program for our named executive officers during 2023 were (shaded areas of the table denote components that are variable and based on performance and/or our common stock price):

	Component	Description	Role in Total Compensation

Cash	Salary	• Competitive fixed cash compensation based on individual’s position, level of responsibility and performance	• A core element of competitive total compensation, important in attracting and retaining key executives
	Annual Incentive Cash Compensation	• Variable cash payouts based on achievement of quantitative and qualitative criteria over a 12-month period

•   Motivates named executive officers to achieve annual strategic, operational and financial goals

•   Recognizes individual and performance-based contributions to annual results

•   Supplements base salary to help attract and retain qualified executives

Equity	Restricted Stock Units	• Vest in equal installments over a three-year period	• Aligns executives with sustained long-term value creation and stockholder interests
	Performance Share Units	• Variable payout based on specified, measurable and objective performance measures over a three-year performance period	• Motivates named executive officers to achieve long-term financial goals and share appreciation • Creates opportunity for a meaningful and sustained ownership stake

Benefits	401(k) Defined Contribution and Health and Welfare	• Executives are eligible to participate in the same benefit plans provided to other employees	• Contributes toward financial security for various life events (e.g., retirement, disability or death)
	Benefit Plans Deferred Compensation Plan	• Allows participants to defer compensation in excess of qualified plan limits	• Provides mechanism for additional retirement savings

Post- Termination Compensation	Change in Control Severance Benefits	• Provides benefits only in the event of a qualifying termination of employment following a change in control transaction

•   Helps mitigate possible disincentives to pursue value-added merger or acquisition transactions if employment prospects are uncertain

•   Provides assistance with transition if post-transaction employment is not offered

	Severance Pay Plan	• Provides benefits in the event of a qualifying termination of employment	• Establishes pre-defined severance benefits for all executive officers

2024 Proxy Statement 37

	Component	Description	Role in Total Compensation

Other	Perquisites

•   Annual perquisite allowance of $15,000

•   Personal use of company aircraft for CEO and any former CEO employed by the Company in a different role (subject to reimbursement by the CEO of fuel costs and taxes and an annual maximum of $50,000 to be paid by the Company for other direct costs associated with personal use)

•   Relocation benefits

•   Reserved parking space

•   Limited benefits associated with executive team-building and strategy planning events

• Serves a business and convenience purpose for the Company; the Compensation Committee’s policy is to limit the number and value of perquisites provided to executive officers

Each of the components of the compensation program for our named executive officers is described in further detail in the narrative that follows. Specific information regarding 2023 compensation is included below in the section titled “2023 Executive Compensation Decisions.”

Role of Compensation Committee in Establishing Compensation

The Compensation Committee administers our executive compensation programs. The role of the Compensation Committee is to review and approve the compensation to be paid to executive officers, including the named executive officers, and to review the compensation policies and practices for all of our employees to verify that they do not create unreasonable risks for us or our stockholders.

In setting compensation for executive officers, the Compensation Committee considers, among other things, recommendations by its independent compensation consultant and management and the compensation of similarly situated executives in comparable businesses. In addition, the Compensation Committee annually reviews total compensation paid to the named executive officers for the prior year and, with the assistance of management, proposes long-term incentive compensation awards.

Role of Executive Officers in Establishing Compensation

Our Chief Executive Officer makes compensation recommendations to the Compensation Committee for the executive officers, including the named executive officers (except with respect to his own compensation). Management provides financial and compensation data to the Compensation Committee for its review in setting compensation and gives guidance as to how the data impacts performance goals set by the Compensation Committee. This data includes:

•	our financial performance for the current year compared to the preceding year;

•	performance evaluations of the named executive officers (other than for the Chief Executive Officer, who is evaluated by the Compensation Committee); and

•	compensation provided to the named executive officers in previous years.

Given the day-to-day familiarity that the Chief Executive Officer has with the work performed by the other named executive officers, the Compensation Committee values his recommendations. However, the Compensation Committee makes all final decisions as to the compensation of the named executive officers.

38 HF Sinclair Corporation

Role of the Compensation Committee Consultant in Establishing Compensation

The Compensation Committee engaged Meridian as the independent compensation consultant to the Compensation Committee for 2022-2023, to provide advice relating to executive and non-employee director compensation matters. Meridian does not have authority to determine the ultimate compensation paid to executive officers or non-employee directors, and the Compensation Committee is under no obligation to utilize the information provided by Meridian when making compensation decisions. In determining 2023 compensation for the named executive officers, Meridian provided external context and other input to the Compensation Committee prior to the Compensation Committee approving salaries and fees, awarding bonuses and equity compensation or establishing awards for the upcoming year. Meridian provided information and advice to the Compensation Committee with respect to matters related to executive compensation related trends, regulatory and legislative developments, review of the compensation comparison peer group and Incentive Peer Group (as defined below) for annual incentive cash compensation and long-term incentive plan performance comparisons, and assessment of non-employee director compensation in relation to peers. As discussed above under “The Board, its Committees and its Compensation—Board Committees—Compensation Committee,” the Compensation Committee has concluded that we do not have any conflicts of interest with Meridian.

Market Review

We regularly compare our executive compensation program with market information regarding salary levels and incentive awards and programs. The purpose of this analysis is to provide a frame of reference in evaluating the reasonableness and competitiveness of our executive compensation as compared to that of companies within the energy industry that are generally comparable in size and scope of operations to us. As detailed below, our compensation peer group includes refining companies as well as companies that are in comparable chemical and processing-oriented industries due to the limited number of comparably-sized refiners.

Market pay levels for named executive officers are obtained from the SEC filings of the companies in our compensation peer group. We supplement this data with, and obtain data for our named executive officers from, various sources, including published compensation surveys, which cover our industry sector and labor market. As a component of setting 2023 compensation, the Compensation Committee reviewed a study of compensation paid to our named executive officers prepared by Meridian.

The following companies comprised the 2023 compensation peer group reviewed and approved by the Compensation Committee:

•	Alcoa Corporation

•	Celanese Corporation

•	Delek US Holdings, Inc.

•	DuPont De Nemours, Inc.

•	Eastman Chemical Company

•	Ecolab Inc.

•	International Paper Company

•	LyondellBasell Industries N.V.

•	Nucor Corporation
•	PBF Energy Inc.

•	PPG Industries Inc.

•	The Goodyear Tire & Rubber Company

•	The Mosaic Company

•	The Sherwin-Williams Company

•	United States Steel Corporation

•	Westlake Chemical Corporation

•	World Kinect Corporation (formerly known as World Fuel Services Corporation)

Based on recommendations by Meridian, DuPont de Nemours, Inc. and World Kinect Corporation were added to the 2023 compensation peer group, and CVR Energy, Inc. and Huntsman Corporation were removed. The 2023 compensation peer group is different than the 2023 Incentive Peer Group, which is used as a market comparison when determining payouts of certain performance-based incentive awards granted to named executive officers. See “—2023 Executive Compensation Decisions—Long-Term Equity Incentive Target Value—Performance Share Unit Awards” for a further discussion of the 2023 Incentive Peer Group and the reasons for the differences from the 2023 compensation peer group.

2024 Proxy Statement 39

Based on recommendations by Meridian, the 2024 compensation peer group is comprised of the same companies used in the 2023 compensation peer group.

2023 Executive Compensation Decisions

The Compensation Committee generally established 2023 total direct compensation, including base salary, annual incentive cash compensation and long-term equity incentive compensation awards, for our named executive officers at pay levels in a range around the market median, however, executives may be positioned above or below this range for various reasons such as experience, tenure or performance. In the fourth quarter of 2022, the Compensation Committee utilized the market data provided by Meridian and internal evaluations of Messrs. Jennings and Go and Ms. Bhatia to establish total compensation opportunities for those executives that were consistent with this objective.

Based on the 2023 annual review of compensation and the review of compensation that was conducted in connection with the appointment of Mr. Ledbetter in the first quarter of 2023, the Compensation Committee believes that 2023 compensation for the named executive officers reflects appropriate allocation of compensation between salary, bonuses and equity compensation, with a majority of the compensation being performance-based, at-risk pay in the form of both short-term and long-term incentives.

Succession Arrangements with Mr. Jennings and Mr. Go

On February 14, 2023, Mr. Jennings notified the Company that he would retire from the position of Chief Executive Officer of the Company, effective May 8, 2023. The Board promoted Mr. Go to the position of Chief Executive Officer and President of the Company, effective May 9, 2023, to succeed Mr. Jennings. Mr. Jennings served as Executive Vice President, Corporate from May 9, 2023 until his retirement from the Company on November 9, 2023 (the “Retirement Date”). Mr. Jennings served as a consultant to the Company beginning on the day following his Retirement Date, November 10, 2023, through February 9, 2024 (the “Consulting Period”).

In connection with Mr. Go’s promotion, the Compensation Committee approved the following changes in Mr. Go’s 2023 compensation, in each case effective May 9, 2023: (a) an increase in his 2023 base salary from $900,000 to $1,100,000, (b) an increase in his 2023 annual incentive cash compensation target award from 110% of his base salary earnings (with a maximum limit of 220% of base salary earnings) to 150% of his base salary earnings (with a maximum limit of 300% of his base salary earnings), and (c) a grant of long-term incentive awards in the amount of $3,750,000 split equally between restricted stock units (47,628 restricted stock units) and performance share units (47,628 performance share units) of the Company.

The Company and Mr. Jennings entered into a letter agreement on February 15, 2023 (the “Letter Agreement”), which governed the terms of his compensation from February 15, 2023 through his Retirement Date. In connection with Mr. Jennings’s change in duties, the Compensation Committee approved a change in his 2023 base salary from $1,325,000 annually to $100,000 per calendar month (pro-rated for partial months), effective May 9, 2023. In addition, Mr. Jennings received $1,200,433, which is equal to his 2023 annual incentive cash compensation target award of 150% of his base salary earnings and pro-rated for the portion of the Company’s 2023 annual incentive performance period from October 1, 2022 to May 8, 2023 during which he served as Chief Executive Officer. Effective May 9, 2023, Mr. Jennings was no longer eligible to participate in the Company’s 2023 annual incentive cash compensation plan.

In connection with Mr. Jennings’ retirement, the Compensation Committee approved changes to the vesting schedule for the restricted stock units and performance share units previously granted to Mr. Jennings, including those granted in November 2022. On December 1, 2023, during his Consulting Period, Mr. Jennings vested in his equity awards that would otherwise have vested on December 1, 2023 in the same manner they would have vested if he had remained an employee on the vesting date pursuant to the terms of the award agreements governing the awards. This included the third tranche of the restricted stock units granted to Mr. Jennings in November 2020 (34,643 shares), the second tranche of the restricted stock units granted to Mr. Jennings in November 2021 (24,220 shares) and the first tranche of the restricted stock units granted to him in November 2022 (16,204 shares), as well as the performance share units granted to him in November 2020 at the performance percentage of 125.1% certified by the Compensation

40 HF Sinclair Corporation

Committee in the fourth quarter of 2023 (130,015 shares). For additional details regarding the treatment of the award modification for Mr. Jennings, see “Compensation Discussion and Analysis—2023 Executive Compensation Decisions—Succession Arrangements with Mr. Jennings and Mr. Go,” “—Summary Compensation Table,” “—2023 Grants of Plan-Based Awards” and “—Outstanding Equity Awards at Fiscal Year End.”

Immediately following the last day of the Consulting Period, Mr. Jennings vested in a pro rata portion of his remaining unvested equity awards based on the total number of days during which he provided services to the Company during the “service period” (as defined in each applicable award agreement), including his services during the Consulting Period. This included pro rata vesting of the then-remaining unvested restricted stock units granted to Mr. Jennings in November 2021 (4,934 shares) and November 2022 (3,674 shares), and pro rata vesting of the performance share units granted to Mr. Jennings in November 2021 (99,124 shares) and November 2022 (36,917 shares) at target. All remaining unvested equity awards at that time were forfeited, including 19,286 and 28,734 restricted stock units granted to Mr. Jennings in November 2021 and November 2022, respectively, and 35,815 and 53,361 performance share units granted to Mr. Jennings in November 2021 and November 2022, respectively.

In light of Mr. Jennings’s long tenure with the Company and its predecessors, which provided him with extensive day-to-day knowledge of the Company’s operations and industry, his involvement in existing matters, and to further assist in Mr. Go’s transition into the Chief Executive Officer role, the Company, HollyFrontier and HF Sinclair Payroll Services, Inc., on behalf of themselves and their respective parents, subsidiaries and affiliates, and Mr. Jennings also entered into a Successor Transition Agreement and Release of Claims, dated February 15, 2023 (the “Successor Transition Agreement”). As a condition to the Successor Transition Agreement, Mr. Jennings also entered into a customary release of claims with the Company. Pursuant to the Successor Transition Agreement, Mr. Jennings provided consulting services to the Company for the Consulting Period. The terms of this consulting arrangement were included in the Successor Transition Agreement. Pursuant to the Successor Transition Agreement, Mr. Jennings received a retainer payment of $50,000 per calendar month (pro-rated for partial months) to provide up to 20 hours of services per week to the Company and its subsidiaries as requested by the Company from time to time. During 2023, Mr. Jennings received consulting fees from us in the aggregate amount of $86,667.

Additionally, in November 2023, the Compensation Committee approved a one-time $500,000 cash transition bonus for Mr. Jennings in light of his extensive efforts and assistance with the transition of his duties to his successor, Mr. Go, as our new Chief Executive Officer and his contributions to the Company after assuming the role of Executive Vice President, Corporate.

2023 Compensation for Mr. Ledbetter

In connection with his appointment as Executive Vice President, Commercial on March 31, 2023, the Compensation Committee determined that Mr. Ledbetter would receive an annual base salary of $500,000, with a target bonus opportunity of 70% of his base salary and a maximum limit of 140% of base salary to be prorated based on the number of days between Mr. Ledbetter’s employment date, March 31, 2023, and the end of the Company’s 2023 performance period on September 30, 2023. In addition, in order to align Mr. Ledbetter with the Company’s stockholders, on the date of his employment, March 31, 2023, Mr. Ledbetter was granted an equity award with an aggregate grant date value of $400,000 in restricted stock units (8,268 restricted stock units). One-third of the restricted stock units vested on December 1, 2023, one third vests on December 1, 2024 and the remaining one third vests on December 1, 2025, subject to Mr. Ledbetter’s continued employment with the Company on each such vesting date.

2023 Compensation for Ms. Pompa

As Ms. Pompa was not an executive officer in 2022, her base salary and annual incentive cash compensation for 2023 were determined by management in the fourth quarter of 2022. No adjustments were made to Ms. Pompa’s compensation at the time she was appointed as an executive officer on March 31, 2023.

Base Salary

The Compensation Committee reviews base salaries annually and establishes base salaries that are competitive with the market to provide our named executive officers with compensation consistent with their responsibilities,

2024 Proxy Statement 41

experience, and individual performance, as well as with our peers. In the fourth quarter of 2022, the Compensation Committee conducted its annual review of base salaries and market survey data for our named executive officers (other than Mr. Ledbetter and Ms. Pompa) and determined that increases in the base salaries for the named executive officers (other than Mr. Ledbetter and Ms. Pompa) were warranted based on factors such as our financial performance, market levels of compensation for comparable positions and internal pay equity.

In the first quarter of 2023, the base salary of Mr. Ledbetter was established by the Compensation Committee in connection with his appointment as Executive Vice President, Commercial. Since Ms. Pompa was not an executive officer in 2022, her base salary for 2023 was determined by management in the fourth quarter of 2022. No adjustment was made to Ms. Pompa’s salary at the time of her appointment as an executive officer.

The following table sets forth the base salaries for 2022 and 2023 of our named executive officers:

Name and Title (as of December 31, 2023)	2022 Base Salary	2023 Base Salary(1)	Percentage Change from 2022 to 2023
Timothy Go (2) President and Chief Executive Officer	$800,000	$1,100,000	37.5%
Atanas H. Atanasov Executive Vice President and Chief Financial Officer	$600,000	$600,000	—
Vaishali Bhatia Executive Vice President, General Counsel and Secretary	$540,000	$600,000	11.1%
Valerie Pompa Executive Vice President, Operations	N/A	$500,000	N/A
Steven C. Ledbetter Executive Vice President, Commercial	N/A	$500,000	N/A
Michael C. Jennings (3) Former Chief Executive Officer; Former Executive Vice President, Corporate	$1,250,000	$1,325,000	6.0%

(1)

Represents the base salaries effective January 1, 2023 for Messrs. Atanasov and Jennings, and Mses. Bhatia and Pompa. Represents the base salary for Mr. Ledbetter effective upon his appointment as Executive Vice President, Commercial, effective March 31, 2023. As this is Ms. Pompa’s first year as an executive officer, her base salary for 2022 is not reflected. For the actual base salaries paid to our named executive officers during 2023, please see the “Summary Compensation Table” below.

(2)

Effective January 1, 2023, Mr. Go’s 2023 base salary as President and Chief Operating Officer was $900,000. Effective upon his promotion to Chief Executive Officer of the Company, effective May 9, 2023, Mr. Go’s 2023 base salary was increased from $900,000 to $1,100,000.

(3)

Effective January 1, 2023, Mr. Jennings 2023 base salary as Chief Executive Officer was $1,325,000. Upon Mr. Jennings’ retirement as Chief Executive Officer, effective May 8, 2023, Mr. Jennings’ 2023 base salary was reduced from $1,325,000 per year to $100,000 per calendar month (pro-rated for partial months) until his Retirement Date.

Annual Incentive Cash Compensation

Under our annual incentive cash compensation program, named executive officers are eligible for cash bonuses that are designed to reward achievement of financial and business goals that are aligned with stockholders’ interests. Annual incentive cash awards for our named executive officers are reviewed annually and are variable based on the Company’s financial and operational performance as measured against pre-established goals and, in certain circumstances, relative to our industry peers.

The performance period for the 2023 annual incentive cash compensation program commenced on October 1, 2022 and ended on September 30, 2023. In the fourth quarter of 2022, the Compensation Committee approved target award levels as well as all other terms of the annual incentive cash compensation awards granted to our then-current named executive officers for 2023.

42 HF Sinclair Corporation

Since Ms. Pompa was not an executive officer in 2022, her annual incentive cash compensation target award level for 2023 was determined by management in the fourth quarter of 2022; however, the Compensation Committee approved her annual incentive cash compensation bonus for the 2023 performance period in November 2023 along with the other named executive officers.

In the first quarter of 2023, the Compensation Committee approved target award levels as well as all other terms of the annual incentive cash compensation award to Mr. Ledbetter upon his appointment as Executive Vice President, Commercial, effective March 31, 2023.

In setting the target award levels and the other terms of the annual incentive cash compensation awards for the named executive officers, the Compensation Committee reviewed annual incentive market data and trends for the Company’s compensation peer group and industry provided by, and considered the recommendation of, its independent compensation consultant, Meridian.

The Compensation Committee made the following modifications to the annual cash incentive program for the 2023 year:

•

EBITDA metrics for the Company’s Marketing segment were added to the financial performance measures and the weighting of the other business segments were adjusted as a result of the addition of the Marketing segment as a new financial reporting segment in the first quarter of 2022;

•

available free cash flow, which represents the cash the Company generates after accounting for cash outflows to support operations and maintain its assets, replaced return on capital employed as a component of the financial performance measures;

•

the Environmental, Health and Safety component of the operational performance measures was expanded to include a component for the reduction of GHG emissions equally weighted with the existing safety and environmental metrics, and with the expansion, the Environmental, Health and Safety component was renamed ESG;

•

with the expansion of the ESG component discussed above, the weighting of the existing Reliability and Operating Expense vs. Budget components of the operational measures were revised from 40% to 33% so that all three components of the operational measures (ESG, Reliability and Operating Expense vs. Budget) are equally weighted at 33%; and

•

with the expansion of the ESG component discussed above, the weighting of the operational and strategic and individual performance measures was changed from 40% to 45% and from 20% to 15%, respectively.

The modifications described above more closely align the Company’s annual cash incentive program metrics with the Company’s financial and operating performance measures and objectives, the practices of the Company’s compensation peer group and the broader market trend of including an ESG metric in annual cash incentive programs.

The annual incentive cash compensation awards are subject to the performance measures set forth in the table below. The awards are subject to a bonus hurdle that may limit the named executive officers’ target bonus to 50% of the individual’s target bonus if the Company does not achieve positive adjusted operating income for the applicable fiscal year. Adjusted operating income of the Company means earnings before interest and taxes as reported in the Company’s audited consolidated financial statements and is calculated as net income (loss) attributable to HF Sinclair stockholders plus (i) interest expense, net of interest income, and (ii) income tax expense plus adjustments for extraordinary items, other unusual or non-recurring items, each as determined in accordance with generally accepted accounting principles and identified in the financial statements, notes to the financial statements or management’s discussion and analysis. The bonus hurdle better aligns executive rewards with shareholder returns and reinforces our objective of paying for performance.

2024 Proxy Statement 43

2023 Annual Incentive Award Opportunities at Minimum, Target and Maximum Payouts

The following table sets forth the minimum, target and maximum award opportunities (as a percentage of annual base salary) for our applicable named executive officers for 2023, and the portion of each named executive officer’s target award opportunity that is allocated to each performance measure (as a percentage of the target award opportunity).

	Award Opportunities			Allocation Among Performance Measures (as a percentage of the annual bonus award)

Name	Minimum	Target	Maximum	Financial Measures	Operational Measures	Strategic and Individual Measures

Timothy Go (1)	50%	150%	300%	40%	45%	15%

Atanas H. Atanasov	50%	90%	180%	40%	45%	15%

Vaishali S. Bhatia	50%	80%	160%	40%	45%	15%

Valerie Pompa	50%	75%	150%	40%	45%	15%

Steven C. Ledbetter (2)	50%	70%	140%	40%	45%	15%

Michael C. Jennings (3)	50%	150%	300%	60%	40%	N/A

(1)

In November 2022, Mr. Go’s target award opportunity for his position as President and Chief Operating Officer was set at 110% and his maximum award was set at 220%, but each were increased as set forth in the table above upon his promotion to Chief Executive Officer on May 9, 2023. As a result, the calculation of Mr. Go’s annual cash incentive award for 2023 was bifurcated, the portion of his award relating to the time of his service as President and Chief Operating Officer was based on a target of 110% and a maximum of 200% and the portion of his award relating to his service as Chief Executive Officer was based on a target of 150% and a maximum of 300%.

(2)

Mr. Ledbetter’s annual cash incentive compensation award was prorated based on his actual salary earnings from March 31, 2023 through the end of the 2023 performance period, which ended on September 30, 2023.

(3)

Amounts in this table reflect the decisions made for Mr. Jennings at the beginning of the award cycle. In connection with his retirement from the Chief Executive Officer role, effective May 8, 2023, pursuant to the terms of the Letter Agreement Mr. Jennings received $1,200,433, which is equal to his 2023 annual incentive cash compensation target award of 150% of his base salary earnings and pro-rated for the portion of the Company’s 2023 annual incentive performance period from October 1, 2022 to May 8, 2023 during which he served as Chief Executive Officer. Effective May 9, 2023, Mr. Jennings was no longer eligible to participate in the Company’s 2023 annual incentive cash compensation plan.

To facilitate timely determination of award payouts, the measurement period for each of the metrics above covers four consecutive quarters starting with the fourth quarter of the preceding year (2022) and ending with the third quarter of the following year (2023). The award payout for each named executive officer is calculated based on the actual base salary earnings received by each named executive officer during the measurement period.

Performance Measures

The 2023 annual incentive awards were subject to our achievement of specified levels of performance with respect to financial, operational, and strategic and individual performance measures for certain NEOs. The following table sets forth the various components for each measure.

Performance Measure (percentage of the annual bonus awards)	Components (percentage of each performance measure)	How It’s Measured (percentage of each component)

FINANCIAL (60% for CEO and 40% for all other NEOs)— aligns the financial interests of our executive officers with the interests of our stockholders (11)		Cumulative Performance vs. Target Thresholds Cumulative EBITDA performance of our five Business Segments plus unallocated corporate expense vs. Cumulative Target for our five Business Segments

44 HF Sinclair Corporation

Performance Measure (percentage of the annual bonus awards)	Components (percentage of each performance measure)	How It’s Measured (percentage of each component)
OPERATIONAL (40% for CEO and 45% for all other NEOs)— reflects key business objectives and drives our overall performance (11)

Enterprise

ESG (33%)

•  Safety

•  Environmental

•  Greenhouse Gas Emissions Reductions (4)

Reliability (33%)

Operating Expense vs. Budget (33%)

Refining and Renewables Segments

ESG (33%) (3)

•  Safety and Health

•  Process Safety Events

•  Community Events

•  Regulatory and Environmental Events

Reliability (33%) (5)

•  Solomon Operational Availability

Operating Expense vs. Budget (33%) (6)

Midstream Segment

ESG (33%) (7)

•  Recordable Injury Rate

•  Lost Time Injury

•  Vehicle Incidents

•  Employee Based Environmental Releases

Reliability (33%) (8)

•  Solomon Liquid Pipeline Availability

Operating Expense vs. Budget (33%) (6)

Lubricants and Specialties Segment

ESG (33%) (9)

•  Safety and Health

•  Process Safety Events

•  Community Events

•  Regulatory and Environmental Events

Reliability (33%) (10)

•  Solomon Operational Availability

Operating Expense vs. Budget (33%) (6)

STRATEGIC AND INDIVIDUAL (15%)— promotes accountability, enhances our business objectives and drives individual growth (11)	Relevant individual metrics for the Named Executive Officers, other than the Chief Executive Officer to which the Strategic and Individual component does not apply

Timothy Go

•  Strategic Development of Lubricants & Specialties Segment

•  Career Development and Staffing Advancement for Leadership Roles

•  Advance Operational Reliability of Key Assets

•  Provide for Effective Management Transition at Corporate Level

Atanas Atanasov

•  Advance Corporate Financial Planning and Analysis Capabilities

•  Achieve 2023 Budget and Effectively Allocate Capital Across Competing Priorities

•  Career Development and Staffing Advancement for Leadership Roles

•  Develop and Execute Upon Key Corporate Level Strategic Initiatives

Vaishali Bhatia

•  Optimize Legal Management of Environmental Liabilities and Related Resolution

•  Strengthen ESG Process in Response to New Regulations/Disclosure Requirements

•  Support Portfolio of Corporate Strategic Initiatives

Valerie Pompa

•  Deliver Improvement in Process Safety Business Plan Initiatives

•  Deliver 2023 Turnaround and Set Up 2024 Turnarounds

•  Take Steps Towards Achievement of 2025 Site Downtime % Targets

•  Develop Digital Transformation Strategy

•  Improve Communication Across the Refining Operations Fleet

2024 Proxy Statement 45

Performance Measure (percentage of the annual bonus awards)	Components (percentage of each performance measure)	How It’s Measured (percentage of each component)

Steven C. Ledbetter

•  Identify, Prioritize and Advance Top Strategic Profit Opportunities

•  Assess and Implement the Most Effective Organizational Design and Key Roles

•  Drive Margin Capture and Growth Across the Integrated Value Chain

•  Improve Key Work Processes and Systems to Unlock Value and Growth

•  Successful Integration/Assimilation into HF Sinclair with Key Stakeholders

(1)

Available Free Cash Flow is measured as Cash Flow from Operating Activities, less non-discretionary capital spending, dividends to Company stockholders and amounts attributable to our non-controlling interests.

(2)

Calculation of EBITDA for purposes of the annual cash incentive awards (“AICP Adjusted EBITDA”) differs from the calculation of EBITDA as reported in our financial statements. See Appendix A for the specific adjustments and the reconciliation of AICP Adjusted EBITDA to net income, the most directly comparable generally accepted accounting principle (“GAAP”) financial measure, for the periods presented.

(3)

For the Refining and Renewables segments, the ESG metric is divided into four equally weighted measures. The payout is based on the Company’s ESG Risk Matrix and is determined by a points system (described below), where events are counted and have multipliers based on severity. Certain events on the ESG Risk Matrix nullify any bonus for a given measure and certain events on the ESG Risk Matrix have no impact on payout. Each measure is based on the average payout for each of the Company’s seven U.S. refineries for the Refining Segment and for each of the four U.S. facilities for the Renewables Segment. The Safety and Health measure is subject to a maximum Total Recordable Incident Rate of 1.25x. If the Total Recordable Incident Rate for the seven U.S. refineries exceeds 1.25x in the measurement period, or the total Recordable Incident Rate for the four U.S. renewable facilities exceeds 1.25x in the measurement period, this measure will payout at 0% regardless of actual performance on this measure.

(4)

Greenhouse Gas Emissions reduction is based on the Company’s goal to reduce the Company’s net greenhouse gas (“GHG”) emissions intensity by 25% by 2030 as compared to 2020 levels. GHG intensity is measured as the Company’s Scope 1 (site emitted) and Scope 2 (off-site utility demand) emissions of CO2, less renewables and blending offsets, divided by refinery crude and lubricants and specialties feedstock. This metric is measured by actual performance during the 2022 calendar year versus target performance for the 2022 calendar year.

(5)

For the Refining and Renewables segments, the reliability metric is based on the weighted average Solomon Operational Availability for the Company’s seven U.S. refineries for the Refining segment and for the four U.S. facilities for the Renewables segment.

(6)

Operating Expense includes all direct and controllable cash operating costs, which includes both operating costs and selling, general and administrative (SG&A) costs. Budgeted costs exclude asset write-downs, impairments, inventory valuation charges, unbudgeted litigation and legal settlement costs, environmental charges resulting from events which occurred prior to the beginning of the performance period, variable energy and utility costs, and unbudgeted bonus expenses and costs related to unbudgeted new capital assets brought online and acquisitions made during the period. The metric is based on the actual cash operating expense of each segment versus the budgeted cash operating expense for each segment.

(7)	For the Midstream segment, the ESG Risk Matrix metric is divided into the following four equally weighted measures:

•	Recordable Injury Rate, which is based on the number of employees out of 100 that have been involved in a recordable event.

•	Lost Time Injury, which is based on the number of injuries causing an employee to miss work.

•	Vehicle Incidents, which is based on the number of incidents generating greater than $5,000 of property damage per 1,000,000 miles driven by HEP employees.

•	Employee Based Environmental Releases, which is based on loss of containment caused by an employee that is reportable to either a state or federal agency.

(8)	For the Midstream segment, the reliability metric is based on the weighted average Solomon Liquid Pipeline Availability.

(9)

For the Lubricants and Specialties segment, the ESG metric is divided into four equally weighted measures. The payout is based on the Company’s ESG Risk Matrix and is determined by a points system, where events are counted and have multipliers based on severity. Certain events on the ESG Risk Matrix nullify any bonus for a given measure and certain events on the ESG Risk Matrix have no impact on payout. Each measure is based on the performance of each of the Mississauga, Petrolia and Amsterdam facilities.

(10)

For the Lubricants and Specialties segment, the reliability metric is based on a modified Solomon Operational Availability for the Petrolia and Amsterdam facilities and a true Solomon Operational Availability for the Mississauga facility.

(11)

As a result of Mr. Go’s transition into the Chief Executive Officer position during 2023, the performance measure percentages applicable to Mr. Go’s annual cash incentive bonus award are as follows: Financial Measures (40%), Operational Measures (45%) and Strategic and Individual Objectives (15%).

46 HF Sinclair Corporation

Financial Measures

The table below sets forth the threshold, target and maximum performance levels for each financial measure and the actual results for the financial measures in 2023:

Metric	Threshold (50%)	Target (100%)	Maximum (200%)	Actual for 2023	Percent of Target Bonus Achievement
Financial Measures					200%
EBITDA (in millions)	$2,008	$2,678	≥$3,347	$3,897.5	200%
Available Free Cash Flow (in millions)	$1,360	$1,560	≥$1,760	$2,212.3	200%

Payouts are interpolated between threshold and target and target and maximum.

Operational Measures

The table below sets forth the threshold, target and maximum performance levels for each operational measure and the actual results for each operational measure in 2023:

Metric	Threshold (50%)	Target (100%)	(200%)	Maximum (250%)	Actual for 2023	Percent of Target Bonus Achievement
Operational Measures
Refining Segment
Safety and Health (1)	6 points	5 points	1-3 points	0 points	3.57 points	71%
Process Safety Events	2 points	1 point	—	0 points	1.71 points	64%
Community Events (1)	2 points	1 point	—	0 points	0 points	250%
Regulatory and Environmental Events (1)	Varies by refinery/ facility	Varies by refinery/ facility	Varies by refinery/ facility	0 points	Varies by refinery/ facility	178%
Renewables Segment
Safety and Health (1)	6 points	5 points	1-3 points	0 points	2.00 points	200%
Process Safety Events	2 points	1 point	—	0 points	0 points	250%
Community Events (1)	2 points	1 point	—	0 points	0 points	250%
Regulatory and Environmental Events (1)	Varies by refinery/ facility	Varies by refinery/ facility	Varies by refinery/ facility	0 points	Varies by refinery/ facility	238%
Midstream Segment
Recordable Injury Rate	1.0	.80	> 0 ≤ .60	0	0.70	150%
Lost Time Injuries	2	1	—	0	0	250%
Vehicle Incidents	1.8	1.4	> 0 and ≤ 1.0	0	0	250%
Employee Based Environmental Releases	3	2	1	0	0	250%
Lubricants and Specialties Segment (Petrolia and Amsterdam Facilities)
Safety and Health (1)	4 points	2 points	1 point	0 points	0 points	250%
Process Safety Events	—	1 point	—	0 points	0 points	250%
Community Events	—	1 point	—	0 points	0 points	250%
Regulatory and Environmental Events	24 points	16 points	1-8 points	0 points	9.5 points	169%

2024 Proxy Statement 47

Metric	Threshold (50%)	Target (100%)	(200%)	Maximum (250%)	Actual for 2023	Percent of Target Bonus Achievement
Lubricants and Specialties Segment (Mississauga Facility)
Safety and Health	4 points	2 points	1 point	0 points	4 points	50%
Process Safety Events	—	1 point	—	0 points	0 points	250%
Community Events	—	1 point	—	0 points	0 points	250%
Regulatory and Environmental Events	13 points	9 points	1-3 points	0 points	7 points	133%

Payouts are interpolated between the levels set forth above.

(1)	Represents an average of the actual 2023 operational results and percent of target bonus achievement across the refineries or facilities.

Metric	Threshold (50%)	Target (100%)	Maximum (200%)	Actual for 2023	Percent of Target Bonus Achievement
Operational Measures
Greenhouse Gas Emissions Reduction (1)	36	35	≤ 34	32	200%

Payouts are interpolated between the levels set forth above.

(1)	Represents GHG net emissions intensity during the 2022 calendar year.

Metric	Threshold (50%)	Target (100%)	Maximum (200%)	Actual for 2023	Percent of Target Bonus Achievement
Operational Measures
Refining Segment
Reliability	≤ 25th Percentile (95.1% Available)	50th Percentile (95.8% Available)	75th Percentile (≥ 96.4% Available)	93.9%	39%
Operating Expense	5% over Budget	Budget	5% or more under Budget	14.9% over budget	0%
Renewables Segment
Reliability	≤ 25th Percentile (95.1% Available)	50th Percentile (95.8% Available)	75th Percentile (≥ 96.4% Available)	69.9%	75%
Operating Expense	5% over Budget	Budget	5% or more under Budget	5.6% under budget	200%
Midstream Segment
Reliability	98.0% Available	98.75% Available	≥ 99.5% Available	99.47%	196%
Operating Expense	5% over Budget	Budget	5% or more under Budget	3.0% under budget	161%

48 HF Sinclair Corporation

Metric	Threshold (50%)	Target (100%)	Maximum (200%)	Actual for 2023	Percent of Target Bonus Achievement
Lubricants and Specialties Segment
Reliability (Petrolia Facility)	96% Available	98% Available	≥ 99% Available	96.3%	67%
Reliability (Amsterdam Facility)	97% Available	98% Available	≥ 99% Available	98.9%	194%
Reliability (Mississauga Facility)	94.6% Available	95.1% Available	≥ 95.6% Available	92.9%	0%
Operating Expense	5% over Budget	Budget	5% or more under Budget	6% under budget	200%

Payouts are interpolated between threshold and target and target and maximum.

The total percent of target bonus achieved for the operational measures was as follows:

Metric	Percent of Target Bonus Achievement

Operational Measures	104%

Refining Segment	66%

Renewables Segment	164%

Midstream Segment	189%

Lubricants and Specialties Segment	163%

Strategic and Individual Performance Measures. In addition to the financial and operational measures, a portion of the award for each of the participating named executive officers, other than Mr. Jennings, whose 2023 award was governed by the Letter Agreement, was based on the Compensation Committee’s evaluation of the executive officer’s strategic and individual performance during the year. In 2021 we determined that it would be appropriate for our Chief Executive Officer’s annual bonus to be fully objective and tied to measurable performance criteria, therefore, prior to his retirement, Mr. Jennings was excluded from these criteria; however, Mr. Go maintained his strategic and individual performance measures as he transitioned to the Chief Executive Officer role in 2023. Messrs. Go, Atanasov and Ledbetter and Mses. Bhatia and Pompa achieved 150% of their target bonus for the strategic and individual performance measures.

2023 Performance. The following table sets forth the named executive officers’ target bonus as a percentage of base salary and the actual payouts to the named executive officers for 2023. As described above under “Compensation Discussion and Analysis—2023 Executive Compensation Decisions—Succession Arrangements with Mr. Jennings and Mr. Go,” Mr. Jennings was no longer eligible to participate in the plan after May 9, 2023, and his compensation was determined separately from the year-end determination for other named executive officers.

Name	Target Bonus (Percent of Salary)	Percentage of Target Bonus Earned	Actual Award Paid ($)

Timothy Go (1)	150%	149%	1,810,658

Atanas H. Atanasov	90%	149%	793,612

Vaishali S. Bhatia	80%	149%	697,166

Valerie Pompa (2)	75%	149%	550,689

Steven C. Ledbetter (3)	70%	149%	253,171

(1)	In November 2022, Mr. Go’s target award opportunity was set at 110% and was increased to 150% upon his promotion to the position of Chief Executive Officer, effective May 9, 2023.

2024 Proxy Statement 49

(2)

Ms. Pompa was not an executive officer in 2022. Her 2023 target award opportunity was set by management in November 2022; however, the Compensation Committee approved her annual incentive cash compensation bonus for the 2023 performance period in November 2023 along with the other named executive officers.

(3)

The Compensation Committee determined that Mr. Ledbetter would receive an annual base salary of $500,000, with a target bonus opportunity of 70% of his base salary and a maximum limit of 140% of base salary to be prorated based on the number of days between Mr. Ledbetter’s employment date, March 31, 2023, and the end of the Company’s 2023 performance period, September 30, 2023.

Long-Term Equity Incentive Compensation.

The Compensation Committee typically grants equity-based awards during the fourth quarter of the year preceding the year to which the awards relate. We view long-term equity incentive compensation as the cornerstone of the executive compensation program because we believe:

•	equity incentives and the related vesting periods help attract and retain executives capable of executing our business strategies;

•	the value received by the recipient of equity incentives is aligned with long-term value creation for our stockholders; and

•	equity incentives provide the closest link between our performance and the executives’ compensation.

In determining the appropriate amount and type of long-term equity incentive awards to be made, the Compensation Committee considers a named executive officer’s position, scope of responsibility, base salary, performance and market compensation information for executives in similar positions in similar companies and prior awards. In addition, the Compensation Committee has historically considered the recommendations of our Chief Executive Officer, except in regard to his own equity awards.

The Compensation Committee approves the grant of restricted stock unit awards and performance share unit awards to our named executive officers. Generally, annual grants of long-term equity incentive awards are made in the fourth quarter of the preceding year in order to align the timing of the long-term equity incentive award grants with the timing of the other compensation decisions made for our named executive officers and, with respect to performance share unit awards, to align the timing of the grant with the quarter in which the performance period commences. Pursuant to SEC rules, the long-term equity incentive awards granted in November 2022 for the 2023 fiscal year are disclosed as 2022 compensation in the Summary Compensation Table and are not included in the 2023 Grants of Plan-Based Awards table included in this proxy statement; however, because these awards relate to the 2023 fiscal year, they are described in greater detail below. The long-term equity incentive awards granted in November 2023 for the 2024 fiscal year are discussed below under “—2024 Executive Compensation Decisions—Long-Term Equity Incentive Compensation for Named Executive Officers.”

Long-Term Equity Incentive Target Value

Annual grants of long-term equity incentive awards are initially approved by the Compensation Committee as a target dollar amount established according to the pay grade of the named executive officer and other factors, including scope of responsibilities, experience and individual performance. For the awards granted in November 2022 for the 2023 fiscal year, the award for Mr. Jennings was allocated 65% to performance share units and 35% to restricted stock units. The awards granted in November 2022 for the 2023 fiscal year to Messrs. Atanasov and Go and Ms. Bhatia were allocated 50% to performance share units and 50% to restricted stock units. The award to Ms. Pompa was allocated 60% to restricted stock units and 40% to performance share units.

In connection with Mr. Go’s promotion to the position of Chief Executive Officer of the Company, effective May 9, 2023, the Compensation Committee approved additional long-term incentive awards for the 2023 fiscal year for Mr. Go in the amount of $3,750,000, 50% was allocated to performance share units and 50% to restricted stock units.

In addition to the annual grants of long-term equity incentive awards described above, the Company may grant long-term equity incentive awards as necessary to attract new executive talent. In connection with the executive appointment of Mr. Ledbetter in March 2023, the Compensation Committee approved a restricted

50 HF Sinclair Corporation

stock unit award to Mr. Ledbetter in the amount of $400,000. This restricted stock unit award was approved by the Compensation Committee in a target dollar amount to incentivize Mr. Ledbetter to serve as an executive officer of the Company and to align his interests with the interests of the Company’s stockholders.

The following table sets forth:

•	the dollar value of the long-term equity incentive award granted for the 2023 fiscal year to each of the named executive officers; and

•	the number of shares of restricted stock units with time-based vesting conditions and performance share units that were awarded for the 2023 fiscal year to each of the named executive officers.

Name	Dollar Value of Long- Term Equity Incentive Award	Number of Restricted Stock Units with Time-Based Vesting	Target Number of Performance Share Units

Timothy Go (1)	$7,250,000	75,567	75,567

Atanas H. Atanasov	$2,000,000	15,966	15,966

Vaishali S. Bhatia	$1,500,000	11,976	11,976

Valerie Pompa	$1,000,000	9,579	6,386

Steven C. Ledbetter (2)	$400,000	8,268	—

Michael C. Jennings (3)	$8,700,000	48,612	90,278

(1)

Includes an award of $3,500,000 on November 8, 2022 and an award of $3,750,000 on May 9, 2023 in connection with Mr. Go’s promotion to Chief Executive Officer, each allocated 50% to performance share units and 50% to restricted stock units.

(2)

On the effective date of his appointment as Executive Vice President, Commercial on March 31, 2023, Mr. Ledbetter received a grant of restricted stock units in the amount of $400,000 (8,268 restricted stock units) to align his interests with those of the Company’s stockholders that vests in thirds on December 1, 2023, December 1, 2024, and December 1, 2025, subject to his continued employment.

(3)

See “Compensation Discussion and Analysis—2023 Executive Compensation Decisions—Succession Arrangements with Mr. Jennings and Mr. Go,” “—Summary Compensation Table,” “—2023 Grants of Plan-Based Awards” and “—Outstanding Equity Awards at Fiscal Year End” for additional details regarding the treatment of Mr. Jennings long-term equity incentive awards granted in November 2022 for the 2023 year.

Restricted Stock Unit Awards

The restricted stock unit awards granted to Messrs. Jennings, Atanasov and Go, and Mses. Bhatia and Pompa in November 2022 for the 2023 fiscal year, and granted to Mr. Ledbetter in March 2023 and Mr. Go in May 2023 for the 2023 fiscal year, vest in three equal annual installments on December 1, 2023, 2024 and 2025 (or the first business day thereafter if the vesting date falls on a Saturday or Sunday), subject to their continued employment. For Messrs. Go and Atanasov and Mses. Bhatia and Pompa, the first tranche of the restricted stock unit awards granted in November 2022 (and for Mr. Ledbetter and Mr. Go, the first tranche of the restricted stock unit awards granted in March 2023 and May 2023, respectively) vested on December 1, 2023 and the remaining two tranches will vest on December 1, 2024 and 2025 (or the first business day thereafter if the vesting date falls on a Saturday or Sunday), subject to their continued employment. For information on the vesting of Mr. Jennings’s awards, see “—2023 Executive Compensation Decisions—Succession Arrangements with Mr. Jennings and Mr. Go.”

The restricted stock unit award granted to Mr. Atanasov in September 2022 to align Mr. Atanasov with the Company’s stockholders, vested in full on September 30, 2023.

Each named executive officer has the right to receive dividends and other distributions paid with respect to their restricted stock units, and these dividend and other distributions are paid at approximately the same time as dividends are received by our common stockholders.

2024 Proxy Statement 51

Performance Share Unit Awards

The performance share unit awards granted to Messrs. Jennings, Atanasov, and Go and Mses. Bhatia and Pompa in November 2022, and granted to Mr. Go in May 2023, for the 2023 fiscal year are subject to the achievement of return on capital employed and total shareholder return during the three-year performance period ending on September 30, 2025 relative to the 2023 “Incentive Peer Group.” For 2023 (and 2022 and 2021), the Incentive Peer Group consisted of the following companies:

•	CVR Energy, Inc.

•	Delek US Holdings, Inc.

•	Marathon Petroleum Corporation

•	PBF Energy Inc.

•	Phillips 66

•	Valero Energy Corporation

We selected these companies because their collective performance is subject to the same external economic conditions we are facing as a company and as an industry as a whole. In addition, our management team and external investment analysts compare our results. The Incentive Peer Group differs from the 2023 compensation peer group because the Incentive Peer Group includes companies that are direct refining competitors that are too large in size or that significantly differ in ownership and management composition from us to be suitable comparisons for determining and establishing competitive pay data for our executives.

Each named executive officer has the right to receive dividend equivalents and other distributions with respect to their performance share units based on the target level of payout, and these dividend equivalents are paid at approximately the same time as dividends are received by our common stockholders.

For the performance share unit awards granted in November 2022, and in May 2023 in the case of Mr. Go, for the 2023 fiscal year:

•

“return on capital employed,” which determines 50% of the shares earned at the end of the performance period, is defined as operating income before depreciation and amortization (excluding inventory valuation gains or losses, asset impairments and non-cash asset write-downs) divided by capital employed at the beginning of the period, where capital employed means the sum of shareholders’ equity plus minority interests plus debt, less goodwill and intangible assets less cash and marketable securities. The Compensation Committee believes return on capital employed is an appropriate metric because it (i) holds management accountable for the efficient use of the Company’s capital and (ii) provides a useful means of comparing the Company’s operating performance relative to the operating performance of our Incentive Peer Group. This metric looks at return on capital employed over a three-year period.

•

“total shareholder return,” which determines 50% of the shares earned at the end of the performance period, is defined as (i) the appreciation in our stock price during the performance period (in dollars) plus cumulative dividends paid during the performance period plus any additional value or compensation received by stockholders (such as stock received from spinoffs), divided by (ii) the closing price of our stock on the first business day of the performance period (which is adjusted to take into account any stock splits, changes in capitalization or other similar events). The Compensation Committee believes total shareholder return is an appropriate metric because it (i) aligns the interests of management with the interests of stockholders, and (ii) provides a useful means of comparing Company overall performance relative to the overall performance of our Incentive Peer Group.

Performance Share Unit Performance Goals

The actual number of performance share units earned at the end of the performance period will be equal to (a) the target number of performance share units granted multiplied by (b) our average performance share unit payout with respect to the performance metrics. The average performance share unit payout is determined by adding our performance share unit payout percentage with respect to each performance metric and dividing the sum by two.

52 HF Sinclair Corporation

For the return on capital employed metric and the total shareholder return metric, a percentile ranking of our return on capital employed versus the return on capital employed of each entity in our Incentive Peer Group and our total shareholder return versus the total shareholder return of each entity in our Incentive Peer Group, respectively, will be calculated at the end of the performance period and payout is determined in accordance with the following table:

Ranking of the Company within Peer Group	Performance Share Unit Payout

90th Percentile or Better	Maximum (200% of Target)

Less than 90th Percentile but Better than 50th Percentile	Interpolate between 100% and 200%

50th Percentile	Target (100%)

Less than 50th Percentile but Better than 25th Percentile	Interpolate between 25% and 100%

25th Percentile	25% of Target (Minimum)

Less than 25th Percentile	Zero

The named executive officer must be employed by us on December 1, 2025 (or the first business day thereafter if such date falls on a Saturday or Sunday) to receive payment of the earned performance share unit awards, except as described below in “Executive Compensation—Potential Payments Upon Termination or Change in Control.” Earned performance share unit awards will be paid in the form of fully vested shares of our common stock.

Change in Control and Severance Benefits

Severance and change in control protections are provided to our named executive officers pursuant to: (i) the terms of outstanding awards granted under the equity plan, (ii) change in control severance agreements and (iii) the Severance Pay Plan (as defined below). The award agreements related to outstanding restricted stock units and performance share units granted to our named executive officers include accelerated vesting provisions in the event of certain terminations of employment, including in connection with a change in control.

We have also entered into change in control severance agreements with each of our named executive officers, as described below. These agreements are designed to provide benefits only in the event of a qualifying termination of employment following a change in control transaction, and do not provide any benefits without a termination of employment. None of the change in control severance agreements we have with our named executive officers contain any tax reimbursement provisions in the event a named executive officer receives potential parachute payments under Section 280G of the Code. Mr. Jennings’s change in control severance agreement terminated upon his retirement on November 9, 2023.

In addition, in November 2022, the Compensation Committee adopted the HF Sinclair Corporation Severance Pay Plan (the “Severance Pay Plan”), pursuant to which all named executive officers and certain members of senior management or other executives of the Company, as designated by the Company, are eligible to receive the severance benefits provided for under the Severance Pay Plan. As of December 31, 2023, the Severance Pay Plan applied to Messrs. Go, Atanasov and Ledbetter and Mses. Bhatia and Pompa.

For additional information regarding change in control and severance benefits, see “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Retirement Benefits and Perquisites

Retirement Plans

Defined Contribution Plan. For 2023, our named executive officers were able to participate in the HF Sinclair Corporation 401(k) Retirement Savings Plan, which is a tax-qualified defined contribution plan (the “401(k) Plan”).

Employees may contribute amounts between 0% and 75% of their eligible compensation to the 401(k) Plan. Employee contributions that were made on a tax-deferred basis were generally limited to $22,500 for 2023, with employees 50 years of age or over able to make additional tax-deferred contributions of $7,500.

2024 Proxy Statement 53

For 2023, we made a retirement contribution of 3% to 8% of the participating employee’s eligible compensation under the 401(k) Plan, subject to applicable limitations under the Code, based on years of service, as follows:

Years of Service	Retirement Contribution (as percentage of eligible compensation)
Less than 5 years	3%
5 to 10 years	4%
10 to 15 years	5.25%
15 to 20 years	6.5%
20 years and over	8%

In addition to the retirement contribution, in 2023, we made matching contributions to the 401(k) Plan equal to 100% of the first 6% of each participating employee’s eligible compensation up to compensation limits. In 2023, all of our named executive officers participated in the 401(k) Plan and received matching contributions and the retirement contribution. Matching contributions vest immediately and retirement contributions are subject to a three-year cliff-vesting period.

Deferred Compensation Plan. Certain of our employees, including our named executive officers, were also eligible to participate in the NQDC Plan in 2023. The NQDC Plan provides certain members of management and other highly compensated employees an opportunity to defer compensation in excess of qualified retirement plan limitations on a pre-tax basis and accumulate tax-deferred earnings to achieve their financial goals.

Participants in the NQDC Plan can contribute between 1% and 50% of their eligible earnings, which includes base salary and annual bonuses, to the NQDC Plan. Participants in the NQDC Plan are also eligible to receive certain employer-provided contributions, including but not limited to matching contributions, retirement contributions and nonqualified non-elective contributions. Matching contributions and retirement contributions represent contribution amounts that could not be made under the 401(k) Plan due to limitations on tax-qualified plans under the Code. We do not provide any subsidized returns or guarantee of returns on compensation deferred by our named executive officers or other participants in the NQDC Plan, nor do we require the participants to meet the 401(k) Plan contribution limits prior to deferring contributions into the NQDC Plan. For more information regarding this plan, see “Executive Compensation—Nonqualified Deferred Compensation.”

Other Benefits and Perquisites

All of our executive officers are eligible to participate in the same benefit plans available generally to our salaried employees, such as medical, dental, vision, long-term and short-term disability and life insurance. We do not maintain separate “executive” plans for any of these benefits. We also make relocation benefits available to our salaried employees, including our named executive officers.

During 2023, Messrs. Go and Jennings, the current Chief Executive Officer and former Chief Executive Officer, respectively, were permitted to use the Company’s aircraft for personal travel, subject to a requirement that they reimburse us for all fuel costs and taxes associated with such personal travel in accordance with our revised Personal Use of Company Aircraft Policy adopted on August 29, 2023 (the “Aircraft Policy”). Pursuant to the Aircraft Policy, the Company will cover up to $50,000 per calendar year of other direct costs, such as landing fees, catering charges, pilot overnight expenses and other similar charges incurred in connection with the Chief Executive Officer’s personal travel. Any direct costs incurred by the Company as a result of the Chief Executive Officer’s personal travel that exceed $50,000 in a calendar year will be invoiced to and must be promptly reimbursed by the Chief Executive Officer. In addition, we permit our Chief Executive Officer’s family members to accompany the executive on a flight when the executive is traveling for business. No additional direct operating cost is incurred by us in such situations, but to the extent that Internal Revenue Service guidelines cause us to impute income to the Chief Executive Officer for such family member travel, and that travel is not business-related, the associated tax liability is the responsibility of the Chief Executive Officer.

54 HF Sinclair Corporation

We provide an annual perquisite allowance of $15,000 to each of our named executive officers which can be used at the executive’s discretion. The Compensation Committee retains the discretion to provide additional monies or benefits above the perquisite allowance on a case-by-case basis. In addition, we may provide personal benefits to our executive officers in limited circumstances associated with executive team-building and strategy planning events.

During 2023, we also provided reserved parking spaces for our executive officers.

From time to time, our Compensation Committee may also establish additional bonus opportunities for our named executive officers. With respect to the 2023 year, our Compensation Committee awarded a one-time $500,000 cash bonus award to Mr. Jennings in connection with his support of the transition of the Chief Executive Officer duties to Mr. Go as our new Chief Executive Officer and his contributions to the Company after assuming the role of Executive Vice President, Corporate.

Stock Ownership Policy

Our Board, the Compensation Committee and our executive officers recognize that ownership of our common stock is an effective means by which to align the interests of our directors and officers with those of our stockholders. The terms of the stock ownership policy for our Company officers are summarized below.

Under the stock ownership policy, in 2023, our Company officers were required to hold shares of our common stock as follows:

Company Officers	Value of Shares Owned

Pay Grade E3 (Chief Executive Officer)	6x base salary

Pay Grade E2 (Chief Financial Officer and General Counsel)	3x base salary

Pay Grade E1 (EVPs of Commercial and Operations, and Lubricants and Specialties)	1x base salary

Our Company officers are required to meet the applicable requirements within five years of employment or promotion.

The Company’s officers are required to continuously own sufficient shares to meet the stock ownership requirements once attained. Until the Company officers attain compliance with the stock ownership policy, the Company officers will be required to hold 50% of the shares of common stock received from any equity award, net of any shares used to pay tax withholdings. If a Company officer attains compliance with the stock ownership policy and subsequently falls below the requirement because of a decrease in the price of our common stock, the Company officer will be deemed in compliance provided that the Company officer retains the shares then held.

As of December 31, 2023, all of our then-serving named executive officers were in compliance with the stock ownership policy.

Anti-Hedging and Anti-Pledging Policy

All of our employees, including our named executive officers, are subject to our Insider Trading Policy, which, among other things, prohibits employees from entering into short sales or hedging or pledging our securities.

The anti-hedging policy contained in our Insider Trading Policy specifically prohibits employees, including our named executive officers, and their designees from purchasing financial instruments or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities (or derivatives thereof), including through, among other mechanisms, the purchase of financial instruments (such as prepaid variable forward contracts, equity swaps, collars, and exchange funds) or other transactions that are designed to hedge or offset any decrease in the market value of shares of our securities (or derivatives thereof). Additionally, all employees, including our named executive officers, are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

2024 Proxy Statement 55

Recoupment of Compensation

In November 2023, in accordance with the implementing regulations of the Dodd-Frank Act and NYSE Listing Standards, the Board adopted a new mandatory clawback policy (the “Dodd-Frank Policy”) and a revised discretionary clawback policy for certain acts of misconduct, which is located in the Company’s employee handbook (the “Misconduct Policy” and, together with the Dodd-Frank Policy, the “Clawback Policies”). The Clawback Policies were effective as of December 1, 2023.

The Dodd-Frank Policy provides that, in the event the Company is required to prepare an accounting restatement of any of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under U.S. securities laws, the Compensation Committee will seek to recoup all “recoverable” compensation, received on or after October 2, 2023, that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure. “Recoverable” compensation is the amount of compensation that was granted, earned or vested during the last three completed fiscal years prior to the restatement based upon the financial reporting measure above what would have been received pursuant to the financial reporting measure had the financial statements in question been accurate. “Recoverable” compensation does not include base salaries, discretionary cash bonuses, awards (either cash or equity) that are based upon subjective, strategic or operational standards and equity awards that vest solely on the passage of time. The Dodd-Frank Policy applies to all current and former Section 16 officers, including our current NEOs, and is a “no fault” policy, meaning that it may be triggered in the absence of fraud or willful misconduct by the executive.

The Misconduct Policy provides that, in the event of any Misconduct (as defined below) by any U.S.-based employee of the Company, including our NEOs, at any point during the 12-month period preceding the date the Compensation Committee (for all Board-appointed executive officers) is notified of the event of Misconduct, the Compensation Committee may (as determined in its sole discretion and to the extent permitted by applicable law) cause the Company to (a) require such employee to repay any Incentive Compensation (as defined below) paid to the employee or that such employee was awarded or vested within the 24-month period prior to the date the Compensation Committee becomes aware of the Misconduct or at any time during or following the Misconduct, and/or (b) forfeit any Incentive Compensation owed to the employee, including cancelling any unvested, unearned or unsettled Incentive Compensation. “Incentive Compensation” includes any bonuses and other incentive and equity compensation, in each case as determined in the sole discretion of the Compensation Committee.

Misconduct will be deemed to have occurred on the date that an employee engages in, intentionally or knowingly benefits from, or has supervisory authority over and knows of, or is willfully blind to, another’s fraud, theft, willful misconduct, gross negligence, or any act or failure having a similar effect on the Company’s reputation or performance or any act or omission that would result in recoupment under the Department of Justice’s Compensation Incentives and Clawback Pilot Program. The determination of Misconduct will, for Board-appointed executive officers, be made by the Compensation Committee.

Further, our change in control severance agreements with our named executive officers provide that amounts paid or payable pursuant to such agreements may be forfeited and/or recouped to the extent required by applicable law or any clawback policy that we adopt.

In addition, the agreements for awards under our long-term equity incentive program provide that the award, including amounts paid or realized with respect to the award, may be subject to reduction, cancelation, forfeiture or recoupment to the extent required by applicable law or any clawback policy that we adopt.

Impact of Regulatory Compliance

In designing and implementing programs applicable to executives, the Compensation Committee considers the anticipated tax treatment to us and our executive officers of various payments and benefits, and the effects of applicable provisions of the Code, including Sections 280G and 162(m).

Section 280G of the Code prohibits the deduction of any “excess parachute payment.” Benefits payable under the change in control severance agreements entered into with certain of our executives, including all of our named executive officers, as well as accelerated vesting under restricted stock unit and performance share unit awards could

56 HF Sinclair Corporation

result in “excess parachute payments” that are not deductible by us. For more information regarding amounts payable and benefits available upon the occurrence of a change in control, see “Executive Compensation—Potential Payments Upon Termination or Change in Control.” None of the change in control severance agreements we have with our named executive officers contain any tax reimbursement provisions in the event a named executive officer receives potential parachute payments under Section 280G of the Code.

2024 Executive Compensation Decisions

Annual Cash Incentive Compensation for Named Executive Officers

In the fourth quarter of 2023, the Compensation Committee approved target award levels as well as all other terms of the annual incentive cash compensation awards granted to our named executive officers for 2024. The Compensation Committee made the following changes to the annual incentive cash compensation program measures for 2024:

•

The ESG operational measures for each site will be measured and accrued on a quarterly basis and all four quarters of the performance period will be aggregated and averaged by segment, segment results will then be weighted according to their respective segment weighting and all segments will be aggregated to arrive at the annual enterprise ESG operational performance payout for our named executive officers. Sites that meet the performance criteria in multiple quarters will be eligible for performance multipliers ranging from 1.5 to 2.5.

•

For the Refining, Renewables and Lubricants and Specialties business segments, the ESG operational measures will be based on three equally weighted measures: (i) occupational and process safety; (ii) environmental; and (iii) reduction of greenhouse gas emissions.

•

The occupational and process safety measure was expanded to include contractor recordables and will be based on each site’s achievement of a zero employee and contractor recordables target and a zero Tier 1 and one Tier 2 event target, replacing the prior point system.

•	The environmental measure will be based on each site’s achievement of a site specific perfect environmental day target, replacing the prior tiered event point system.

•	The site community events measure previously included in the 2023 ESG operational performance measures was removed.

•

The reliability operational performance measure will be based on each site’s non-turnaround operational unavailability associated with planned and unplanned events (excluding turnarounds), replacing the Solomon Operational Availability metrics.

The Compensation Committee made no other changes from the prior year to the annual incentive cash compensation program for 2024 for the named executive officers. The 2024 annual incentive cash compensation awards will continue to be subject to a bonus hurdle that may limit the named executive officers’ target bonus to 50% of the individual’s target bonus if the Company does not achieve positive adjusted operating income for the 2024 fiscal year. Adjusted operating income of the Company means earnings before interest and taxes as reported in the Company’s audited consolidated financial statements and is calculated as net income (loss) attributable to the Company’s stockholders plus (i) interest expense, net of interest income, and (ii) income tax expense plus adjustments for extraordinary items, other unusual or non-recurring items, each as determined in accordance with generally accepted accounting principles and identified in the financial statements, notes to the financial statements or management’s discussion and analysis. The bonus hurdle is intended to align executive rewards with shareholder returns and reinforces our objective of paying for performance. The Compensation Committee will continue to retain full discretion to pay, not pay or modify all annual incentive cash compensation awards.

Long-Term Equity Incentive Compensation for Named Executive Officers

In November 2023, the Compensation Committee approved grants of restricted stock units with time-based vesting conditions and performance share units to our named executive officers (other than Mr. Jennings who retired from the Company in November 2023) for the 2024 fiscal year.

Pursuant to SEC rules, the long-term equity incentive awards granted in November 2023 for the 2024 fiscal year are disclosed as 2023 compensation in the Summary Compensation Table and are reported in the 2023 Grants of Plan-

2024 Proxy Statement 57

Based Awards table included in this proxy statement. For the awards granted in November 2023 for the 2024 fiscal year, the award for Mr. Go was allocated 65% to performance share units and 35% to restricted stock units. The awards to Mr. Atanasov and Ms. Bhatia were allocated 50% to performance share units and 50% to restricted stock units and the awards to Ms. Pompa and Mr. Ledbetter were allocated 40% to performance share units and 60% to restricted stock units. These awards are described in greater detail below.

The following table sets forth:

•	the dollar value of the long-term equity incentive award granted in 2023 for the 2024 fiscal year to each of the named executive officers; and

•	the number of restricted stock units with time-based vesting conditions and performance share units that were awarded for the 2024 fiscal year to each of the named executive officers.

Name	Dollar Value of Long- Term Equity Incentive Award	Number of Restricted Stock Units with Time-Based Vesting	Target Number of Performance Share Units
Timothy Go	$7,850,000	50,703	94,160
Atanas H. Atanasov	$2,350,000	21,684	21,684
Vaishali S. Bhatia	$1,550,000	14,304	14,304
Valerie Pompa	$1,250,000	13,842	9,227
Steven C. Ledbetter	$1,000,000	11,073	7,382
Michael C. Jennings (1)	—	—	—

(1)

Due to Mr. Jennings’s retirement from the Chief Executive Officer role on May 8, 2023 and his retirement from the Company on November 9, 2023, he did not receive a long-term equity incentive award for the 2024 fiscal year.

Restricted Stock Unit Awards

In November 2023, the Compensation Committee approved grants of restricted stock units with time-based vesting conditions to our named executive officers (other than Mr. Jennings who retired from the Company in November 2023) for the 2024 fiscal year. For Mr. Go, the restricted stock units awarded in November 2023 for the 2024 fiscal year represented 35% of his total long-term equity incentive award. For Mr. Atanasov and Ms. Bhatia, the restricted stock units awarded in November 2023 for the 2024 fiscal year represented 50% of their total long-term equity incentive award. For Ms. Pompa and Mr. Ledbetter, the restricted stock units awarded in November 2023 for the 2024 fiscal year represented 60% of their total long-term equity incentive award. The restricted stock units awarded in November 2023 for the 2024 fiscal year will vest in three equal installments on December 1, 2024, 2025 and 2026 (or the first business day thereafter if December 1 falls on a Saturday or Sunday), subject to continued employment.

Each named executive officer that received an award has the right to receive dividend equivalents and other distributions paid with respect to such restricted stock units, and these dividend equivalents are paid at approximately the same time as dividends are received by our common stockholders.

Performance Share Unit Awards

In November 2023, the Compensation Committee granted performance share unit awards to our named executive officers (other than Mr. Jennings who retired from the Company in November 2023) for the 2024 fiscal year. Each named executive officer who received performance share unit awards was granted a target number of performance share units. For Mr. Go, the target number of performance share units represented 65% of his total long-term equity incentive award granted in November 2023 for fiscal year 2024. For Messrs. Atanasov and Ms. Bhatia, this target number of performance share units represented 50% of their total long-term equity incentive award for fiscal year 2024. For Ms. Pompa and Mr. Ledbetter, this target number of performance share units represented 40% of their total long-term equity incentive award for fiscal year 2024.

58 HF Sinclair Corporation

The Compensation Committee determined that performance metrics for the November 2023 grants would consist of return on capital employed and total shareholder return during the performance period as measured against that of the 2024 Incentive Peer Group. The 2024 Incentive Peer Group consists of:

• CVR Energy Inc.	• PBF Energy Inc.

• Delek US Holdings, Inc.	• Phillips 66

• Marathon Petroleum Corporation	• Valero Energy Corporation

The performance period for these performance share unit awards runs from October 1, 2023 through September 30, 2026. Each named executive officer that received an award has the right to receive dividend equivalents and other distributions with respect to such performance share units based on the target level of payout, and these dividend equivalents are paid at approximately the same time as dividends are received by our common stockholders.

For the performance share unit awards granted in November 2023 for the 2024 fiscal year, “return on capital employed” and “total shareholder return” are calculated in the same manner as they are calculated for the performance share units granted in November 2022 for the 2023 fiscal year. The actual number of performance share units earned at the end of the performance period will be determined in the same manner as the performance share unit awards granted in November 2022 for the 2023 fiscal year.

For the return on capital employed metric and the total shareholder return metric, a percentile ranking of our return on capital employed versus the return on capital employed of each entity in our Incentive Peer Group and our total shareholder return versus the total shareholder return of each entity in our Incentive Peer Group, respectively, will be calculated at the end of the performance period and payout is determined in the same manner as the performance share unit awards granted in November 2022 for the 2023 fiscal year.

The named executive officer must be employed by us on December 1, 2026 (or the first business day thereafter if such date falls on a Saturday or Sunday) to receive payment of the earned performance share unit awards, except as described below in “Executive Compensation—Potential Payments Upon Termination or Change in Control.” Earned performance share unit awards will be paid in the form of fully vested shares of our common stock.

2024 Proxy Statement 59

Compensation Committee Report

The Compensation Committee of the HF Sinclair Corporation Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board of Directors

Leldon E. Echols	Anna C. Catalano	Manuel J. Fernandez	Franklin Myers
Chairperson

60 HF Sinclair Corporation

Executive Compensation

The following executive compensation tables and related information are intended to be read together with the more detailed disclosure regarding our executive compensation program presented under “Compensation Discussion and Analysis” above.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers for the last three completed years, to the extent that the individual was a named executive officer during those years.

Name and Principal Position in 2023	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
Timothy Go Chief Executive Officer and President	2023	$1,030,000	—	$12,336,306	$1,810,658	$34,289	$316,565	$15,527,818
	2022	$800,000	—	$3,648,905	$1,261,191	—	$196,344	$5,906,440
	2021	$772,892	—	$2,377,064	$1,229,795	—	$180,347	$4,560,098
Atanas H. Atanasov Executive Vice President and Chief Financial Officer	2023	$600,000	—	$2,482,877	$793,612	$384	$224,278	$4,101,151
	2022	$152,308	$300,000	$2,418,223	—	—	$60,334	$2,930,865

Vaishali S. Bhatia (7) Executive Vice President, General Counsel and Secretary	2023	$600,000	—	$1,637,839	$697,166	—	$161,595	$3,096,600
	2022	$540,000	—	$1,564,059	$965,693	—	$135,360	$3,205,112
	2021	$476,567	—	$1,240,321	$584,391	—	$121,585	$2,422,864
Valerie Pompa Executive Vice President, Operations	2023	$500,000	—	$1,306,629	$550,689	—	$107,480	$2,464,798

Steven C. Ledbetter Executive Vice President, Commercial	2023	$376,923	—	$1,445,277	$253,171	—	$195,730	$2,271,101

Michael C. Jennings Former Chief Executive Officer; Former Executive Vice President, Corporate	2023	$1,203,855	$500,000	$20,838,893	$1,200,433	$14,448	$464,538	$24,222,167
	2022	$1,250,000	—	$9,180,707	$2,846,924	—	$523,421	$13,801,052
	2021	$1,084,154	—	$7,357,061	$2,606,264	—	$426,185	$11,473,664

(1)	Represents base salary actually paid during the respective fiscal year and may reflect partial year payments for years in which NEOs were not employed during the entirety of that year.

Upon Mr. Jennings’ retirement from the Chief Executive Officer role, effective May 8, 2023, Mr. Jennings’ 2023 base salary was reduced from $1,325,000 per year to $100,000 per calendar month (pro-rated for partial months) until his retirement date of November 9, 2023. The 2023 base salary shown for Mr. Jennings also includes the payout of accrued vacation upon his retirement in the amount of $107,798.

Effective January 1, 2023, Mr. Go’s 2023 base salary was $900,000. Effective upon his promotion to Chief Executive Officer of the Company, on May 9, 2023, Mr. Go’s 2023 base salary was increased from $900,000 to $1,100,000.

Effective upon his appointment as Executive Vice President, Commercial on March 31, 2023, Mr. Ledbetter’s base salary was $500,000. The 2023 salary shown in this table represents Mr. Ledbetter’s actual base salary earnings for the period beginning March 31, 2023 through December 31, 2023.

(2)

For Mr. Atanasov, represents a cash sign-on bonus paid in connection with his appointment as Executive Vice President and Chief Financial Officer of the Company on September 30, 2022 to compensate him for his forfeited bonus with his prior employer.

For Mr. Jennings, represents a one-time cash bonus paid in December 2023 in connection with his support of the transition of the Chief Executive Officer duties to Mr. Go as our new Chief Executive Officer and his contributions to the Company after assuming the role of Executive Vice President, Corporate.

2024 Proxy Statement 61

(3)

Represents the aggregate grant date fair value of awards of restricted stock units and performance share units made in the year indicated, calculated in accordance with FASB ASC Topic 718, Compensation—Stock Compensation, excluding the effects of estimated forfeitures and does not reflect the actual value that may be ultimately realized by the executive. See Note 8 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards.

Long-term equity incentive awards are granted in the year prior to the year to which they relate, therefore awards granted in November 2021 for the 2022 fiscal year are reported in the “Stock Awards” column of the Summary Compensation Table for 2021, long-term equity incentive awards granted in November 2022 for the 2023 fiscal year are reported in the “Stock Awards” column of the Summary Compensation Table for 2022, and long-term equity incentive awards granted in November 2023 for the 2024 fiscal year are reported in the “Stock Awards” column of the Summary Compensation Table for 2023, in each case, in accordance with SEC rules.

For Mr. Go, the amount shown in the “Stock Awards” column for 2023 also includes a grant of 47,628 restricted stock units and 47,628 performance share units on the date of his promotion to Chief Executive Officer.

For Mr. Atanasov, the amount shown in the “Stock Awards” column for 2022 also includes a grant of 6,185 restricted stock units on the date of his appointment as Executive Vice President and Chief Financial Officer.

For Mr. Ledbetter, the amount shown in the “Stock Awards” column for 2023 also includes a grant of 8,268 restricted stock units on the date of his appointment as Executive Vice President, Commercial.

For Mr. Jennings, the amount shown in the “Stock Awards” column for 2023 reflects the results of the award modification of his unvested 2020, 2021 and 2022 restricted stock unit grants and his 2020, 2021 and 2022 performance share unit grants in connection with his retirement and pursuant to the terms of the Letter Agreement and Successor Transition Agreement. The amount reported for Mr. Jennings for 2023 reflects the incremental fair value of these modified awards, computed as of their modification date on February 15, 2023 in accordance with FASB ASC Topic 718, and assumes settlement at target for his performance share units. See “Compensation Discussion and Analysis—2023 Executive Compensation Decisions—Succession Arrangements with Mr. Jennings and Mr. Go,” “—2023 Grants of Plan-Based Awards” and “—Outstanding Equity Awards at Fiscal Year End.”

The performance share units awarded in November 2023 to the NEOs (other than Mr. Jennings) and in May 2023 to Mr. Go are subject to a “market condition” (the total shareholder return (“TSR”) performance metric) and a “performance condition” (the return on capital employed (“ROCE”) performance metric). For purposes of determining the grant date fair value of the performance share units granted in November 2023, in accordance with SEC rules and FASB ASC Topic 718, we have assumed an aggregate settlement of 111.3%, which includes a settlement of 61.30% of the TSR portion of the award and 50% of the ROCE portion of the award. For purposes of determining the grant date fair value of the performance share units granted in May 2023 to Mr. Go, in accordance with SEC rules and FASB ASC Topic 718, we have assumed an aggregate settlement of 108.5%, which includes a settlement of 58.5% of the TSR portion of the award and 50% of the ROCE portion of the award. The maximum payout of the aggregate awards, however, could be up to 200%. If the ROCE portion of the award was settled at the maximum payout level of 200% (resulting in settlement of the aggregate award in an amount equal to 161.30% for the November 2023 awards and 158.5% for the May 2023 award to Mr. Go), the grant date fair value of the performance share unit awards would be as follows: Mr. Go, $11,202,418; Mr. Atanasov, $1,895,349; Ms. Bhatia, $1,250,272; Ms. Pompa, $806,510; and Mr. Ledbetter, $645,240.

For additional information regarding the awards granted in 2023, see “Compensation Discussion and Analysis—2024 Executive Compensation Decisions,” “—2023 Grants of Plan-Based Awards,” and “—Outstanding Equity Awards at Fiscal Year End.”

(4)

For 2023, represents payments made pursuant to the annual incentive cash compensation program with respect to the financial measures, operational measures and strategic and individual measures, as applicable. The 2023 awards are described in more detail in “Compensation Discussion and Analysis—2023 Executive Compensation Decisions—Annual Incentive Cash Compensation.”

Mr. Atanasov was not eligible for an annual incentive cash award for 2022 since he joined on the last day of the 2022 performance period.

For 2022, includes a strategic incentive cash compensation award for 2022 paid to Ms. Bhatia in connection with her efforts in facilitating the Company’s successful closing of the Sinclair Transactions.

For Mr. Ledbetter, represents a payment made pursuant to the annual incentive cash compensation program, pro-rated based on the number of days between the date Mr. Ledbetter began serving as Executive Vice President, Commercial and the end of the Company’s 2023 performance period.

For Mr. Jennings, represents his 2023 annual incentive cash compensation target award of 150% of his base salary earnings pro-rated for the portion of the Company’s 2023 annual incentive performance period from October 1, 2022 to May 8, 2023 during which he served as Chief Executive Officer. Effective May 9, 2023, Mr. Jennings was no longer eligible to participate in the Company’s 2023 annual incentive cash compensation plan.

(5)

The amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column for 2023 represent NQDC Plan earnings in excess of 120% of the long-term applicable federal rate for January 2023 of 4.52% for any investment options chosen by the applicable NEOs that were not also available in our 401(k) Plan. For additional information regarding our NQDC Plan, see “Nonqualified Deferred Compensation” below on page 68.

(6)	For 2023, includes compensation as described under “All Other Compensation” below.

(7)	Ms. Bhatia resigned as Executive Vice President, General Counsel and Secretary, effective March 15, 2024.

62 HF Sinclair Corporation

All Other Compensation

The table below describes the components of compensation for 2023 included in the “All Other Compensation” column in the Summary Compensation Table above.

Name	401(k) Plan Retirement Contributions	401(k) Plan Company Matching Contributions	NQDC Plan Retirement Contributions	NQDC Plan Company Matching Contributions	Perquisites(1)	Tax Reimburse- ments(2)	Other(3)	Total

Timothy Go	$9,900	$19,800	$74,974	$149,947	$56,944	—	$5,000	$316,565

Atanas H. Atanasov	$9,900	$19,800	$31,908	$63,817	$15,923	$32,044	$50,886	$224,278

Vaishali S. Bhatia	$17,325	$19,800	$50,655	$57,892	$15,923	—	—	$161,595

Valerie Pompa	$9,900	$19,800	$21,586	$42,595	$11,676	—	$1,923	$107,480

Steven C. Ledbetter	$9,900	$19,108	—	—	$11,660	$54,277	$100,785	$195,730

Michael C. Jennings	$21,450	$19,800	$132,447	$122,259	$71,915	—	$96,667	$464,538

(1)

For Mr. Go, amounts include an annual perquisite allowance of $15,000, $31,159 in imputed income for family travel on our aircraft when the executive travel was for personal reasons and $10,269 for other direct costs (such as pilot overnight expenses and catering charges) of such travel pursuant to the Company’s Aircraft Policy, $95 for an excursion he participated in during the 2023 Board strategy meeting and $420 for a Company-paid reserved parking spot. For additional information regarding the Company’s Aircraft Policy, see “Components of Our Executive Compensation Program During 2023—Retirement Benefits and Perquisites—Other Benefits and Perquisites.”

For Mr. Atanasov, amounts include an annual perquisite allowance of $15,000, $503 for an excursion he participated in during the 2023 Board strategy meeting and $420 for a Company-paid reserved parking spot.

For Ms. Bhatia, amounts include an annual perquisite allowance of $15,000, $503 for an excursion she participated in during the 2023 Board strategy meeting and $420 for a Company-paid reserved parking spot.

For Ms. Pompa, amounts include three-quarters ($11,250) of the annual perquisite allowance of $15,000, $6 for an excursion she participated in during the 2023 Board strategy meeting and $420 for a Company-paid reserved parking spot.

For Mr. Ledbetter, amounts include three-quarters ($11,250) of the annual perquisite allowance of $15,000, $95 for an excursion he participated in during the 2023 Board strategy meeting and $315 for a Company-paid reserved parking spot.

For Mr. Jennings, amounts include an annual perquisite allowance of $15,000, which is paid in quarterly installments, $2,554 in imputed income for family travel on our aircraft when the executive travel was for business and personal reasons and $2,371 for other direct costs (such as pilot overnight expenses and catering charges) of such travel pursuant to the Company’s Aircraft Policy, a retirement gift valued at $51,565 in recognition of his service to the Company, $6 for an excursion he participated in during the 2023 Board strategy meeting and $420 for a Company-paid reserved parking spot. For additional information regarding the Company’s Aircraft Policy, see “Components of Our Executive Compensation Program During 2023—Retirement Benefits and Perquisites—Other Benefits and Perquisites.”

For more information regarding the annual perquisite allowances provided to our NEOs, please see “Compensation Discussion and Analysis—Components of our Executive Compensation Program During 2023—Other Benefits and Perquisites.”

(2)

For Mr. Atanasov and Mr. Ledbetter, represents tax payments made on their behalf with respect to imputed income for reimbursement of moving and relocation expenses they incurred as a result of relocating to join the Company.

(3)

For Mr. Go, represents a charitable contribution of $5,000 made by the Company in his name to the charity of his choice under the Company’s policy of matching contributions to the HF Sinclair Political Action Committee.

For Mr. Atanasov, represents a charitable contribution of $1,500 made by the Company in his name to the charity of his choice under the Company’s policy of matching contributions to the HF Sinclair Political Action Committee, and reimbursement of moving and relocation expenses the executive incurred in the amount of $49,386 as a result of relocating to join the Company.

For Ms. Pompa, represents a charitable contribution of $1,923 made by the Company in her name to the charity of her choice under the Company’s policy of matching contributions to the HF Sinclair Political Action Committee.

For Mr. Ledbetter, represents a charitable contribution match of $2,112 made by the Company in his name to the charity of his choice under the Company’s policy of matching contributions to the HF Sinclair Political Action Committee, a cash moving allowance of $8,000, a home sale bonus of $20,025 and reimbursement of moving and relocation expenses the executive incurred in the amount of $70,648 as a result of relocating to join the Company.

For Mr. Jennings, represents a charitable contribution of $10,000 made by the Company in his name to the charity of his choice under the Company’s policy of matching contributions to the HF Sinclair Political Action Committee, and $86,667 in consulting service fees paid to Mr. Jennings following his retirement from the Company in 2023 pursuant to the terms of his Successor Transition Agreement. For additional information regarding the terms of Mr. Jennings’s Successor Transition Agreement, see “Compensation Discussion and Analysis—2023 Executive Compensation Decisions—Succession Arrangements with Mr. Jennings and Mr. Go.”

2024 Proxy Statement 63

2023 Grants of Plan-Based Awards

The following table provides information about plan-based awards granted to our named executive officers under our equity and non-equity incentive plans during 2023. Certain equity awards reported below were granted in November 2023 for the 2024 fiscal year and are reported in this table as 2023 compensation in accordance with SEC rules. These awards are described in greater detail above under “Compensation Discussion and Analysis—2024 Executive Compensation Decisions.” Annual equity awards are generally made once each year in the fourth quarter of the year preceding the year to which the annual awards relate in order to align the timing of the long-term equity incentive award grants with the timing of the other compensation decisions made for our executive officers. In accordance with SEC rules, the equity awards granted in November 2022 for the 2023 fiscal year were previously reported as 2022 compensation in the Grants of Plan-Based Awards table contained in our proxy statement filed with the SEC on April 6, 2023.

In this table, awards are abbreviated as “AICP” for awards under the annual incentive cash compensation program, “RSU” for restricted stock unit awards and “PUA” for performance share unit awards. The restricted stock unit awards and performance share unit awards granted to our named executive officers were granted under the HF Sinclair Corporation Amended and Restated 2020 Long Term Incentive Plan (as amended, the “LTIP”).

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
Name	Type	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)

Timothy Go (5)	AICP (6)		$606,539	$1,213,077	$2,426,154
	RSU	5/9/23							47,628	$1,875,114
	PUA	5/9/23				23,814	47,628	95,256		$2,034,484
	RSU	11/7/23							50,703	$2,747,596
	PUA	11/7/23				47,080	94,160	188,320		$5,679,112
Atanas H. Atanasov	AICP		$265,846	$531,692	$1,063,384
	RSU	11/7/23							21,684	$1,175,056
	PUA	11/7/23				10,842	21,684	43,368		$1,307,821
Vaishali S. Bhatia	AICP		$233,539	$467,077	$934,154
	RSU	11/7/23							14,304	$775,134
	PUA	11/7/23				7,152	14,304	28,608		$862,705
Valerie Pompa	AICP		$184,471	$368,942	$737,884
	RSU	11/7/23							13,842	$750,098
	PUA	11/7/23				4,613	9,227	18,454		$556,531
Steven C. Ledbetter	AICP		$84,808	$169,615	$339,230
	RSU)	3/31/23							8,268	$400,006
	RSU	11/7/23							11,073	$600,046
	PUA	11/7/23				3,691	7,382	14,764		$445,225
Michael C. Jennings	AICP		—	—	—
	RSU	2/15/23							211,108	$11,974,523
	PUA	2/15/23				51,964	103,929	207,858		$8,864,370

(1)

Represents the potential payouts for awards granted under our annual incentive cash compensation program, which were subject to achieving certain performance targets with respect to financial measures, operational measures and strategic and individual measures, as applicable. Amounts reported (a) in the “Threshold” column reflect 50% of the named executive officer’s target award opportunity under the annual incentive cash compensation program, which, in accordance with SEC rules, is the minimum amount payable for a certain level of performance under the award, (b) in the “Target” column reflect 100% of the named executive officer’s target award opportunity under the annual incentive cash compensation program, which is the target amount payable under the award, and (c) in the “Maximum” column reflect 200% of the named executive officer’s target award opportunity under the annual incentive cash compensation program, which is the maximum amount payable under the award. If less than minimum levels of performance, as described in the “Threshold” column, are

64 HF Sinclair Corporation

attained with respect to the financial measures, operational measures and strategic and individual measures, as applicable, under the annual incentive cash compensation program, then 0% of the named executive officer’s target award opportunity will be earned.

The performance targets and target awards are described under “Compensation Discussion and Analysis—2023 Executive Compensation Decisions—Annual Incentive Cash Compensation.” Amounts actually paid with respect to the awards reported in this table are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2023.

In connection with Mr. Jennings’s retirement from the Chief Executive Officer role and pursuant to the terms and conditions of the Letter Agreement, Mr. Jennings received an annual cash incentive award of $1,200,433 in June 2023 which represents his 2023 annual incentive cash compensation target award of 150% of his base salary earnings pro-rated for the portion of the Company’s 2023 annual incentive performance period from October 1, 2022 to May 8, 2023 during which he served as Chief Executive Officer. Effective May 9, 2023, Mr. Jennings was no longer eligible to participate in the Company’s 2023 annual incentive cash compensation plan. See “Compensation Discussion and Analysis—2023 Executive Compensation Decisions—Succession Arrangements with Mr. Jennings and Mr. Go.”

(2)

Represents the potential number of performance share units payable under the LTIP. Amounts reported (a) in the “Threshold” column reflect 50% of the target number of performance share units awarded to each named executive officer, which, in accordance with SEC rules, is the minimum amount payable for a certain level of performance under the performance share unit awards, (b) in the “Target” column reflect 100% of the target number of performance share units awarded to each named executive officer, which is the target amount payable under the performance share unit awards, and (c) in the “Maximum” column reflect 200% of the target number of performance share units awarded to each named executive officer, which is the maximum amount payable under the performance share unit awards. If less than minimum levels of performance, as described in the “Threshold” column, are attained with respect to the return on capital employed and total shareholder return performance metrics applicable to the performance share unit awards, then 0% of the target number of performance share units awarded will be earned.

The number of shares actually delivered at the end of the performance period may vary from the target number of performance share units, based on our achievement of the specific performance measures. Performance targets and target awards for the awards reported above are described under “Compensation Discussion and Analysis—2024 Executive Compensation Decisions—Long-Term Equity Incentive Compensation for Named Executive Officers.”

In connection with Mr. Jennings’s retirement, the Compensation Committee approved changes to the vesting schedule for the performance share units granted to Mr. Jennings in November 2020. Pursuant to the terms of the award modification, Mr. Jennings’s November 2020 performance share unit award was treated as forfeited and re-granted on February 15, 2023. Under the Letter Agreement and Successor Transition Agreement, his performance share units granted in November 2020 would vest and become payable at the performance metric applicable to the performance period. See “Compensation Discussion and Analysis—2023 Executive Compensation Decisions—Succession Arrangements with Mr. Jennings and Mr. Go” and “—Outstanding Equity Awards at Fiscal Year End.”

(3)

Represents shares of restricted stock units subject to time-based vesting conditions granted under the LTIP. The terms of these grants are described under “Compensation Discussion and Analysis—2024 Executive Compensation Decisions—Long-Term Equity Incentive Compensation for Named Executive Officers.”

In connection with Mr. Jennings’s retirement, the Compensation Committee approved changes to the vesting schedule for the restricted stock units previously granted to Mr. Jennings in November 2020, 2021 and 2022. Pursuant to the terms of the award modification, Mr. Jennings’s existing awards were treated as forfeited and re-granted on February 15, 2023. Under the Letter Agreement and Successor Transition Agreement, if on December 1, 2023, Mr. Jennings was employed by the Company (due to an extension of his Retirement Date) or the Consulting Period was in effect, Mr. Jennings would vest in his restricted stock unit awards that would otherwise vest on December 1, 2023 pursuant to the terms of the award agreements governing the awards, and if Mr. Jennings continued to perform services through the last day of the Consulting Period, then, immediately following the Consulting Period, his remaining restricted stock units granted in November 2021 and 2022 would vest on a pro rata basis for the portion of time he provided services during the award service period and his performance share units granted in November 2021 and 2022 would vest on a pro rata basis at target for the portion of time he provided services during the award service period. As a result, his performance share units granted in November 2021 and 2022 were treated as grants of restricted stock units in February 2023. The amount reported for Mr. Jennings reflects the incremental fair value of his modified awards, computed as of their modification date on February 15, 2023 in accordance with FASB ASC Topic 718. See “Compensation Discussion and Analysis—2023 Executive Compensation Decisions—Succession Arrangements with Mr. Jennings and Mr. Go” and “—Outstanding Equity Awards at Fiscal Year End.”

(4)

Represents the grant date fair value of the restricted stock unit and performance share unit awards to our NEOs. The grant date fair value was determined pursuant to FASB ASC Topic 718, based on the closing price of our common stock on the applicable grant date. The closing price of our common stock on (i) February 15, 2023 was $54.50; (ii) March 31, 2023 was $48.38; (iii) May 9, 2023 was $39.37; and (iv) November 7, 2023 was $54.19. With respect to the performance share units, amounts reflect an aggregate probable settlement percentage of 111.3% for the November 2023 grants, 108.5% for the May 2023 grant to Mr. Go and 156.5% for the February 2023 award modification of Mr. Jennings’ awards. See Note 3 to the Summary Compensation Table for additional information regarding the aggregate probable settlement percentage calculation and Mr. Jennings’ award modification.

(5)

In connection with Mr. Go’s promotion to Chief Executive Officer of the Company, effective May 9, 2023, he received (a) an increase in his 2023 annual incentive cash compensation target award from 110% of his base salary earnings (with a maximum limit of 220% of base salary earnings) to 150% of his base salary earnings (with a maximum limit of 300% of his base salary earnings), and (b) a grant of long-term incentive awards in the amount of $3,750,000 split equally between restricted stock units and performance share units of the Company.

(6)

Represents the total potential payout for Mr. Go under the 2023 annual incentive cash compensation program, including both the portion of his annual incentive cash compensation relating to the period prior to and following his promotion to Chief Executive Officer of the Company.

2024 Proxy Statement 65

Outstanding Equity Awards at Fiscal Year End

The following table provides the number and value of outstanding equity awards held by our named executive officers as of December 31, 2023, including awards that were granted prior to 2023. All awards were granted pursuant to our LTIP. The value of our awards was calculated based on a price of $55.57 per share, the closing price of our common stock on December 29, 2023 (the last trading day of 2023).

The number and value of performance share units reported is based on the number of shares payable at the end of the performance period assuming the maximum level of performance is achieved. In this table, awards are abbreviated as “RSU” for restricted stock unit awards and “PUA” for performance share unit awards. The provisions applicable to these awards upon certain terminations of employment and/or a change in control are described below in the section titled “Potential Payments upon Termination or Change in Control.”

Name	Award Type	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested
Timothy Go	RSU	112,369	$6,244,345
	PUA			407,182	$22,627,104
Atanas H. Atanasov	RSU	32,328	$1,796,467
	PUA			75,300	$4,184,421
Vaishali S. Bhatia	RSU	28,178	$1,565,851
	PUA			87,900	$4,884,603
Valerie Pompa	RSU	23,468	$1,304,117
	PUA			44,184	$2,455,305
Steven C. Ledbetter	RSU	16,585	$921,628
	PUA			14,764	$820,435
Michael C. Jennings (3)	RSU	144,649	$8,038,145
	PUA			—	—

(1)	Includes the following restricted stock unit awards granted by us as follows (the amounts included in the parentheticals reflect the number of unvested restricted stock units subject to each award):

•

in November 2021 to Mr. Go (11,288), Ms. Bhatia (5,890) and Ms. Pompa (3,240), which vest on December 1, 2024 (or, in each case, the first business day thereafter if such date is a Saturday or a Sunday), subject to the executive’s continued employment with the Company on such vesting date;

•

in November 2022 to Mr. Jennings (32,408), Mr. Atanasov (10,644), Mr. Go (18,626), Ms. Bhatia (7,984) and Ms. Pompa (6,386), of which one third vested on December 1, 2023, one third vests on December 1, 2024 and the remaining one third vests on December 1, 2025 (or, in each case, the first business day thereafter if such date is a Saturday or a Sunday), subject to the executive’s continued employment with the Company on such vesting date;

•

in March 2023 to Mr. Ledbetter (5,512), of which one third vested on December 1, 2023, one third vests on December 1, 2024 and the remaining one third vests on December 1, 2025 (or, in each case, the first business day thereafter if such date is a Saturday or a Sunday), subject to Mr. Ledbetter’s continued employment with the Company on such vesting date;

•

in May 2023 to Mr. Go (31,572), of which one third vested on December 1, 2023, one third vests on December 1, 2024 and the remaining one third vests on December 1, 2025 (or, in each case, the first business day thereafter if such date is a Saturday or a Sunday), subject to Mr. Go’s continued employment with the Company on such vesting date; and

•

in November 2023 to Mr. Go (50,703), Mr. Atanasov (21,684), Ms. Bhatia (14,304), Ms. Pompa (13,842) and Mr. Ledbetter (11,073), of which one third vests on December 1, 2024, one third vests on December 1, 2025 and the remaining one third vests on December 1, 2026 (or, in each case, the first business day thereafter if such date is a Saturday or a Sunday), subject to the executive’s continued employment with the Company on such vesting date.

66 HF Sinclair Corporation

(2)

Includes performance share units awarded by us as follows (the amounts included in the parentheticals reflect the target number of performance share units subject to each award, and may not be the number of shares that is actually delivered following the end of the applicable performance period or reflected in the table above as of the end of the 2023 year) (other than with respect to Mr. Jennings, which are addressed below):

•

in November 2021 to Mr. Go (33,864), Ms. Bhatia (17,670) and Ms. Pompa (6,479), with a performance period that ends on September 30, 2024 and a service period that ends on December 1, 2024 (or the first business day thereafter if such date is a Saturday or a Sunday);

•

in November 2022 to Mr. Go (27,939), Mr. Atanasov (15,966), Ms. Bhatia (11,976) and Ms. Pompa (6,386), with a performance period that ends on September 30, 2025 and a service period that ends on December 1, 2025 (or the first business day thereafter if such date is a Saturday or a Sunday);

•

in May 2023 to Mr. Go (47,628), with a performance period that ends on September 30, 2025 and a service period that ends on December 1, 2025 (or the first business day thereafter if such date is a Saturday or a Sunday); and

•

in November 2023 to Mr. Go (94,160), Mr. Atanasov (21,684), Ms. Bhatia (14,304), Ms. Pompa (9,227) and Mr. Ledbetter (7,382), with a performance period that ends on September 30, 2026 and a service period that ends on December 1, 2026 (or the first business day thereafter if such date is a Saturday or a Sunday.

(3)

Includes the restricted stock unit awards granted to Mr. Jennings in February 2023 (including his performance share units which were converted into a restricted stock unit award subject to time based vesting) pursuant to his modified award that vested in February 2024 pursuant to the terms of the Letter Agreement and Successor Transition Agreement, which governed the treatment of all outstanding equity awards of Mr. Jennings in connection with his retirement. See “Compensation Discussion and Analysis—2023 Executive Compensation Decisions—Succession Arrangements with Mr. Jennings and Mr. Go” and “—2023 Grants of Plan-Based Awards” for a discussion of Mr. Jennings’s vested and forfeited restricted stock unit and performance share unit awards.

Option Exercises and Stock Vested

The following table provides information about the vesting in 2023 of restricted stock unit and performance share unit awards held by the named executive officers. The Company does not grant options.

The value realized from the vesting of restricted stock unit or performance share unit awards is equal to the closing price of our common stock on the vesting date (or, if the vesting date is not a trading day, on the trading day immediately following the vesting date), multiplied by the number of shares acquired on vesting. The value is calculated before payment of any applicable withholding or other income taxes.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized Upon Vesting

Timothy Go (1)(2)	117,521	$6,319,098

Atanas H. Atanasov (3)	11,507	$638,031

Vaishali S. Bhatia (1)	39,155	$2,127,683

Valerie Pompa (1)	20,993	$1,140,760

Steven C. Ledbetter	2,756	$149,761

Michael C. Jennings (1)(4)	205,082	$11,144,156

(1)

Includes the following number of shares of common stock (shown in column (b) below) issued to the named executive officer following the Compensation Committee’s certification that the applicable standards for the target performance share units granted to the named executive officer (shown in column (a) below) in November 2020 had been met (based on a performance percentage of 125.1%):

Name	Target Performance Share Units Granted (a)	Actual Number of Shares of Common Stock Earned (b)

Timothy Go	46,191	57,784

Vaishali S. Bhatia	18,477	23,114

Valerie Pompa	8,315	10,402

Michael C. Jennings	103,929	130,015

2024 Proxy Statement 67

(2)

Includes the vesting of 7,863 restricted stock units which were issued to Mr. Go in connection with his appointment as Executive Vice President and Chief Operating Officer of the Company in June 2020. The value realized with respect to such award was calculated based on the closing price of our common stock on the date of vesting, June 9, 2023.

(3)

Includes the vesting of 6,185 restricted stock units which were issued to Mr. Atanasov in connection with his appointment as Executive Vice President and Chief Financial Officer of the Company on September 30, 2022. The value realized with respect to such award was calculated based on the closing price of our common stock on the date of vesting, which was October 2, 2023 since the September 30, 2023 vesting date was a Saturday.

(4)

See “Compensation Discussion and Analysis—2023 Executive Compensation Decisions—Succession Arrangements with Mr. Jennings and Mr. Go” for a discussion of the vesting terms of Mr. Jennings’ restricted stock unit and performance share unit awards pursuant to the terms of his Letter Agreement and Successor Transition Agreement.

Pension Benefits

None of our named executive officers participates in or has ever participated in any plan sponsored or maintained by us that provides for specified retirement payments or benefits, such as a tax-qualified defined benefit plan or a supplemental executive retirement plan.

Nonqualified Deferred Compensation

In 2023, all of the named executive officers (other than Mr. Ledbetter) participated in the NQDC Plan. The NQDC Plan is a nonqualified plan (i.e., not tax-qualified under Section 401 of the Code) that, in 2023, functioned as a pour-over plan, allowing key employees to defer tax on income in excess of limits under the Code that apply under the 401(k) Plan. For 2023, the annual deferral contribution limit under the 401(k) Plan was $22,500, and the annual compensation limit was $360,000. Deferral elections made by eligible employees under the NQDC Plan apply to the total amount of eligible earnings the eligible employees choose to contribute to both the 401(k) Plan and the NQDC Plan. Participants in the NQDC Plan are entitled to make independent deferral elections to the NQDC Plan and the 401(k) Plan prior to meeting the contribution limitations under the 401(k) Plan. Federal and state income taxes are generally not payable on income deferred under the NQDC Plan until funds are withdrawn.

Eligible executives may make salary deferral contributions between 1% and 50% of their eligible earnings to the NQDC Plan. Eligible earnings include base pay, bonuses and overtime, but exclude extraordinary pay such as severance, accrued vacation, equity compensation, and certain other items. Eligible participants are required to make catch-up contributions to the 401(k) Plan before any contributions are made to the NQDC Plan. For 2023, the catch-up contribution limit was $7,500. Deferral elections are irrevocable for an entire plan year and must be made prior to December 31 immediately preceding the plan year. Elections will carry over to the next plan year unless changed or otherwise revoked.

Participants in the NQDC Plan are eligible to receive a matching contribution with respect to their elective deferrals made up to 6% of the participant’s eligible earnings for the plan year in excess of the limits under Section 401(k) of the Code. These matching contributions are 100% vested at all times. In addition, participants are eligible for a retirement contribution ranging from 3% to 8% of the participant’s eligible earnings for the plan year in excess of the limits under Section 401(k) of the Code, based on years of service, as follows:

Years of Services	Retirement Contribution (as percentage of eligible compensation)

Less than 5 years	3%

5 to 10 years	4%

10 to 15 years	5.25%

15 to 20 years	6.5%

20 years and over	8%

68 HF Sinclair Corporation

These retirement contributions are subject to a three-year cliff vesting period, and will become fully vested in the event of the participant’s death or a change in control. Participants may also receive nonqualified non-elective contributions under the NQDC Plan, which contributions may be subject to a vesting schedule determined at the time the contributions are made.

Participating employees have full discretion over how their contributions to the NQDC Plan are invested among the offered investment options, and earnings on amounts contributed to the NQDC Plan are calculated in the same manner and at the same rate as earnings on actual investments. We do not subsidize a participant’s earnings under the NQDC Plan. During 2023, the investment options offered under the NQDC Plan were the same as the investment options available to participants in the 401(k) Plan, except as follows:

•

the 401(k) Plan offers the Harbor Small Cap Growth Retirement Fund, Emerging Markets R1 Fund, JPMorgan Mid Cap Growth R6 Fund, MFS International Equity R6 Fund, Small Cap Value III Class R1 Fund, Principal SmallCap R6 Fund, Principal Stable Value Z Fund, Principal Self-Directed Brokerage Account and the stock of HF Sinclair; and

•

the NQDC Plan instead offers the Fidelity Contrafund, Hartford SmallCap Growth Y Fund, Invesco Developing Markets R6 Fund, Invesco Oppenheimer International Growth R6 Fund and Vanguard Federal Money Market Investor Fund.

The following table lists the investment options for the NQDC Plan in 2023 with the annual rate of return for each fund:

Investment Funds	Rate of Return

American Century Mid-Cap Value I Fund	6.35%

Fidelity Contrafund	39.33%

Harbor Capital Appreciation Inst Fund	53.74%

Hartford SmallCap Growth Y Fund	18.14%

Invesco Developing Markets R6 Fund	11.54%

Invesco Oppenheimer International Growth R6 Fund	21.20%

PIMCO Total Return Instl Fund	6.30%

Principal LargeCap S&P 500 Index Inst Fund	26.03%

Principal MidCap S&P 400 Index Inst Fund	16.16%

Principal SmallCap S&P 600 Index Inst Fund	15.80%

T. Rowe Price Retirement 2005 Fund	11.94%

T. Rowe Price Retirement 2010 Fund	12.46%

T. Rowe Price Retirement 2015 Fund	12.97%

T. Rowe Price Retirement 2020 Fund	13.45%

T. Rowe Price Retirement 2025 Fund	14.57%

T. Rowe Price Retirement 2030 Fund	16.30%

T. Rowe Price Retirement 2035 Fund	18.08%

T. Rowe Price Retirement 2040 Fund	19.53%

T. Rowe Price Retirement 2045 Fund	20.46%

T. Rowe Price Retirement 2050 Fund	20.78%

T. Rowe Price Retirement 2055 Fund	20.82%

T. Rowe Price Retirement 2060 Fund	20.82%

Vanguard Equity-Income Adm. Fund	7.76%

Vanguard Federal Money Market Investor Fund	5.09%

Vanguard Total Bond Market Index Institutional Fund	5.72%

Vanguard Total International Stock Index Institutional Fund	15.52%

2024 Proxy Statement 69

Benefits under the NQDC Plan may be distributed upon the earliest to occur of a separation from service (subject to a six-month payment delay for certain specified employees under Section 409A of the Code), the participant’s death, a change in control or a specified date selected by the participant in accordance with the terms of the NQDC Plan. Benefits are distributed from the NQDC Plan in the form of a lump sum payment or, in certain circumstances if elected by the participant, in the form of annual installments for up to a five-year period.

Nonqualified Deferred Compensation Table

The following table provides information regarding contributions to, and the year-end balances in, the NQDC Plan for the named executive officers for 2023.

Name	Plan Name	Executive Contributions in 2023(1)	Company Contributions in 2023(2)	Aggregate Earnings in 2023	Aggregate Withdrawals/ Distributions in 2023	Aggregate Balance at December 31, 2023(3)

Timothy Go	NQDC Plan	$694,838	$224,921	$171,532	—	$1,662,039

Atanas H. Atanasov	NQDC Plan	$ 83,617	$ 95,725	$ 2,639	—	$ 201,448

Vaishali S. Bhatia	NQDC Plan	$ 90,640	$108,547	$ 97,194	—	$ 800,120

Valerie Pompa	NQDC Plan	$220,276	$ 64,181	$ 43,625	—	$ 616,206

Steven C. Ledbetter	NQDC Plan	—	—	—	—	—

Michael C. Jennings	NQDC Plan	$236,764	$254,706	$123,293	—	$2,763,016

(1)

The amounts reported for the NQDC Plan were deferred at the election of the named executive officers and are also included in the amounts reported in the “Salary,” “Bonus” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table for 2023.

(2)	These amounts are included in the Summary Compensation Table for 2023 in the “All Other Compensation” column for the named executive officers.

(3)

The aggregate balance for each named executive officer reflects the cumulative value, as of December 31, 2023, of the executive and company-provided contributions to the named executive officer’s account in the NQDC Plan, and any earnings on these amounts, since the named executive officer began participating in the NQDC Plan. We previously reported executive and company contributions for each named executive officer in the Summary Compensation Table in the following aggregate amounts:

Name	2023	Years Prior to 2023

Timothy Go	$919,759	$625,572

Atanas H. Atanasov	$179,342	$19,385

Vaishali S. Bhatia	$199,187	$345,511

Valerie Pompa	$284,457	—

Steven C. Ledbetter	—	—

Michael C. Jennings	$491,470	$2,124,522

Potential Payments Upon Termination or Change in Control

We have agreements with our named executive officers that provide for severance compensation or accelerated vesting in the event of certain terminations of employment, including in connection with a change in control, which are summarized below. None of the agreements we have with our named executive officers contain any tax reimbursement provisions in the event a named executive officer receives potential parachute payments under Section 280G of the Code.

Change in Control Severance Agreements

We have entered into change in control severance agreements with each of our named executive officers. The term of these change in control agreements is generally three years from the date the change in control agreement is

70 HF Sinclair Corporation

entered into, but the term of the agreement will be automatically extended for an additional two-year period beginning on the second anniversary of the date of the change in control agreement and any anniversary thereafter, unless a cancellation notice is given by us 60 days prior to the applicable expiration date. As disclosed above under “2023 Executive Compensation Decisions—Change in Control and Severance Benefits,” Mr. Jennings change in control severance agreement terminated upon his retirement on November 9, 2023.

Change in Control Severance Agreements for NEOs

Under the change in control agreements, a named executive officer is not entitled to receive payments or other benefits under the agreement unless there is a change in control and the named executive officer’s employment is either terminated by us without cause, by the named executive officer for good reason, or as a condition to the consummation of the transaction constituting the change in control, in each case during the six months preceding the change in control or within two years following the change in control. If the named executive officer incurs a qualifying termination in connection with a change in control, the named executive officer will be entitled to:

•

an amount equal to a multiple (the “severance multiplier”) of (a) the greater of the officer’s annual base salary on the date of termination or the date immediately prior to the change in control, plus (b) the officer’s annual bonus amount, calculated as the average annual bonus paid to the officer for the prior three years. As of December 31, 2023, the severance multiplier was 3.0x for Mr. Go and 2.0x for Messrs. Atanasov and Ledbetter and Mses. Bhatia and Pompa;

•	a cash payment equal to unpaid base salary and reimbursement of expenses incurred by the officer prior to termination in connection with the business of the Company and accrued vacation pay;

•

continued participation by the officer and his or her dependents in our medical and dental benefit plans for a period of one year following the later of the date of termination or the date of the change in control; and

•	unless the applicable award agreement provides otherwise, all outstanding equity-based compensation awards shall become immediately vested at target level.

Definitions. The following definitions are used in the change in control severance agreements.

Under the change in control severance agreements, a “change in control” generally occurs if:

•	a person or group of persons becomes the beneficial owner of more than 40% of the combined voting power of our then outstanding securities or more than 40% of our outstanding common stock;

•	a majority of our Board is replaced during a 12-month period by directors who were not endorsed by a majority of the previous board members;

•

the consummation of a merger, consolidation or recapitalization of us or one of our subsidiaries resulting in our stockholders prior to the merger owning less than 60% of the voting power of the new merged company or a recapitalization where no one owns more than 60% of the voting power; or

•	our stockholders approve a plan of complete liquidation or dissolution or an agreement for the sale or disposition of all or substantially all of our assets.

Under the change in control severance agreements, “cause” is defined as:

•	the engagement in any act of willful gross negligence or willful misconduct on a matter that is not inconsequential; or

•	the conviction of a felony.

Under the change in control severance agreements, “good reason” is defined as, without the consent of the executive:

•	a material reduction in the executive’s (or his supervisor’s) authority, duties or responsibilities;

•	a reduction in the executive’s base compensation;

2024 Proxy Statement 71

•

the relocation of the executive to an office or location more than 50 miles from the location at which the executive normally performed the executive’s services, except for travel reasonably required in the performance of the executive’s responsibilities;

•	if applicable, a failure of the executive to be appointed or re-elected as an officer or to the board of directors;

•	a material diminution in the budget or other spending over which the executive has authority; or

•	a material breach of the terms of the change in control severance agreement.

The named executive officer must provide notice to us of the alleged good reason event within 90 days of its occurrence and we have 30 days to cure following receipt of the notice.

Obligations of the Officer. Payments and benefits under the change in control agreements are conditioned on the execution of a general release of claims by the named executive officer in favor of us and our related entities and agents. In addition, the change in control agreements contain confidentiality provisions pursuant to which each named executive officer agrees not to disclose or otherwise use our confidential information, other than in the course of carrying out the executive’s duties and responsibilities, during his or her employment with us and thereafter, as well as non-disparagement and non-solicitation covenants. Violation of these provisions entitles us to complete relief, including injunctive relief, and may result in the executive being terminated for cause (provided the breach constituted willful gross negligence or misconduct on the executive’s part that is not inconsequential). The agreements do not prohibit the waiver of a breach of these covenants.

Long-Term Equity Incentive Awards

Special Involuntary Termination. The outstanding long-term equity incentive awards granted by us under the equity plan prior to November 2022 vest upon a “special involuntary termination,” which means that, within 60 days prior to, or at any time after, a change in control (or, in the case of a sale of a division, within 90 days after such sale):

•	the named executive officer is terminated by us, other than for cause; or

•	the named executive officer resigns within 90 days after an adverse change has occurred.

For a “special involuntary termination” with respect to a sale of a division, more than 50% of the executive’s full-time service to the Company must be attributable to services to the division being sold (as determined by the Company in its sole discretion) and, for long-term equity incentive awards granted prior to November 2022, the purchaser in any sale of a division must not have agreed to assume the award or substitute a similar award under the purchaser’s equity compensation plan.

Under the long-term equity incentive award agreements, a “change in control” generally occurs if:

•	a person or group of persons becomes the beneficial owner of more than 40% of the combined voting power of our then outstanding securities;

•	a majority of our Board is replaced by directors who were not endorsed by two-thirds of our prior board members;

•

the consummation of a merger or consolidation of us or any of our subsidiaries other than (a) a merger or consolidation resulting in our voting securities outstanding immediately prior to the transaction continuing to represent at least 60% of the combined voting power of our voting securities or the voting securities of the surviving entity outstanding immediately after the transaction or (b) a merger or consolidation effected to implement a recapitalization of us in which no person or group becomes the beneficial owner of our securities representing more than 40% of the combined voting power of our then outstanding securities; or

•	our stockholders approve a plan of complete liquidation or dissolution or an agreement for the sale or disposition of all or substantially all of our assets.

Under the long-term equity incentive award agreements, “cause” is defined as:

•	an act of dishonesty constituting a felony or serious misdemeanor and resulting (or intended to result) in personal gain or enrichment to the recipient at our expense;

72 HF Sinclair Corporation

•	gross or willful and wanton negligence in the performance of the recipient’s material duties; or

•	conviction of a felony involving moral turpitude.

Under the long-term equity incentive award agreements, an “adverse change” means, without the consent of the recipient:

•	a change in the geographic location at which the recipient is required to work regularly;

•	a substantial increase in travel requirements of employment;

•	a substantial reduction in the duties performed by the recipient; or

•	a significant reduction in the recipient’s base compensation (other than bonuses and other forms of discretionary compensation, or a general reduction applicable generally to executives).

Under the long-term equity incentive award agreements, “division” means:

•	each of the refining, midstream or lubricants and specialty products segments of the Company; or

•	any other segment or significant line of business identified by the Compensation Committee as a “division.”

Under the long-term equity incentive award agreements, the “sale of a division” means:

•	a sale or disposition of a substantial portion of a division (other than a sale or disposition to the Company or any of its subsidiaries); or

•

any other transaction resulting in loss of control by the Company and its subsidiaries over a substantial portion of a division (including a public offering of a division where the Company does not control the division following the offering);

in each case, as determined by the Compensation Committee in its sole discretion.

For long-term equity incentive awards granted prior to November 2022, if a special involuntary termination occurs prior to a change in control, the vesting will be suspended for 60 days and the awards will vest immediately prior to the date of the change of control only if the change in control occurs within 60 days after the executive’s termination of employment. If the change in control does not occur during the 60-day period following the executive’s termination of employment, awards will be immediately forfeited to the Company on the 60th day following the executive’s termination of employment. If the special involuntary termination occurs following the change in control and the awards are assumed or otherwise continued following the change in control, then the awards will vest on the date of the executive’s termination of employment. For long-term equity incentive awards granted in and after November 2022, all awards vest immediately following a special involuntary termination.

Performance Share Units upon Termination. In the event of a voluntary separation or termination by the Company with or without cause, the recipient will forfeit any outstanding performance share units.

In the event of death or disability, the recipient becomes vested in a number of performance share units equal to the percentage of time the recipient was employed during the vesting period multiplied by the target number of performance share units awarded. Under all of the performance share units, if the recipient dies or is disabled, the Compensation Committee, in its sole discretion, may determine the performance percentage in an amount up to 200%.

If the executive’s employment with the Company or its subsidiaries terminates prior to December 1 of Year Three (as defined in the applicable agreement) as a result a special involuntary termination, the performance share units will immediately vest assuming a performance unit payout percentage of 100% of target instead of the performance unit payout percentage that would otherwise be determined at the end of the performance period.

2024 Proxy Statement 73

If the recipient retires before the end of the performance period, the recipient becomes vested in a number of performance share units equal to the percentage of time the recipient was employed during the vesting period multiplied by the target number of performance share units awarded. “Retirement” for purposes of the performance share units means termination of employment other than for cause on or after the date on which the recipient has achieved ten years of continuous service with the Company and is age 60.

Restricted Stock Units upon Termination. In the event of a voluntary separation or termination by the Company with or without cause, the recipient will forfeit the unvested portion of the restricted stock units award.

In the event of death or disability, the recipient becomes vested in a number of shares of restricted stock units equal to the percentage of time the recipient was employed during the vesting period multiplied by the total number of shares of restricted stock units the recipient was awarded. The Compensation Committee may decide to vest all of the shares of restricted stock units.

If the recipient retires before the full vesting of restricted stock unit awards, the recipient becomes vested in a number of restricted stock units equal to the percentage of time the recipient was employed during the vesting period multiplied by the total number of shares of restricted stock units the recipient was awarded. Retirement for purposes of the restricted stock units is defined in the same manner as for the performance share units.

Restrictive Covenants. The long-term equity incentive awards granted to our named executive officers contain certain restrictive covenants that generally mirror the release requirements and confidentiality restrictions found in our change in control agreements described above. The awards were also granted with non-solicitation provisions that generally prevent the named executive officers from soliciting any employee or service provider of us or our subsidiaries for one year following a termination of employment. The long-term incentive awards granted to our named executive officers in November 2022 and after were also granted with non-disparagement restrictions that obligate the named executive officers to refrain from making disparaging, negative or otherwise detrimental comments concerning us, any of our subsidiaries or our directors, officers, managers, employees, equityholders, members or partners and non-competition provisions that generally prevent the named executive officers from owning, managing, operating or serving as an officer or director of, or joining, becoming an employee or consultant of, or otherwise being affiliated with, any person or entity engaged in, a business that competes with us or any of our subsidiaries within a defined market area for a period of one year following termination of employment. In the event of a breach of any of the foregoing restrictive covenants by an award recipient, the unvested portion of the recipient’s awards will be immediately forfeited.

Severance Pay Plan

On November 8, 2022, the Compensation Committee of the Board adopted the Severance Pay Plan pursuant to which executive officers and members of senior management of the Company, as designated by the Company, will be eligible to receive the severance benefits provided for under the Severance Pay Plan, pursuant to the terms and conditions of the Severance Pay Plan and the individual participation agreements which will specify the terms and conditions for each eligible participant and shall govern to the extent such terms vary from the Severance Pay Plan. As of December 31, 2023, with the exception of Mr. Jennings, all our named executive officers were participants in the Severance Pay Plan. The Severance Pay Plan solely addresses potential cash severance payments and benefit continuation coverage, therefore there is no impact to the treatment of outstanding equity awards pursuant to the Severance Pay Plan.

Unless otherwise specified in an individual participation agreement, upon a termination without Cause (as defined below) by the Company, the participant will be eligible to receive the following benefits:

•

a cash payment, payable in 12 monthly installments, equal to a percentage of such participant’s annual base salary, plus the amount of bonus, if applicable, that would have been paid under the annual cash incentive compensation program (paid as if the Company had achieved target level of performance for the year of the participant’s termination); and

•

continuation coverage for the individual and his or her eligible dependents under our group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for twelve months at active employee rates, unless such coverage is earlier terminated in accordance with the terms of the Severance Pay Plan.

74 HF Sinclair Corporation

The applicable percentage of annual base salary and bonus (if any) will be determined based on the officer’s pay grade classification in accordance with the following chart:

E3 (CEO)	200% base salary + 100% target bonus

E1, E2 (Other eligible NEOs)	100% base salary + 100% target bonus

M5	100% base salary

Pursuant to the Severance Pay Plan, a termination for “Cause” means (a) an act or acts of dishonesty by a participant constituting a felony or serious misdemeanor and resulting or intended to result directly in gain or personal enrichment at the expense of the Company or any subsidiary; (b) gross or willful and wanton negligence in the performance of a participant’s material and substantial duties of employment with the Company and its subsidiaries; or (c) a participant’s conviction of a felony involving moral turpitude. The existence of Cause shall be determined by the Company, in its sole and absolute discretion.

Quantification of Benefits

The following table summarizes the compensation and other benefits that would have become payable to each named executive officer, other than Mr. Jennings, assuming his or her employment terminated on December 31, 2023, including a termination in connection with a change in control, given the named executive officer’s base salary as of that date, and, if applicable, the closing price of our common stock on December 29, 2023 (the last trading day of 2023), which was $55.57.

In reviewing these tables, please note the following:

•

Accrued vacation for a specific year is not allowed to be carried over to a subsequent year, so we assumed all accrued vacation for the 2023 fiscal year was taken prior to December 31, 2023. Because we accrue vacation in any given year for the following year, amounts reported as “Cash Severance” include the vacation amounts accrued in 2023 for the 2024 fiscal year.

•

The row entitled “Performance Share Units” reports amounts payable with respect to outstanding performance share unit awards issued by us. For amounts payable to the named executive officers with respect to performance share unit awards, we assumed the outstanding performance share units would settle at target (100% of the original grant date number of awards) under the column entitled “Change in Control and Involuntary Termination Without Cause or Voluntary Departure for Good Reason or a Special Involuntary Termination,” and under the column entitled “Death or Disability,” we have reflected accelerated vesting based on the length of employment during the applicable vesting period for each award. For additional information regarding the potential payouts, see ““Compensation Discussion and Analysis—2024 Executive Compensation Decisions—Long-Term Equity Incentive Compensation for Named Executive Officers—Performance Share Unit Awards,” “Executive Compensation—2023 Grants of Plan-Based Awards” and “Executive Compensation—Outstanding Equity Awards at Fiscal Year End.”

•

For the amounts shown in the row entitled “Restricted Stock Units” under the column entitled “Death or Disability,” we have reflected accelerated vesting based on the length of employment during the applicable vesting period for each award.

•

The amounts shown in the row entitled “Medical and Dental Benefits” represent amounts equal to the monthly premium payable pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for medical and dental premiums, multiplied by 12 months for each of the named executive officers. Mses. Bhatia and Pompa did not participate in our medical plans during the 2023 year, therefore their amounts are deemed to be $0.

•	None of the NEOs were eligible for retirement as of December 31, 2023; therefore, we have not provided hypothetical amounts upon a termination due to retirement in the table below.

•

As mentioned above, as of December 31, 2023, Mr. Jennings was no longer an executive officer. The full description of all compensation arrangements that we entered into with Mr. Jennings pursuant to his

2024 Proxy Statement 75

retirement in the 2023 year are described above, including payment of bonus awards and equity award benefits. Please refer to “—Succession Arrangements with Mr. Jennings and Mr. Go” within the Compensation Discussion and Analysis section of this filing above.

•

No amounts potentially payable pursuant to the NQDC Plan are included in the table below since neither the form nor amount of any such benefits would be enhanced or vesting or other provisions accelerated in connection with any of the triggering events disclosed below. Please refer to the section titled “—Nonqualified Deferred Compensation” for additional information regarding these benefits.

Benefits and Payments	Change in Control and Involuntary Termination Without Cause or Voluntary Departure for Good Reason or a Special Involuntary Termination ($)	Termination Without Cause under Severance Pay Plan ($)	Death or Disability ($)

Timothy Go
Cash Severance	7,707,414	3,850,000	—
Performance Share Units	11,313,552	—	2,815,120
Restricted Stock Units	6,244,345	—	260,000
Medical and Dental Benefits	19,285	19,285	—
Total	$25,284,596	$3,869,285	$3,075,120

Atanas H. Atanasov
Cash Severance	2,833,378	1,140,000	—
Performance Share Units	2,092,211	—	389,520
Restricted Stock Units	1,796,467	—	93,777
Medical and Dental Benefits	27,189	27,189	—
Total	$6,749,244	$1,167,189	$483,297

Vaishali S. Bhatia
Cash Severance	2,744,320	1,080,000	—
Performance Share Units	2,442,302	—	973,741
Restricted Stock Units	1,565,851	—	97,291
Medical and Dental Benefits	—	—	—
Total	$6,752,473	$1,080,000	$1,071,032

Valerie Pompa
Cash Severance	2,139,839	$875,000	—
Performance Share Units	1,227,653	—	409,116
Restricted Stock Units	1,304,117	—	76,208
Medical and Dental Benefits	—	—	—
Total	$4,671,609	$875,000	$485,324

Steven C. Ledbetter
Cash Severance	1,542,639	850,000	—
Performance Share Units	410,218	—	19,778
Restricted Stock Units	921,628	—	29,668
Medical and Dental Benefits	27,189	27,189	—
Total	$2,901,674	$877,189	$49,446

76 HF Sinclair Corporation

Compensation Practices and Risk Management

Certain members of our management are responsible for annually reviewing the relationship between our risk assessment guidelines and our compensation programs. In addition, certain members of our management and the Compensation Committee annually review the features and characteristics of our compensation programs, including particular areas that could encourage employees to take excessive risk or focus on short-term results at the expense of long-term value creation, to confirm that our compensation programs do not encourage excessive and unnecessary risk taking. As part of this review, the Compensation Committee and certain members of management review salaries, annual incentive bonus awards, including the targets established for the annual incentive bonus awards, and long-term equity incentive awards, including the performance measures used for a portion of the long-term equity incentive awards, at all levels of the Company.

Although the majority of the compensation provided to the named executive officers is performance-based, we believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both our short- and long-term operational and financial goals. In addition, we explicitly include Company safety, health and environmental performance in determining potential payouts under our annual incentive cash plan for our senior executives.

While annual cash-based incentive bonus awards play an appropriate role in the executive compensation program, the Compensation Committee believes that payment determined based on an evaluation of our performance on a variety of measures mitigates excessive risk-taking that could produce unsustainable gains in one area of performance at the expense of our overall long-term interests. In addition, performance goals reflect our past performance and market conditions affecting our industry.

An appropriate part of total compensation is fixed for the named executive officers, while another portion is variable and linked to performance. A portion of the variable compensation we provide is comprised of long-term incentives. A portion of the long-term incentives we provide is in the form of restricted stock units subject to time-based vesting conditions, which retain value even in a depressed market, so executives are less likely to take unreasonable risks. With respect to our performance share unit awards, assuming achievement of at least a minimum level of performance, payouts result in some compensation at levels below full target achievement, in lieu of an “all or nothing” approach.

As discussed above, while a portion of our potential annual compensation is incentive based, we have also instituted policies and programs designed to discourage unnecessary risk-taking, which is not in our long-term interests. For example, our stock ownership policy requires our executives to hold at least a specified level of stock (in addition to any unsettled performance-based equity awards), which aligns our executives’ interests with those of our long-term stockholders. Also, our Clawback Policies allow for recoupment of annual and long-term incentive compensation upon the occurrence of an accounting restatement resulting from material noncompliance with any financial reporting requirement under U.S. securities laws or upon certain acts of misconduct.

Based on the foregoing and our annual review of our compensation programs, we do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on the Company or our stockholders.

2024 Proxy Statement 77

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of annual total compensation of our employees and the annual total compensation of Mr. Go, our Chief Executive Officer and President.

We identified the median employee by examining the taxable wages for all U.S. and Canadian employees who were employed by us on December 15, 2023. We included all U.S. and Canadian employees, whether employed on a full-time, part-time, temporary or seasonal basis. As of December 15, 2023, the Company employed 5,012 such persons. As permitted by the SEC rules, we excluded 210 employees located in Germany, the Netherlands and the U.K. as of December 15, 2023 since those employees comprise less than 5% of our 5,222 worldwide employees. We did not make any assumptions, adjustments or estimates with respect to the taxable wages other than deducting stock vesting from the taxable wages, and we did not annualize the wages for any employees that were not employed by us for all of 2023. We believe the use of taxable wages is the most appropriate compensation measure since it allows for a consistent measurement for employees in different countries.

After identifying the median employee based on total taxable wages, we combined all of the elements of such employee’s compensation for the 2023 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The median employee’s annual total compensation was as follows:

Name	Year	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

Median Employee	2023	$119,492	—	$49,887	$13,529	$182,908

For 2023, Mr. Go would have had a total annual compensation of $16,249,977 in the Summary Compensation Table, assuming he had been paid from January 1, 2023 through December 31, 2023 in his role as Chief Executive Officer. In accordance with Instruction 10 to Item 402(u), we looked only to the chief executive officer serving in that position on the date we identified our median employee for fiscal year 2023. Under this approach, the compensation that Mr. Go received as President and Chief Operating Officer prior to his appointment as our Chief Executive Officer and President was not included. As such, Mr. Go’s pay used for purposes of calculating the pay ratio does not represent the actual compensation Mr. Go received during fiscal year 2023. As a result, the reasonable estimated ratio of Mr. Go’s annual total compensation as compared to our median employee’s annual total compensation, calculated in a manner consistent with Item 402(u) of Regulation S-K of the Securities Act, is 89:1. The SEC’s pay ratio disclosure rules permit the use of estimates, assumptions, and adjustments. We believe that the foregoing pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s pay ratio disclosure rules.

78 HF Sinclair Corporation

Pay Versus Performance

The table below sets forth the compensation values reported in the Summary Compensation Table for our principal executive officers (“PEOs”), and, on an average basis, our other non-PEO
named executive officers
(“non-PEO NEOs”),
as compared to the “compensation actually paid” (“CAP”), calculated pursuant to applicable SEC rules and the Company’s financial performance for the years ended December 31, 2023, 2022, 2021 and 2020. The table also sets forth our total shareholder return (“TSR”), the TSR of our Incentive Peer Group over the same period, our net income and our financial performance measure for annual incentive cash compensation plan (“AICP”) awards, AICP Adjusted EBITDA.

Year	Summary Compensation Table Total for First PEO (1)	Summary Compensation Table Total for Second PEO (1)	Compensation Actually Paid to First PEO (5)	Compensation Actually Paid to Second PEO (5)	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (5)	Value of Initial Fixed $100 Investment Based On (2) :		Net Income (Loss) ‘000	Adjusted AIP EBITDA (4) ‘000
							TSR	Peer Group TSR (3)
2023	$24,222,167	$15,527,818	$2,226,390,	$18,708,991	$2,983,412	$3,222,651	$123	$188	$1,589,666	$3,328,085
2022	$13,801,052	$—	$18,874,937	$—	$4,070,992	$2,945,488	$111	$154	$2,922,668	$4,749,520
2021	$11,473,664	$—	$13,340,515	$—	$3,330,663	$4,065,737	$69	$88	$558,324	$1,023,192
2020	$7,646,095	$—	$6,397,644	$—	$3,452,842	$2,692,446	$54	$65	$(601,448)	$495,242

(1)
The sole PEO for reporting years 2022, 2021 and 2020 is Michael C. Jennings. The PEOs for 2023 are Michael C. Jennings, who served as our Chief Executive Officer for a portion of 2023 and is referred to as the “First PEO” above, and Timothy Go who was promoted to the position of Chief Executive Officer and President, effective May 9, 2023, and is referred to as the “Second PEO” above.
The non-PEO NEOs
are as follows:

(a)	2023: Atanas H. Atanasov, Vaishali S. Bhatia, Valerie Pompa and Steven C. Ledbetter.

(b)	2022: Atanas H. Atanasov, Timothy Go, Vaishali S. Bhatia, Richard L. Voliva III (former Executive Vice President and Chief Financial Officer) and Thomas G. Creery (former President, Renewables).

(c)	2021: Richard L. Voliva III, Timothy Go, Thomas G. Creery, and Vaishali S. Bhatia.

(d)	2020: Richard L. Voliva III, Timothy Go, Thomas G. Creery, and Bruce A. Lerner.

(2)	Cumulative TSR is measured as of a base period of December 31, 2019 and determined based on the value of an initial fixed investment of $100.

(3)	The peer group used for relative TSR is the Incentive Peer Group, which is the same peer group the Company uses for its Item 201(e) of Regulation S-K.

(4)
The Company-selected measure is AICP Adjusted EBITDA, which is a performance measure used in the calculation of our annual cash incentive awards. Calculation of AICP Adjusted EBITDA differs from the calculation of EBITDA as reported in our financial statements. See Appendix A for the specific adjustments and the reconciliation of AICP Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, for the periods presented.

The time period for the AICP Adjusted EBITDA disclosed in the table above differs from the actual AICP Adjusted
EBITDA
used in the calculation of the 2023, 2022, 2021 and 2020 annual incentive awards because the AICP Adjusted EBITDA disclosed in the table is calculated based on the fiscal year ended December 31, 2023, 2022, 2021 and 2020 to align with the period of the other compensation and financial measures reported in the table.
The
AICP Adjusted EBITDA actually used in the calculation of the annual incentive awards our NEOs received is based on the actual annual incentive award performance period, which commences on October 1 of the previous year and runs through September 30 of the current year. Therefore, the AICP Adjusted EBITDA disclosed in the table is not the actual AICP Adjusted EBITDA that was used in the calculation of the annual incentive awards the NEOs received for the periods presented. See “—2023
Executive Compensation Decisions
” for further discussion of the Company’s annual incentive cash compensation program and the 2023 performance period AICP Adjusted EBITDA used in the calculation of the 2023 annual incentive cash awards and see the similar discussions of previous year annual incentive cash compensation programs within the Company’s 2023, 2022 and 2021 proxy statements with respect to the AICP Adjusted EBITDA values used in the calculation of the 2022, 2021 and 2020 annual incentive cash awards, respectively.

(5)
The SEC rules require that certain adjustments be made to the Summary Compensation Table totals to determine CAP, as reported in the Pay versus Performance table above. The following table details the applicable adjustments that
were made to determine CAP. We note that while the adjustments shown below for the First PEO with respect to the 2022 year were correct in last year’s proxy statement filing, there was a summation error when transferring that total amount to the main table above, which has now been corrected to accurately reflect the individual adjustments from 2022. We do not sponsor or maintain any defined benefit pension plans and therefore, no deduction was made related to pension value for any year.

2024 Proxy Statement 79

Year	Executives	SCT Total	Deduct SCT Stock	Add Year- End Fair Value of Unvested Awards Granted in Year	Add/(Less) Change in Fair Value of Unvested Awards Granted in Prior Years	Add Fair Value of Awards Granted and Vested in Year	Add/(Less) Change in Fair Value of Vested Awards Granted in Prior Years	Less Fair Value of Prior Year Awards that Failed To Vest in Year	Add Dividends Not Included in SCT	Compensation Actually Paid
2023	First PEO (1)	$24,222,167	$(20,838,893)	$8,038,145	$—	$11,144,156	$—	$(21,168,698)	$829,513	$2,226,390
	Second PEO (2)	$15,527,818	$(12,336,306)	$13,495,689	$(766,595)	$862,702	$1,411,791	$—	$513,891	$18,708,991
2022	PEO (1)	$13,801,052	$(9,180,707)	$7,070,235	$1,665,802	$—	$4,914,851	$—	$603,703	$18,874,937
2021	PEO (1)	$11,473,664	$(7,357,061)	$7,645,683	$1,120,380	$—	$351,859	$—	$105,990	$13,340,515
2020	PEO (1)	$7,646,095	$(4,646,371)	$5,904,093	$(2,234,562)	$—	($503,911)	$—	$232,300	$6,397,644
2023	NEO	$2,983,412	$(1,718,155)	$1,841,826	$(229,844)	$37,440	$222,210	$—	$85,762	$3,222,651
2022	NEO	$4,070,992	$(2,293,733)	$1,207,123	$261,265	$767,495	$308,730	$(1,484,862)	$108,477	$2,945,488
2021	NEO	$3,330,663	$(1,692,456)	$1,730,914	$364,473	$—	$278,571	$—	$53,572	$4,065,737
2020	NEO	$3,452,842	$(2,167,648)	$2,466,908	$(476,265)	$—	$(666,497)	$—	$83,107	$2,692,446

(1)	Represents PEO compensation for Mr. Jennings.
(2)	Represents PEO compensation for Mr. Go.
Narrative to Pay Versus Performance Table
The Pay Versus Performance table above demonstrates the alignment between CAP to the NEOs and the Company’s performance, consistent with our compensation philosophy as described above in “
Compensation Discussion and Analysis
.” Specifically, a large portion of the NEOs’ compensation is reliant on TSR and as such, the PEO and non-PEO
NEO CAP each year was aligned with our TSR performance and increased when our TSR performance increased but declined when our
TSR performance declined. The charts below show, for the past four years, the relationship of the Company’s TSR relative to its Incentive Peer Group as well as the relationship between the PEO and non-PEO NEO
CAP and the Company’s TSR, net income and AICP Adjusted EBITDA.
Disclosure of Most Important Performance Measures for Fiscal Year 2023
The table below sets forth the most important financial and
non-financial
performance measures used to link CAP to our NEOs to Company performance. For more detail regarding the financial and non-financial
performance measures, please see the discussion above in “
Compensation and Discussion Analysis
.”

Most Important Performance Measures
TSR
AICP Adjusted EBITDA
Available Free Cash Flow
Return on Capital Employed (ROCE)
Environmental, Social and Governance
Reliability

80 HF Sinclair Corporation

CAP vs. Company TSR and Peer Group TSR
The following graph compares the CAP paid to our PEO(s), the average of the CAP paid to our non-PEO
NEOs, and the absolute TSR performance of our common stock with the TSR performance of the Incentive Peer Group.

CAP vs. Net Income
The following graph compares the CAP paid to our PEO(s) and the average of the CAP paid to our non-PEO
NEOs with net income.

CAP vs. AICP Adjusted EBITDA
The following graph compares the CAP paid to our PEO(s) and the average
of the CAP paid to our
non-PEO
NEOs with AICP Adjusted EBITDA.

2024 Proxy Statement 81

Stock Ownership

The tables below provide information regarding the beneficial ownership of the Company’s common stock as of the Record Date for:

•	each of our directors;

•	each of our named executive officers;

•	all directors and executive officers as a group; and

•	each known beneficial owner of more than five percent of the Company’s common stock.

The tables below list the number of shares beneficially owned based on 197,154,353 shares of common stock outstanding as of the Record Date. Our directors and executive officers do not, individually or as a group, own more than 1.0% of the Company’s common stock.

Beneficial ownership of the Company’s common stock is determined in accordance with SEC rules and regulations and generally includes voting power or investment power with respect to securities held. Except as indicated and subject to applicable community property laws, to our knowledge the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except to the extent otherwise disclosed below, the directors and named executive officers have no shares pledged as securities nor any other rights to acquire beneficial ownership of shares. Unless otherwise indicated, the address for each director and executive officer listed below is c/o HF Sinclair Corporation, 2828 N. Harwood, Suite 1300, Dallas, Texas 75201.

Directors and Named Executive Officers

Name of Beneficial Owner	Number of Shares
Franklin Myers (1)	131,793
Timothy Go (2)(3)	124,013
James H. Lee (1)(4)	62,818
Leldon E. Echols (1)	57,771
Robert J. Kostelnik (1)	52,883
Anne-Marie N. Ainsworth (1)	24,236
Anna C. Catalano (1)	24,236
R. Craig Knocke (1)	21,638
Manuel J. Fernandez (1)	9,828
Ross B. Matthews (1)	7,869
Norman J. Szydlowski (1)	7,869
Atanas H. Atanasov (2)	6,978
Rhoman J. Hardy (1)	6,814
Valerie Pompa (2)	6,149
Steven C. Ledbetter (2)	2,084
Jeanne M. Johns (1)	2,020
Michael C. Jennings (5)	100
Vaishali S. Bhatia (6)	—
All directors and executive officers as a group (16 persons) (7)	548,999

(1)

The number reported includes 3,005 shares of common stock to be issued to the non-management director (or 2,020 shares of common stock in the case of Ms. Johns) upon settlement of restricted stock units, which may vest and be settled within 60 days of the Record Date under certain circumstances. Until settled, the non-management director has no voting or dispositive power over the common stock underlying the restricted stock units.

82 HF Sinclair Corporation

(2)

The number reported does not include unvested restricted stock units and performance share units held by the executive officers. Until settled, the executive officers have no voting or dispositive power over the common stock underlying the restricted stock units and the performance share units. Please see the section entitled “Outstanding Equity Awards at Fiscal Year End” for details regarding the unvested restricted stock units and performance units held by the named executive officers.

(3)	Mr. Go was appointed to the Board effective February 16, 2023.

(4)

The number reported includes 89 shares of the Company’s common stock owned by Mr. Lee’s wife. Mr. Lee’s wife has the right to receive distributions from, and the proceeds from the sale of, the common stock. Mr. Lee disclaims beneficial ownership of the common stock held by his wife except to the extent of his pecuniary interest.

(5)

Mr. Jennings, former Chief Executive Officer; Executive Vice President, Corporate, retired from the Company effective November 9, 2023. The amount of common stock provided is pursuant to the Company’s records as of the Record Date.

(6)

Ms. Bhatia resigned as Executive Vice President, General Counsel and Secretary, effective March 15, 2024. The amount of common stock provided is pursuant to the Company’s records as of the Record Date.

(7)

The Company’s directors and executive officers, as a group, own 0.28 percent of the Company’s common stock. The number reported includes 35,075 shares of common stock to be issued to non-management directors upon settlement of restricted stock units, which may vest and be settled within 60 days of the Record Date under certain circumstances. Until settled, the non-management directors have no voting or dispositive power over the common stock underlying the restricted stock units or the performance share units.

Five Percent Holders

The following table sets forth information regarding the number and percentage of shares of common stock held by all entities and other persons known by the Company to beneficially own five percent or more of the Company’s outstanding common stock. The number of shares of common stock reported as beneficially owned by each of the entities identified below is included in reliance on reports filed with the SEC by these entities.

Name and address of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares
REH Company (1)	22,406,134	11.36%
The Vanguard Group (2)	18,214,568	9.24%
BlackRock, Inc. (3)	17,285,171	8.77%
TCTC Holdings, LLC (4)	12,561,896	6.37%
Capital World Investors (5)	10,722,372	5.44%

(1)

According to a Schedule 13D/A filed on February 29, 2024 by REH Company and Carol Orme Holding, REH Company has shared voting power with respect to 22,406,134 shares and shared dispositive power with respect to 22,406,134 shares, and Mrs. Holding has shared voting power with respect to 22,406,134 shares and shared dispositive power with respect to 22,406,134 shares. As a result of her relationship with REH Company, Mrs. Holding may be deemed to beneficially own such shares under applicable securities law and SEC guidance. Mrs. Holding, however, does not intend ever to own such shares directly for investment purposes in the future and expressly disclaims such beneficial ownership to the maximum extent permitted by law. The address for REH Company and Mrs. Holding is 550 East South Temple, Salt Lake City, Utah 84102.

(2)

According to a Schedule 13G/A filed on February 13, 2024 by The Vanguard Group (“Vanguard”), Vanguard has shared voting power with respect to 116,684 shares, sole dispositive power with respect to 17,993,517 shares and shared dispositive power with respect to 221,051 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)

According to a Schedule 13G/A filed on January 24, 2024 by Blackrock, Inc. (“Blackrock”), Blackrock has sole voting power with respect to 15,652,956 shares and sole dispositive power with respect to 17,285,171 shares. The address for Blackrock is 50 Hudson Yards, New York, New York 10001.

(4)

According to a Schedule 13D/A filed on February 15, 2019 by TCTC and its two wholly-owned subsidiaries Turtle Creek Trust Company, LTA (“Trust Company”) and Trust Creek Management, LLC (“Management”), (a) TCTC may be deemed to beneficially own and has sole voting and dispositive power with respect to 12,561,896 shares, (b) Trust Company may be deemed to beneficially own and has sole voting and dispositive power with respect to 12,510,831 shares, and (c) Management may be deemed to beneficially own and has sole voting and dispositive power with respect to 51,065 shares. Mr. Knocke is the Director of Trust Company and a Principal and non-controlling manager and member of TCTC. Mr. Knocke is not deemed to beneficially own the shares reported by TCTC because he does not have voting or dispositive power over such shares. The address for TCTC, Trust Company and Management is 3838 Oak Lawn, Suite 1650, Dallas, Texas 75219.

(5)

According to a Schedule 13G filed on February 9, 2024 by Capital World Investors (“CWI”), CWI has sole voting power with respect to 10,722,372 shares and sole dispositive power with respect to 10,722,372 shares. The address for CWI is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.

2024 Proxy Statement 83

Equity Compensation Plan Information

We currently maintain one equity plan for the benefit of our employees, directors and consultants: the HF Sinclair Corporation Amended and Restated 2020 Long Term Incentive Plan (as amended, the “LTIP”).

The following table sets forth information regarding the LTIP as of December 31, 2023.

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	2,073,817	(2)	—	3,858,675	(3)

Total	2,073,817		—	3,858,675

(1)	All stock-based compensation plans are described in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(2)

As of December 31, 2023, there were 1,588,286 full-value awards outstanding, which includes 1,102,755 restricted stock unit awards outstanding and 485,531 performance share unit awards outstanding based on the target payout level at the time of vesting. The number of full-value awards outstanding reported in the table above assumes a maximum payout level for the performance share unit awards at the time of vesting, which results in 971,062 shares subject to performance share unit awards outstanding as of December 31, 2023 and a total of 2,073,817 full-value awards outstanding as of December 31, 2023 (which includes the 1,102,755 restricted stock unit awards outstanding as of December 31, 2023). There were no options outstanding under the LTIP as of December 31, 2023.

(3)

This number is calculated assuming performance share unit awards granted to our key employees under the LTIP will be settled at the maximum payout level at the time of vesting. If the performance share unit awards are paid at the target payout level, 485,531 shares would be issued upon the vesting of such performance share unit awards and the number of shares available for issuance would increase to 4,344,206.

84 HF Sinclair Corporation

Certain Relationships and Related Person Transactions

Related Person Transactions

HEP Merger Transaction

On December 1, 2023, pursuant to that certain Agreement and Plan of Merger, dated as of August 15, 2023 (the “Merger Agreement”) by and among the Company, HEP, Navajo Pipeline Co., L.P., Holly Apple Holdings LLC (“Merger Sub”), HEP Logistics Holdings, L.P., and HLS, Merger Sub merged with and into HEP, with HEP surviving as an indirect, wholly owned subsidiary of the Company. Under the terms of the Merger Agreement, each outstanding common unit representing a limited partner interest in HEP (an “HEP common unit”), other than the HEP common units already owned by the Company and its subsidiaries, was converted into the right to receive 0.315 shares of the Company’s common stock and $4.00 in cash, without interest (the “Merger Consideration”). The Merger Consideration totaled $267.6 million in cash and resulted in the issuance of 21,072,326 shares of the Company’s common stock from treasury stock.

REH Company, a holder of more than 5% of the Company’s voting stock, and Mr. Lee and Mr. Jennings received Merger Consideration pursuant to the Merger Agreement, on the same terms as other HEP unitholders.

Transactions with HEP

The Company provides various general and administrative services to HEP under the terms of an Omnibus Agreement. In 2023, prior to the closing of the HEP Merger Transaction, under the Omnibus Agreement, HEP paid the Company an annual administrative fee of $4.9 million, inclusive of obligations under the Omnibus Agreement to reimburse the Company for expenses incurred to perform centralized corporate functions, such as executive management, legal, accounting, treasury, information technology and other corporate services, including the administration of employee benefit plans. The fee does not include salaries of personnel who performed services for HLS or the cost of their employee benefits, such as 401(k), pension and health insurance benefits.

In addition, under a secondment arrangement with HLS, prior to the closing of the HEP Merger Transaction, the Company seconded certain of its employees to HLS to provide operational and maintenance services with respect to certain of HEP’s processing, refining, pipeline and tankage assets at certain of the Company’s refineries, including routine operational and maintenance activities. During their period of secondment, the seconded employees were under the management and supervision of HLS. HLS was required to reimburse the Company for the prorated portion of the wages, benefits, and other costs of these employees. In 2023, prior to the closing of the HEP Merger Transaction, HLS reimbursed the Company $13.8 million.

Transactions with REH Company

Ross B. Matthews, a member of our Board, currently serves as Chief Operating Officer of REH Company and members of his immediate family control REH Company, which received 60,230,036 shares of the Company’s common stock, representing 26.98% of the Company’s common stock as purchase consideration upon the closing of the Sinclair Transactions on March 14, 2022. Of the 60,230,036 shares of the Company’s common stock, 2,570,000 shares were held in escrow to secure REH Company’s renewable identification number (“RINs”) credit obligations under Section 6.22 of the Stockholders Agreement. As of December 31, 2023, REH Company had satisfied its RINs credit obligations to the Company and the corresponding shares were released from escrow in January 2024. As of the Record Date, REH Company held 22,406,134 shares of the Company’s common stock representing 11.36% of the Company’s common stock.

During the year ended December 31, 2023, the Company repurchased 15,515,302 shares of the Company’s common stock from REH Company in privately negotiated transactions. Between December 31, 2023 and April 4, 2024, the Company repurchased an additional 6,516,326 shares of the Company’s common stock from REH Company in privately negotiated transactions.

Pursuant to the Stockholders Agreement, the Company and REH Company have ongoing indemnification obligations to each other as more specifically detailed in the Stockholders Agreement. Each party will indemnify the other for (i) any breach or inaccuracy of fundamental representations, and (ii) breach of or failure to perform any of its covenants or agreements contained in the Stockholders Agreement. The Company will also indemnify REH Company

2024 Proxy Statement 85

for its failure to pay or discharge an assumed liability when due. REH Company will also indemnify the Company for its failure to pay or discharge a retained liability when due, certain indebtedness and certain taxes.

Pursuant to the Stockholders Agreement, effective as of the closing of the Sinclair Transactions, the Company granted certain director nomination and registration rights to the REH Parties and the REH Parties agreed to certain lock-up, standstill and voting restrictions, each as summarized below:

•

Director Designees: REH Company has the right to nominate, and did nominate, (a) two persons to the Board at the closing of the Sinclair Transactions and for so long as the REH Parties beneficially owned common stock constituting not less than 15% of all outstanding shares of the Company’s common stock and (b) one person to the Board for so long as the REH Parties beneficially own less than 15% but more than or equal to 5% of all outstanding shares of the Company’s common stock.

•

Lock-up Restrictions: 75% of the shares (the “Restricted Shares”) of the Company’s common stock issued to REH Company (and indirectly the other REH Parties) were subject to a “lock-up” period commencing on the closing of the Sinclair Transactions, one-third of such Restricted Shares were released from such restrictions six months after the closing date, one-third of the Restricted Shares were released from such restrictions on the first anniversary of the closing date, and the remainder were released from such restrictions on June 14, 2023. In addition, until the earliest to occur of (i) the date on which the REH Parties beneficially own shares of the Company’s common stock constituting less than 5% of all outstanding shares of the Company’s common stock and (ii) the date on which a Change of Control (as defined in the Stockholders Agreement) occurs, the REH Parties will be prohibited from transferring the shares of the Company’s common stock owned by them to certain prohibited transferees, subject to certain permitted exceptions.

•

Registration Rights: The Company agreed to file, and has filed, a shelf registration statement to permit the public resale of all the registrable securities held by the REH Parties. The Company also agreed to support underwritten offerings of shares of the Company’s common stock held by the REH Parties within the prescribed time periods outlined in the Stockholders Agreement.

•

Standstill Restrictions: The REH Parties have agreed to certain customary standstill provisions prohibiting them from, among other things, (i) making a public announcement, or otherwise soliciting, to effect or effecting any business combination, merger, tender offer, exchange offer or similar transaction (whether or not involving a Change of Control) involving the Company or any of its subsidiaries, (ii) forming, joining or participating in any group with respect to shares of the Company’s common stock, or (iii) otherwise acting with any person, to seek to control the management, the Board or the policies of the Company. The standstill provisions continue in effect until the earliest to occur of (i) the fourth anniversary of the closing date, (ii) the date on which the REH Parties beneficially own shares of the Company’s common stock constituting less than 10% of all outstanding common stock, and (iii) the date on which a Change of Control occurs.

•

Voting Restrictions: The REH Parties have agreed to vote at any annual or special meeting of the stockholders all shares of the Company’s common stock held by them (i) in accordance with the Board’s recommendations in respect of stockholder proposals and certain proposals submitted by the Company, including the ratification of the Company’s independent public accounting firm, “say-on-pay” votes, and proposals relating to an incentive compensation plan or a material amendment thereof, and (ii) with respect to each nominee for election to the Board, either (in their sole discretion) (A) in accordance with the Board’s recommendation, or (B) in the same proportion as the votes cast by stockholders of the Company who are not REH Parties. The voting agreements continue until the date on which the REH Parties are no longer entitled to nominate a director to the Board.

Effective as of the closing of the Sinclair Transactions, the Company and REH Company entered into a Transition Services Agreement pursuant to which both parties provided certain transition services to the other (the “Transition Services Agreement”). The Company was charged an hourly rate for each REH Company employee that provided services to the Company and certain out-of-pocket expenses for services REH Company provided to the Company were passed through at cost. During the year ended December 31, 2023, the Company (i) paid or accrued transition services fees and expenses in the aggregate amount of $65,336 and (ii) invoiced REH Company for transition services fees in the aggregate amount of $152,358. In addition, during the year ended December 31, 2023, the Company was fully reimbursed by REH Company for RINs purchased by the Company on REH Company’s behalf as part of RINs transition services in the aggregate amount of approximately $36 million.

86 HF Sinclair Corporation

In addition, during the year ended December 31, 2023:

•	The Company paid an aggregate of approximately $1.2 million for its share of operating expenses under the Salt Lake City office lease between the Company and REH Company;

•

The Company received an aggregate of approximately $67.2 million from REH Company for fuel sales to hospitality properties that operate fuel stations owned by REH Company pursuant to distributor sales contracts between a subsidiary of the Company and REH Company subsidiaries;

•

The Company paid an aggregate of approximately $1.5 million to REH Company subsidiaries for business-related expenses, such as hotel stays, meals, fuel charges and conference services, at hospitality properties owned by REH Company subsidiaries; and

•	The Company sold approximately $21.2 million of RINs to REH Company based on applicable market prices.

All of the foregoing transactions with REH Company were approved by the Audit Committee of the Company.

Review, Approval or Ratification of Transactions with Related Persons

The Board adopted a written related party transaction policy to document procedures for the notification, review, approval, ratification and disclosure of related party transactions (the “Related Party Transaction Policy”). Under the Related Party Transaction Policy, a “related person” includes any director, director nominee, executive officer, or holder (together with any of its controlling or controlled affiliates) of more than 5% percent of our voting stock, an immediate family member of any of the foregoing persons or an entity that is owned or controlled by any of the foregoing persons, any of the foregoing persons have a substantial ownership interest or control, or an entity in which any of the foregoing persons is an executive officer or general partner, or holds a similar position. The Related Party Transaction Policy applies to any transaction, arrangement, or relationship or series of similar transactions, arrangements or relationships (including indebtedness or guarantee of indebtedness) in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (ii) we or our subsidiaries are a participant, and (iii) a related person has a direct or indirect material interest.

Certain transactions, including compensation for services provided to a related person, such as an executive officer or director, are pre-approved under the Related Party Transaction Policy. Any transactions between us or any of our subsidiaries, on the one hand, and HEP or any of its subsidiaries, on the other hand, prior to the closing of the HEP Merger Transaction, were reviewed and approved in accordance with the process established, and under the authority delegated, by the Board for the review, evaluation and negotiation of intercompany transactions and did not constitute a related party transaction under the policy

The Related Party Transaction Policy provides that the Audit Committee will be responsible for reviewing and approving related party transactions that may arise within our Company. The Audit Committee will review the material facts of all related party transactions that require the committee’s approval and either approve or disapprove of the entry into the related party transaction. The Related Party Transaction Policy prohibits any director from participating in any discussion or approval of a related party transaction for which such director is a related person, except that such director is required to provide all material information concerning the interested transaction to the committee. Related party transactions required to be disclosed in our SEC reports are reported through our disclosure controls and procedures.

The Code of Business Conduct and Ethics governs conflicts of interests involving employees who are not covered by the Related Party Transaction Policy described above. Conflict of interest transactions may be authorized if they are found to be in the best interest of the Company based on all relevant facts. Pursuant to the Code of Business Conduct and Ethics, conflicts of interest are to be disclosed to and reviewed by a supervisor who does not have a conflict of interest, the Human Resources Department or the Legal and Compliance Department, and approval must be obtained prior to proceeding with the potentially conflicted situation.

2024 Proxy Statement 87

Ratification of Appointment of Ernst & Young LLP

(Proposal 3)

The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, to be the Company’s auditor for fiscal year 2024. The Board is asking stockholders to ratify this appointment. SEC regulations and the NYSE listing requirements require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee. However, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders. Accordingly, the Board considers a proposal for stockholders to ratify this appointment to be an opportunity for stockholders to provide input to the Audit Committee and the Board on a key corporate governance issue. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection of that firm as the Company’s independent registered public accounting firm.

Ernst & Young LLP has conducted the Company’s audits since 1977. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to appropriate questions. For additional information regarding our independent registered public accounting firm, see “Independent Public Accountants.”

Required Vote and Recommendation

The ratification of the appointment of Ernst & Young LLP requires the approval of a majority of the votes cast on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE BOARD’S SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024.

88 HF Sinclair Corporation

Independent Public Accountants

Selection

Ernst & Young LLP served as our independent registered public accounting firm for 2023 and has been appointed by the Audit Committee to continue to serve in that capacity for 2024.

Audit and Non-Audit Fees

The following table sets forth the fees paid to Ernst & Young LLP for services provided during 2023 and 2022. All of the fees paid were approved by the Audit Committee.

(in thousands)	2023	2022

Audit Fees (1)	$5,041	$5,441

Audit-Related Fees (2)	$7	$5

Tax Fees (3)	$1,273	$814

All Other Fees	—	—

Total (4)	$6,321	$6,260

(1)

Represents fees for professional services provided in connection with the audits of the Company’s annual financial statements and internal control over financial reporting, non-recurring transactions or events, statutory and regulatory filings and review of the Company’s quarterly financial statements.

(2)

Represents fees for professional services provided in connection with due diligence services, attest services and consultations concerning financial accounting and reporting standards not classified as audit fees.

(3)	Represents fees for professional services provided in connection with tax advisory, compliance and planning.

(4)	The fees listed above do not include fees in the amount of $650,000 for corresponding professional services provided by Ernst & Young LLP to, and paid by, HEP.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit services performed by the independent auditor to assure that performing such services does not impair the auditor’s independence.

The Audit Committee may also pre-approve fees related to other non-recurring services. The Chairperson of the Audit Committee may approve certain services from time to time; however, any such decisions made must be reported to the Audit Committee at the next meeting of the Audit Committee.

2024 Proxy Statement 89

Audit Committee Report

The Company’s management is responsible for preparing our financial statements and for our system of internal control over financial reporting. Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and system of internal control. The Audit Committee also is responsible for selecting, engaging and overseeing the work of the Company’s independent registered public accounting firm, which reports directly to the Audit Committee, and evaluating its qualifications and performance. Among other things, to fulfill its responsibilities, the Audit Committee:

•

reviewed and discussed with both management and Ernst & Young LLP the Company’s quarterly unaudited consolidated financial statements and annual audited financial statements for the year ended December 31, 2023, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements, including those in management’s discussion and analysis thereof;

•	discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB, the SEC and the NYSE;

•

discussed with Ernst & Young LLP matters relating to its independence and received the written disclosures and letter from Ernst & Young LLP required by applicable requirements of PCAOB regarding the independent accountant’s communications with the Audit Committee concerning the firm’s independence;

•

discussed with our internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits and met with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting; and

•	considered whether Ernst & Young LLP’s provision of non-audit services to the Company is compatible with the auditor’s independence.

Taking all of these reviews and discussions into account, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2023 be included in HF Sinclair Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Audit Committee of the Board of Directors

Manuel J. Fernandez Chairperson	Leldon E. Echols	James H. Lee

90 HF Sinclair Corporation

Approval of Amendment of the HollyFrontier Corporation Certificate of Incorporation to Remove the Pass-Through Voting Provision (Proposal 4)

Background

On March 14, 2022, the Company became the parent holding company of HollyFrontier Corporation (“HollyFrontier”) and completed the Sinclair Transactions. HollyFrontier became a wholly-owned subsidiary of the Company, and the Company replaced HollyFrontier as the public company pursuant to Section 251(g) of the Delaware General Corporation Law (the “DGCL”) and commenced trading on the NYSE under the symbol “DINO.”

In connection with the Sinclair Transactions, Section 251(g) of the DGCL required that HollyFrontier amend its Amended and Restated Certificate of Incorporation (the “HollyFrontier Certificate”) to add an article that provides that any act or transaction by or involving HollyFrontier, other than the election or removal of directors, that requires for its adoption under the DGCL and/or the HollyFrontier Certificate or Amended and Restated By-Laws of HollyFrontier (the “HFC By-Laws”) the approval of the stockholders of HollyFrontier will also require the approval of the stockholders of the Company by the same vote as is required by the DGCL and/or the HollyFrontier Certificate or HFC By-Laws (the “Pass-Through Voting Provision”).

The Pass-Through Voting Provision, which will be removed from the HollyFrontier Certificate if the proposed amendment is approved, reads as follows (“Corporation” refers to HollyFrontier and “Hippo Parent Corporation” refers to the Company):

“Any act or transaction by or involving the Corporation, other than the election or removal of directors of the Corporation, that, if taken by the Corporation immediately prior to the effectiveness of this Eighth Amended and Restated Certificate of Incorporation would have required for its adoption under the DGCL or the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in effect immediately prior to the effectiveness of this Eighth Amended and Restated Certificate of Incorporation, the approval of the stockholders of the Corporation shall require, in accordance with Section 251(g) of the DGCL, in addition to the approval of the stockholders of the Corporation, the approval of the stockholders of Hippo Parent Corporation (or any successor thereto by merger), by the same vote as would have been required by the DGCL and/or the Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation in effect immediately prior to the effectiveness of this Eighth Amended and Restated Certificate of Incorporation.”

A complete copy of the proposed amendment is attached to this proxy statement as Appendix B.

Reasons for Voting for the Proposal

The Pass-Through Voting Provision gives the Company’s stockholders direct voting rights with respect to matters affecting our wholly-owned subsidiary, HollyFrontier, that would otherwise only require the approval of the Company as HollyFrontier’s sole stockholder. Absent a provision like the Pass-Through Voting Provision, there is no general requirement under the DGCL that stockholders of a parent entity be given the right to vote on transactions involving the parent entity’s wholly-owned subsidiaries.

Under the DGCL, certain acts, such as a change in domicile or the conversion of a wholly-owned subsidiary from a corporation into a limited liability company, would ordinarily require the approval of the parent corporation as the sole stockholder of the subsidiary, but would not normally require a vote of the stockholders of the parent corporation. However, if the Pass-Through Voting Provision were to be retained in the HollyFrontier Certificate, then such acts would require the approval of the Company’s stockholders.

Among other things, the elimination of the Pass-Through Voting Provision would allow the Company, as HollyFrontier’s sole stockholder, to approve certain corporate acts relating to HollyFrontier without the additional approval of the Company’s stockholders, providing maximum flexibility and efficiency under the Company’s holding company structure. The removal of the Pass-Through Voting Provision will put the Company in the same position as

2024 Proxy Statement 91

substantially all other public holding companies that operate through multiple subsidiaries. It is uncommon for the stockholders of such public holding companies to have direct voting rights as to matters that affect only subsidiaries of the holding company. By removing this requirement, the Company will gain the flexibility and efficiency currently realized by nearly all other companies that operate under the same, or similar, structures.

If the Pass-Through Voting Provision is not removed, obtaining the approval our stockholders could significantly delay our ability to complete certain actions or increase the costs of taking any such actions, including by requiring us to schedule a vote, whether at a regular annual stockholders meeting or at a special meeting, of the Company’s stockholders.

No Real Impact on Stockholder Rights

Removing the Pass-Through Voting Provision from the HollyFrontier Certificate would not eliminate, restrict or otherwise alter the right of stockholders of the Company to vote on matters relating to the Company, such as a merger or consolidation of the Company, a sale of all or substantially all of the Company’s assets, or any other acts or transactions requiring the approval of the Company’s stockholders under applicable law. As such, following the removal of the Pass-Through Provision from the HollyFrontier Certificate, the stockholders of the Company will continue to have the voting rights typically provided to stockholders of a public holding company by Delaware law.

Required Vote and Recommendation

The amendment of the HollyFrontier Certificate requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT OF THE HOLLYFRONTIER CERTIFICATE TO REMOVE THE PASS-THROUGH VOTING PROVISION.

92 HF Sinclair Corporation

Stockholder Proposal Regarding Special Shareholder Meeting Improvement (Proposal 5)

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board accept no responsibility. The stockholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote “AGAINST” the stockholder proposal.

Mr. Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, New York 11021-2100, who has continuously held at least 500 shares of the Company’s common stock since October 1, 2019, has submitted a stockholder proposal and requested that it be included, along with Mr. Steiner’s supporting statement, in this proxy statement. The Board accepts no responsibility for the content and accuracy of the proposed resolution and supporting statement. The stockholder proposal and supporting statement are reproduced verbatim from the stockholder proponent’s letter to the Company dated October 24, 2023 and received by the Company on November 12, 2023.

Proposal and Supporting Statement by Stockholder Proponent

Proposal 5 –Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 25% of our outstanding common stock the power to call a special shareholder meeting.

One of the main purposes of this proposal is to give shareholders the right to formally participate in calling for a special shareholder meeting regardless of their length of stock ownership to the fullest extent possible.

Currently it takes a theoretical 50.1% of all shares outstanding to call for a special shareholder meeting. This theoretical 50.1% of all shares outstanding translates into 68% of the shares that vote at our annual meeting.

It would be hopeless to think that shares that do not have the time to vote would have the time to go through the special procedural steps to call for a special shareholder meeting. And 68% of shares is far higher than the percentage of shares that would be need to approve a ballot item at a special shareholder meeting.

Requiring 68% of shares that vote to call a special shareholder meeting serves as a poison pill that ensures that it will be impossible for HF Sinclair shareholders to ever seriously consider calling a special shareholder meeting. The 2022 HF Sinclair annual meeting proxy failed to cite one example of shareholders of any $1+ Billion company ever successfully calling a special shareholder meeting that had a 68% threshold.

A reasonable shareholder right to call for a special shareholder meeting to elect a new director can help make shareholder engagement meaningful. If management is insincere in its shareholder engagement, a right for shareholders to call for a special meeting in our bylaws can make management think twice about insincerity.

A more realistic shareholder right to call for a special shareholder meeting in our bylaws will help ensure that management engages with shareholders in good faith because shareholders will have a viable Plan B by calling for a special shareholder meeting.

With the widespread use of online shareholder meetings it is much easier for management to conduct a special shareholder meeting and our bylaws thus need to be updated accordingly.

Please vote yes:

Special Shareholder Meeting Improvement – Proposal 5

2024 Proxy Statement 93

The Company’s

Statement of Opposition

The Board has carefully reviewed the stockholder proposal and, for the reasons described below, recommends that you vote AGAINST it.

We have already adopted a 25% threshold for stockholders to call special meetings

Our Board is committed to having strong corporate governance practices in place that help the Company to be responsive to stockholder concerns. As such, in response to stockholder engagement and feedback, our Board approved the amendment and restatement of our By-Laws on February 3, 2024, to allow stockholders of record owning 25% of the Company’s outstanding shares to call a special meeting, subject to certain other requirements and procedures set forth in our By-Laws. The Board therefore believes that the existing special meeting right for stockholders addresses the concerns raised by the stockholder proposal, rendering the proposal redundant and unnecessary.

We believe that the existing special meeting right is aligned with strong governance practices, consistent with market standards and strikes the appropriate balance between promoting stockholder rights and protecting the interests of all stockholders

The Board believes that the existing special meeting right, which allows stockholders of record owning 25% of the Company’s outstanding shares to call a special meeting, is aligned with strong governance practices and consistent with current market standards. The Board also believes that this existing special meeting right reflects a balanced approach to enhancing stockholder rights by allowing stockholders to vote on important matters that arise while protecting the interests of all stockholders by including standard protections to mitigate the risk that one or a small group of stockholders may potentially misuse the special meeting right.

In connection with conducting each special meeting, the Company must pay to prepare, print, and distribute disclosure documents to stockholders, solicit proxies, hold the meeting, and tabulate votes, among other things, which requires substantial time, effort, and Company funds, regardless of whether the special shareholder meeting is held in person or virtually. These costs are in addition to the diversion of the Board’s and management’s time and attention from their primary mission of enhancing long-term stockholder value. As a result, we believe that special meetings of stockholders should occur only when there are urgent and important strategic matters or important fiduciary concerns to be addressed. Allowing special meetings to be called too easily may result in the right being used by special interest stockholders, stockholders with short-term outlooks, or those seeking to use the Company as a platform to advance narrow objectives that do not advance value for all stockholders. Our Board does not consider these objectives to be in the best long-term interests of stockholders as a whole.

The Board strongly believes that the existing special meeting right with a 25% threshold is a reasonable and meaningful threshold affording stockholders a significant right.

We have established multiple governance mechanisms, in addition to the right to call a special meeting, to allow for meaningful stockholder participation and accountability of the Board and management to stockholders

In addition to the existing right of stockholders to call a special meeting, which meets the threshold sought by the proponent, the Board has in place robust corporate governance policies that are designed to reflect best practices, provide stockholders with a meaningful voice to communicate their priorities to the Board and management, and to promote Board accountability and responsiveness to stockholders.

While the proponent dismisses or ignores these rights, they are meaningful opportunities for stockholders to voice their concerns. These rights include:

•	Annual election of all directors;

•	A majority voting standard for the election of directors in uncontested elections with a director resignation policy;

•	Annual votes on the advisory “say-on-pay” vote on executive compensation;

•	Proxy access; and

•	No supermajority voting provisions in our governing documents, including with respect to amending our By-Laws.

94 HF Sinclair Corporation

We also maintain strong and effective practices that reflect our ongoing commitment to corporate governance, including:

•	Independent Chairperson of the Board, separate from the CEO;

•	Independent committee chairs;

•	No restrictions on directors’ access to management or employees;

•	Annual Board and committee self-evaluations;

•	Prohibition on hedging and pledging of Company stock by Company insiders, including directors and officers;

•	Stock ownership requirements whereby directors must own equal to five times the annual Board cash retainer paid to them;

•

Clawback policy requiring Company recoupment of annual and long-term incentive compensation in the event of an accounting restatement of any of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under U.S. securities laws, as well as a policy allowing Company recoupment in the event of misconduct;

•	Active Board refreshment, with seven new independent directors joining since 2017;

•	No poison pill; and

•	A Nominating, Governance and Social Responsibility Committee that meets regularly to consider and evaluate corporate governance developments and recommend appropriate changes to the Board.

We believe that our stockholders’ rights to be apprised of, and vote on significant matters, is protected not only by their existing right to call special meetings, but also by state law and other regulations

We are incorporated in Delaware. Delaware law requires that major corporate actions, such as a merger or sale of all or substantially all of the Company’s assets, be approved by its stockholders. We are also listed on the NYSE, which requires, among other things, that listed companies obtain stockholder approval for issuances of equity representing more than 20% of an issuer’s voting power as well as equity compensation plans and significant issuances of equity to related parties.

Our Board believes that the existing special meeting right with a 25% threshold set forth in the By-Laws alleviates the concerns cited in the stockholder proposal regarding Special Shareholder Meeting Improvement. Accordingly, the Board recommends that you vote AGAINST this stockholder proposal.

Required Vote and Recommendation

The stockholder proposal regarding Special Shareholder Meeting Improvement requires the approval of a majority of the votes cast on the proposal.

FOR THE REASONS STATED ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 5.

2024 Proxy Statement 95

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the Board during the year ending December 31, 2023 were Mr. Echols, Chairperson, Ms. Catalano, Mr. Fernandez and Mr. Myers. None of the members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries during 2023. None of the members who served on the Compensation Committee at any time during the 2023 fiscal year had any relationship requiring disclosure under the section of this proxy statement entitled “Certain Relationships and Related Person Transactions—Related Person Transactions.” No executive officer of the Company served as a member of the compensation committee of another entity that had an executive officer serving as a member of our Board or our Compensation Committee, except that Mr. Jennings, our former Chief Executive Officer and a former member of our Board who retired from the Board in May 2023, served as the Chief Executive Officer and President of HLS, the general partner of the general partner of HEP, and served on the compensation committee of HLS prior to closing of the HEP Merger Transaction. No executive officer of the Company served as a member of the board of another entity that had an executive officer serving as a member of our Compensation Committee.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, Section 16 officers and holders of more than 10% of its shares of common stock to file with the SEC initial reports of ownership of shares of common stock and reports of changes in such ownership. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 2023 all Section 16(a) filing requirements applicable to its directors, Section 16 officers and greater than 10% stockholders were met, except that a Form 4 reporting a sale by Carol Orme Holding and REH Company, a greater than 10% stockholder, was filed one day late in August 2023.

96 HF Sinclair Corporation

General Information

Purpose, Place, Date and Time

This proxy statement provides information in connection with the solicitation of proxies by the Board of Directors (the “Board”) of HF Sinclair Corporation (the “Company,” “we,” “our” or “us”) for use at the Company’s 2024 Annual Meeting of Stockholders or any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held virtually on May 22, 2024, at 8:30 a.m., Central Daylight Time, solely online via a live webcast at www.virtualshareholdermeeting.com/DINO2024. This proxy statement and the enclosed proxy card are being first made available to stockholders on or about April 4, 2024. All stockholders are invited to attend the virtual Annual Meeting.

The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically in person. You will be able to attend and listen to the Annual Meeting online, submit questions and vote your shares electronically during the Annual Meeting. Please monitor the Annual Report and Proxy page under the Financial Information sub-heading, under the Investor Relations tab of our website (www.hfsinclair.com) for updated information. If you are planning to attend the Annual Meeting, please check the website thirty days prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

Additional Information About the Virtual Annual Meeting

Attendance and Participation

Our virtual Annual Meeting will be conducted on the Internet via webcast. You are entitled to attend and participate in the virtual Annual Meeting only if you were a stockholder as of the close of business on March 25, 2024 or if you hold a valid proxy for the Annual Meeting. If you are not a stockholder, you may still view the meeting online at www.virtualshareholdermeeting.com/DINO2024.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card, voting instruction form or notice of internet availability to log into www.virtualshareholdermeeting.com/DINO2024. Beneficial stockholders who do not have a control number may gain access to the Annual Meeting by logging into their brokerage firm’s website and selecting the stockholder communications mailbox to link through to the Annual Meeting; instructions should also be provided on the voting instruction card provided by the broker, bank, or other nominee. The Annual Meeting will begin promptly at 8:30 a.m., Central Daylight Time. We encourage you to access the Annual Meeting prior to the start time. Online access and check-in will begin at 8:15 a.m., Central Daylight Time.

The virtual Annual Meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should allow plenty of time to log in and to make sure that they can hear streaming audio prior to the start of the Annual Meeting.

Asking Questions

Stockholders may submit questions for the Annual Meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/DINO2024, typing your question into the “Ask a Question” field, and clicking “Submit.” You may submit a question at any point during or prior to the meeting. Each stockholder will be limited to no more than one question.

During the meeting, we will answer as many stockholder-submitted questions pertinent to the business of the Annual Meeting as time permits. Responses to questions relevant to meeting matters that we do not have time to respond to during the meeting will be answered after the Annual Meeting and posted on the Annual Report and Proxy page under the Financial Information sub-heading, under the Investor Relations tab of HF Sinclair’s website (www.hfsinclair.com). If there are any matters of individual concern to a stockholder, please email the question to investors@hfsinclair.com.

2024 Proxy Statement 97

Additional information regarding the ability of stockholders to submit questions during the Annual Meeting, related rules of conduct and other materials for the Annual Meeting will be available at www.virtualshareholdermeeting.com/DINO2024.

Stockholder List

The list of stockholders of record entitled to vote at the Annual Meeting for any purpose germane to the meeting will be available at least ten days preceding the Annual Meeting during ordinary business hours at the principal place of business of the Company at 2828 N. Harwood, Suite 1300, Dallas, Texas 75201.

Technical Difficulties

Technical support will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/DINO2024 beginning at 8:15 a.m. Central Daylight Time on May 22, 2024 through the conclusion of the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please dial the technical assistance numbers shown on the virtual meeting platform.

Internet Availability of Proxy Materials

The Company will continue to take advantage of the “Notice and Access” rules adopted by the SEC, which allow public companies to deliver a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) and provide internet access to the proxy materials and annual report to their stockholders. The use of Notice and Access generates significant cost savings for the Company.

In lieu of paper copies of the proxy statement and other materials, most of our stockholders will receive a Notice of Internet Availability containing instructions on how to access the proxy materials and annual report and vote online. Please follow the instructions on the Notice of Internet Availability for requesting paper or e-mail copies of our proxy materials and annual report. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions with links to the proxy materials, annual report and to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you instruct us otherwise. Choosing to receive your future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you.

Voting Rights and Proxy Information

Who is entitled to vote?

Stockholders of record at the close of business on the Record Date are entitled to receive notice of and the right to vote at the Annual Meeting. As of the close of business on the Record Date, there were 197,154,353 shares of common stock outstanding and entitled to be voted at the Annual Meeting. Each outstanding share of common stock is entitled to one vote.

If your shares are registered in your name with EQ Shareowner Services, the Company’s transfer agent, you are considered the “stockholder of record” of those shares. If your shares are held in an account with a broker, bank or other nominee, you are considered the “beneficial owner” or holder in “street name” of those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares.

98 HF Sinclair Corporation

What am I voting on, and how does the Board recommend that I vote?

Proposal		Board Recommendation
1	Elect 11 directors to hold office until the Company’s 2025 annual meeting of stockholders	FOR all nominees

2	Approve, on an advisory basis, the compensation of the Company’s named executive officers	FOR

3	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year	FOR

4	Approve the amendment of the HollyFrontier Certificate of Incorporation to remove the pass-through voting provision	FOR

5	Consider stockholder proposal regarding special shareholder meeting improvement	AGAINST

How do I vote if I am a stockholder of record?

If you are a stockholder of record, you may vote electronically at the virtual Annual Meeting by following the instructions to vote at www.virtualshareholdermeeting.com/DINO2024 or by proxy using any of the following methods:

•

Internet—visit the website shown on the Notice of Internet Availability (www.proxyvote.com) and follow the instructions at that website at any time prior to 10:59 p.m., Central Daylight Time, on May 21, 2024;

•

Telephone—within the U.S. or Canada, call the toll-free telephone number listed on your proxy card on a touch-tone telephone and follow the instructions at any time prior to 10:59 p.m., Central Daylight Time, on May 21, 2024; or

•

Mail—if you have requested a paper copy of the proxy materials, complete, sign and date the proxy card and return the proxy card in the prepaid envelope. Your proxy card must be received by the Secretary of the Company before the voting polls close at the Annual Meeting.

If you vote by internet or telephone, do not return your proxy card. Submitting your proxy by internet or telephone will not affect your right to vote electronically should you decide to attend and participate in the virtual Annual Meeting. The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Please do not return the Notice of Internet Availability.

The Notice of Internet Availability is not a valid proxy.

How do I vote if I hold my shares in street name?

If you hold your shares in street name, you will receive instructions from your broker, bank or other nominee describing how to vote your shares. In addition, you may be eligible to vote by internet or telephone if your broker, bank or other nominee participates in the proxy voting program provided by Broadridge. If your bank, brokerage firm or other nominee is participating in Broadridge’s program, your voting form will provide instructions. Beneficial owners voting by telephone or internet are subject to the same deadlines as described above for holders of record.

2024 Proxy Statement 99

What can I do if I change my mind after I submit my proxy?

Your proxy is revocable. If you are a stockholder of record, you can revoke your proxy prior to the completion of voting at the Annual Meeting by:

•	delivering an executed, later-dated proxy that is received by the Secretary of the Company before the voting polls close at the Annual Meeting;

•	resubmitting your proxy by internet or telephone at any time prior to 10:59 p.m., Central Daylight Time, on May 21, 2024;

•	delivering a written notice of revocation of the proxy that is received by the Secretary of the Company before the voting polls close at the Annual Meeting; or

•	voting electronically at the virtual Annual Meeting by following the instructions to vote at www.virtualshareholdermeeting.com/DINO2024.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee or by voting online during the Annual Meeting.

Voting online during the Annual Meeting will replace any previous votes.

What happens if I do not give specific voting instructions?

All properly executed proxies, unless revoked as described above, will be voted at the Annual Meeting in accordance with your instructions on your proxy. If a properly executed proxy gives no specific instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner of shares and do not provide your broker, bank or other nominee with specific voting instructions, the rules of the NYSE require that these institutions only vote on matters for which they have discretionary power to vote. If your broker, bank or other nominee does not receive instructions from you on how to vote your shares and they do not have discretion to vote on the matter, then the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares, resulting in a “broker non-vote.”

Your broker, bank or other nominee is not permitted to vote on your behalf in the election of directors (Proposal 1), the advisory vote on the compensation of the Company’s named executive officers (Proposal 2), the amendment of the HollyFrontier Corporation Certificate of Incorporation to remove the pass-through voting provision (Proposal 4) or the approval of the stockholder proposal regarding special shareholder meeting improvement, if properly presented (Proposal 5), unless you provide specific instructions to them. Accordingly, if you do not provide timely voting instructions to your broker, bank or other nominee that holds your shares, that institution will be prohibited from voting on all of the proposals in its discretion, except the ratification of the appointment of the independent public accounting firm (Proposal 3).

How many votes must be present to hold the meeting?

A quorum is necessary for conducting a valid meeting. Holders of a majority of the outstanding shares of our common stock as of the Record Date who are entitled to vote must be present, virtually or by proxy, to constitute a quorum at the Annual Meeting. Abstentions (shares of the Company’s common stock for which proxies have been received but for which the holders have abstained from voting) will be counted as present and entitled to vote for purposes of determining a quorum.

100 HF Sinclair Corporation

What are the voting requirements for each of the matters to be voted on at the Annual Meeting?

Proposal		Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
1	Election of Directors	Affirmative vote of a majority of the votes cast on the matter	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
2	Advisory Vote on Executive Compensation	Affirmative vote of a majority of the votes cast on the matter	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
3	Ratification of the Appointment of Ernst & Young LLP	Affirmative vote of a majority of the votes cast on the matter	Yes	Abstentions are not considered votes cast and will have no effect
4	Approve amendment of the HollyFrontier Corporation Certificate of Incorporation to remove pass-through voting provision	Affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon	No	Abstentions and broker non-votes will have the same effect as a vote against the proposal
5	Consider Stockholder Proposal Regarding Special Shareholder Meeting Improvement, if properly presented at the Annual Meeting	Affirmative vote of a majority of the votes cast on the matter	No	Abstentions and broker non-votes are not considered votes cast and will have no effect

For Proposal 1, any director who is not reelected must promptly tender his or her resignation to the Chairperson or the Secretary of the Company. The Nominating, Governance and Social Responsibility Committee shall consider the tendered resignation and recommend to the Board whether to accept or reject it. The Board shall act on the tendered resignation within ninety days following the certification of the stockholder vote, and will promptly disclose publicly its decision and, if applicable, the reasons for rejecting the tendered resignation.

How are proxies being solicited and who pays the solicitation expenses?

Proxies are being solicited by the Board on behalf of the Company. All expenses of the solicitation, including the cost of preparing and mailing this proxy statement, will be borne by the Company. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for the Annual Meeting. For these services, the Company will pay MacKenzie Partners, Inc. $17,500 and will reimburse MacKenzie Partners, Inc. for reasonable out-of-pocket expenses. Additionally, proxies may be solicited by our officers, directors and employees personally or by telephone, e-mail or other forms of communication. The Company may also request banks, brokerage firms, custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of the Company’s common stock. The costs of the solicitation, including reimbursements of any forwarding expenses, will be paid by the Company.

2024 Proxy Statement 101

Additional Information

To permit the Company and its stockholders to address stockholder proposals and stockholder director nominations in an informed and orderly manner, SEC rules and the By-Laws establish advance notice procedures with regard to:

•	stockholder proposals to be included in the Company’s proxy statements;

•	stockholder nominations of directors and other proposals to be presented at an annual meeting of stockholders but not included in the Company’s proxy statements;

•	stockholder nominations of directors to be included in the Company’s proxy statements (also known as proxy access); and

•	stockholder proxy solicitations for stockholder director nominees (also known as universal proxy).

For a stockholder proposal to be included in the Company’s proxy materials for the 2025 annual meeting of stockholders, the proposal must be delivered to, or mailed and received in writing by the Secretary of the Company, at the Company’s principal executive offices by December 5, 2024, and otherwise comply with all requirements of the SEC for stockholder proposals and the By-Laws.

Notice of stockholder proposals and stockholder director nominations to be considered at next year’s meeting, but not included in the proxy statement, must be in compliance with the notice procedures and informational requirements set forth in Article II, Section 2 and Article III, Section 12, respectively, of the By-Laws. These notices must be delivered to, or mailed and received at the Company’s principal executive offices by the Secretary of the Company. To be timely, notice of such proposals and nominations must be submitted not less than 90 calendar days (February 21, 2025) nor more than 120 calendar days (January 22, 2025) prior to the anniversary date of the prior year’s annual meeting of stockholders. A copy of the By-Laws may be obtained from the Secretary of the Company at 2828 N. Harwood, Suite 1300, Dallas, Texas 75201.

The By-Laws provide for proxy access whereby a stockholder (or a group of up to 20 stockholders) who has held at least 3% of our stock for three years or more may nominate up to the greater of two individuals or 20% of the Board and have the nominee(s) included in our proxy statement, provided that the stockholder and nominee(s) satisfy the requirements set forth in the By-Laws. Any stockholder who intends to use these procedures to nominate a candidate for election to the Board for inclusion in our 2025 proxy statement must satisfy the requirements set forth in the By-Laws and must provide notice to the Secretary of the Company, which notice must be delivered, or mailed and received not less than 120 calendar days in advance of the first anniversary of the date the Company’s proxy statement was released to stockholders for the preceding year’s annual meeting, and in the case of the 2025 proxy statement, no later than December 5, 2024. The notice of proxy access must include information specified in Article II, Section 2(d) and Article III, Section 12 of the By-Laws, including information concerning the nominee and information about the stockholder’s ownership of and agreements related to our stock.

Any stockholder who intends to solicit proxies in support of any director nominees must comply with the content requirements of SEC Rule 14a-19 (the SEC’s universal proxy rule) at the time it complies with the earlier deadlines in the Company’s advance notice provisions of its By-Laws. Thus, if a stockholder intends to solicit proxies in support of any director nominees submitted under the advance notice provisions of the By-Laws for the Company’s 2025 annual meeting of stockholders, then such stockholder must also provide proper written notice that sets forth all the information required by SEC Rule 14a-19 to the Secretary of the Company at the principal office of the Company not less than 90 calendar days (February 21, 2025) nor more than 120 calendar days (January 22, 2025) prior to the anniversary date of the prior year’s annual meeting of stockholders.

Annual Report

A copy of our Annual Report for the fiscal year ended December 31, 2023 was made available to you on or about April 4, 2024 with this proxy statement and is available at www.proxyvote.com. Additional copies of the Annual Report and this Notice of Annual Meeting, proxy statement and accompanying proxy card may be obtained from the Secretary of the Company at 2828 N. Harwood, Suite 1300, Dallas, Texas 75201.

COPIES OF HF SINCLAIR CORPORATION’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC MAY BE OBTAINED WITHOUT CHARGE TO EACH PERSON TO WHOM A NOTICE OF INTERNET AVAILABILITY IS DELIVERED UPON WRITTEN REQUEST ADDRESSED TO VICE PRESIDENT, INVESTOR RELATIONS, HF SINCLAIR CORPORATION, 2828 N. HARWOOD, SUITE 1300, DALLAS, TEXAS 75201.

102 HF Sinclair Corporation

Stockholders with the Same Address

Each registered stockholder received one copy of the Notice of Internet Availability per account even if at the same address, unless the Company has received contrary instructions from one or more of such stockholders. This procedure called “householding” reduces our printing and distribution costs. Upon written or oral request by writing to Vice President, Investor Relations, HF Sinclair Corporation, 2828 N. Harwood, Suite 1300, Dallas, Texas 75201, or by telephoning 214-954-6510, the Company will promptly deliver a separate copy of these documents to a stockholder at a shared address to which a single copy has been delivered. A stockholder can notify the Company at the address and phone number listed above if the stockholder wishes to receive separate copies in the future. In addition, stockholders sharing an address who are currently receiving multiple copies may also notify the Company at such address or phone number if they wish to receive only a single copy.

Other Matters

The Board does not know of any other matters to be acted upon at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons voting the proxies will vote them in accordance with their best judgment.

2024 Proxy Statement 103

Appendix A

Reconciliations to Amounts Reported under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA used in the calculation of our annual incentive awards excluding special items (“AICP Adjusted EBITDA”) to amounts reported under generally accepted accounting principles (“GAAP”) in financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as net income (loss) attributable to HF Sinclair stockholders plus or minus, as applicable: (i) income tax provision, (ii) interest expense, net of interest income and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments, (ii) goodwill impairment, (iii) long-lived asset impairment, inclusive of pro-rata share of impairment in HEP segment, (iv) acquisition integration and regulatory costs, (v) severance costs, (vi) restructuring charges, (vii) Cheyenne refinery LIFO inventory liquidation costs, (viii) decommissioning costs, (ix) HF Sinclair’s pro-rata share of HEP’s share of Osage environmental remediation costs, net of insurance recoveries, (x) biodiesel blender’s tax credit, (xi) gain on sale of real property, (xii) gain on tariff settlement, (xiii) HF Sinclair’s pro-rata share of gain on business interruption insurance settlement and (xiv) HF Sinclair’s pro-rata share of HEP’s loss on early extinguishment of debt. AICP Adjusted EBITDA is calculated as Adjusted EBITDA plus or minus (i) non-controlling interest adjustments, (ii) gain on tariff settlement, (iii) FIFO adjustments, (iv) acquisition and integration costs not included in target EBITDA, (v) restructuring costs not included in target, and (vi) other immaterial adjustments.

EBITDA, Adjusted EBITDA and AICP Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA, Adjusted EBITDA and AICP Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA, Adjusted EBITDA and AICP Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors, analysts and the Company to measure performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants. AICP Adjusted EBITDA is used by management in the calculation of our annual incentive awards.

Set forth below is our calculation of EBITDA, Adjusted EBITDA and AICP Adjusted EBITDA.

	Years Ended December 31,
	2023	2022	2021	2020
Net income (loss) attributable to HF Sinclair Stockholders	$1,589,666	$2,922,668	$558,324	$(601,448)
Add (subtract) income tax provision	$441,612	$894,872	$123,898	$(232,147)
Add interest expense	$190,796	$175,628	$125,175	$126,527
Subtract interest income	$(93,468)	$(30,179)	$(4,019)	$(7,633)
Add depreciation and amortization	$770,573	$656,787	$503,539	$520,912

EBITDA	$2,899,179	$4,619,776	$1,306,917	$(193,789)
Add (subtract) lower of cost or market inventory valuation adjustment	$270,419	$52,412	$(310,123)	$78,499
Add goodwill impairment	$—	$—	$—	$81,867
Add long-lived asset impairment, inclusive of pro-rata share of impairment in Midstream segment	$—	$—	$—	$456,058
Add acquisition integration and regulatory costs	$36,555	$51,986	$20,830	$1,994
Add severance costs	$—	$—	$988	$3,842
Add restructuring charges	$—	$—	$7,813	$3,679

2024 Proxy Statement A-1

	Years Ended December 31,
	2023	2022	2021	2020
Add Cheyenne refinery LIFO inventory liquidation costs	$—	$—	$923	$36,943
Add decommissioning costs	$—	$1,689	$25,835	$24,748
Add HF Sinclair’s pro-rata share of HEP’s Osage environmental remediation costs, net of insurance recoveries	$921	$8,297	$—	$—
Subtract biodiesel blender’s tax credit	$—	$—	$—	$(19,134)
Subtract gain on sale of real property	$—	$—	$(86,018)	$—
Subtract gain on tariff settlement	$—	$—	$(51,500)	$—
Subtract HF Sinclair’s pro-rata share of gain on business interruption insurance settlement	$—	$—	$—	$(77,143)
Add HF Sinclair’s pro-rata share of HEP’s loss on early extinguishment of debt	$—	$—	$—	$14,656

Adjusted EBITDA	$3,207,074	$4,734,160	$915,665	$412,220
Add NCI adjustments	$121,229	$118,506	$104,930	$79,252
Add gain on tariff settlement	$—	$—	$51,500	$—
Subtract FIFO Adjustments	$13,445	$(77,582)	$(22,137)	$—
Add/(subtract) acquisition/integration costs not included in target	$(15,833)	$(26,831)	$4,914	$—
Subtract restructuring costs not included in target	$—	$(1,689)	$(34,636)	$—
Add other immaterial adjustments	$2,170	$2,955	$2,956	$3,770

AICP Adjusted EBITDA	$3,328,085	$4,749,520	$1,023,192	$495,242

A-2 HF Sinclair Corporation

Appendix B

Certificate of Amendment

of the

Eighth Amended and Restated Certificate of Incorporation

of

HollyFrontier Corporation

HollyFrontier Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the laws of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

1.	The Eighth Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to amend and restate ARTICLE SIXTH in its entirety as follows:

ARTICLE SIXTH: [RESERVED]

2.	The foregoing amendment shall become effective upon filing.

3.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature page follows]

2024 Proxy Statement B-1

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by a duly authorized officer on the date set forth below.

By:
Name:
Title:
Date:

B-2 HF Sinclair Corporation

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 10:59 p.m. Central Daylight Time on May 21, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/DINO2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 10:59 p.m. Central Daylight Time on May 21, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V40614-P07790 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY HF SINCLAIR CORPORATION The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 1a. Anne-Marie N. Ainsworth 1b. Anna C. Catalano 1c. Leldon E. Echols 1d. Manuel J. Fernandez 1e. Timothy Go 1f. Rhoman J. Hardy 1g. Jeanne M. Johns 1h. R. Craig Knocke 1i. Robert J. Kostelnik 1j. Ross B. Matthews 1k. Franklin Myers For Against Abstain The Board of Directors recommends you vote FOR the proposals 2, 3 and 4. 2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers. 3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year. 4. Approval of an amendment of the HollyFrontier Corporation Certificate of Incorporation to remove the pass-through voting provision. The Board of Directors recommends you vote AGAINST the proposal 5. 5. Stockholder proposal regarding special shareholder meeting improvement, if properly presented at the Annual Meeting. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer and give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V40615-P07790 HF SINCLAIR CORPORATION Annual Meeting of Stockholders May 22, 2024 8:30 AM Central Daylight Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Timothy Go and Atanas H. Atanasov, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HF SINCLAIR CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM Central Daylight Time on May 22, 2024, in a virtual meeting format only via webcast at www.virtualshareholdermeeting.com/DINO2024 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. This proxy also authorizes Timothy Go and Atanas H. Atanasov to vote at his discretion on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting. Continued and to be signed on reverse side